Exhibit 4.25

WASHINGTON NATURAL GAS COMPANY

TO

HARRIS TRUST AND SAVINGS BANK

                                                                         TRUSTEE

Indenture of First Mortgage

Dated as of April 1, 1957

This is a Mortgage of Personal Property as well as a

Mortgage upon Real Estate

FARWEST LITHOGRAPH & PRINTING CO., SEATTLE, WASHINGTON, U.S.A

WASHINGTON NATURAL GAS COMPANY

INDENTURE OF FIRST MORTGAGE DATED AS OF APRIL 1, 1957

TABLE OF CONTENTS

Inserted for convenience only and not as

a part of the Indenture of First Mortgage.

ARTICLE ONE

DEFINITIONS OF CERTAIN TERMS.

(See also alphabetical listing of Defined Terms, page xiii)

SEC. 1.01.	“Company”	10
SEC. 1.02.	“obligor”	10
SEC. 1.03.	“Trustee”	10
SEC. 1.04.	“corporation”	10
SEC. 1.05.	“person”	10
SEC. 1.06.	“affiliate”, “control,” etc.	10
SEC. 1.07.	“Indenture”	11
SEC. 1.08.	“supplemental indenture”	11
SEC. 1.09.	“Articles”, “Sections”, etc. and “herein”, “hereof”, etc.	11
SEC. 1.10.	“Bond”, “Bonds”	11
SEC. 1.11.	“outstanding” with reference to Bonds	11
SEC. 1.12.	“Bondholders”, “holders of Bonds”, etc.	13
SEC. 1.13.	“responsible officer”	13
SEC. 1.14.	“trust estate”	13
SEC. 1.15.	“excepted property”	13

ARTICLE TWO

CERTAIN PROVISIONS FOR ACTION

ARTICLE THREE

THE BONDS.

SEC. 3.01.	General limitations as to issue of Bonds	51
SEC. 3.02.	Bonds issuable in series	52
SEC. 3.03.	Title of Bonds	52
SEC. 3.04.	Terms of Additional Bonds	52
SEC. 3.05.	Forms and denominations; accrual of interest	53
SEC. 3.06.	Execution of Bonds	54
SEC. 3.07.	Authentication and delivery of Bonds	55
SEC. 3.08.	Temporary Bonds	56
SEC. 3.09.	Registration, transfer, and negotiability of Bonds	57
SEC. 3.10.	Exchanges of Bonds	59
SEC. 3.11.	Exchanges and transfer charges	59
SEC. 3.12.	Mutilated, lost, or destroyed Bonds	60
SEC. 3.13.	Interest accruals	61

ARTICLE FOUR

BONDS OF THE 1977 SERIES AND CERTAIN PROVISIONS

RELATING THERETO.

ARTICLE FIVE

AUTHENTICATION AND DELIVERY OF BONDS.

SEC. 5.01.	Initial issue of $15,000,000 of Bonds of the 1977 Series	92
SEC. 5.02.	General provisions for authentication and delivery of additional Bonds	93
SEC. 5.03.	Authentication and delivery of Bonds on the basis of unfunded net additions	95
SEC. 5.04.	Authentication and delivery of Bonds on the basis of the deposit of cash	95
SEC. 5.05.	Authentication and delivery of Bonds on the basis of unfunded Bond credits	96
SEC. 5.06.	Issuance of Bonds by Company–status of reacquired Bonds	96

ARTICLE SIX

CONCERNING PLEDGED OBLIGATIONS.

SEC. 6.01.	General provisions as to pledged obligations	97
SEC. 6.02.	Company entitled to receive interest; principal to be held as trust moneys	97
SEC. 6.03.	Return of pledged obligations to Company	98
SEC. 6.04.	Trustee to have rights of owner as to pledged obligations	98

ARTICLE SEVEN

RELEASE OF MORTGAGED PROPERTY.

ARTICLE EIGHT

APPLICATION OF TRUST MONEYS.

SEC. 8.01.	General provisions for application of trust moneys	110
SEC. 8.02.	Withdrawal of trust moneys on basis of unfunded net additions	111
SEC. 8.03.	Withdrawal of trust moneys on basis of unfunded Bond credits	112

v

ARTICLE NINE

CERTAIN COVENANTS OF THE COMPANY

SEC. 9.01.	Payment of principal and interest	118
SEC. 9.02.	Maintenance of office, appointment of paying agencies	119
SEC. 9.03.	No extension or funding of coupons or interest	120
SEC. 9.04.	Bonds issuable only according to Indenture; performance of Indenture	120
SEC. 9.05.	Warranty of title	120
SEC. 9:06.	After acquired property–further instruments Recordation and opinion, etc.	121
SEC. 9.07.	Priority of lien of Indenture to be maintained	123
SEC. 9.08.	Maintenance of trust estate	124
	(A) Trust estate to be kept in repair–rights to be maintained, etc.
	(B) Appointment and report of independent engineer
SEC. 9.09.	Insurance and disposition of proceeds	126
SEC. 9.10.	Prior Liens–payment of debt secured thereby	127
	A. Covenant to pay other indebtedness
	B. Provisions as to prior lien indebtedness
	C. Renewal, refunding or extension of prior lien indebtedness
	D. Property subject to prior lien also subject to lien of Indenture
SEC. 9.11.	Disposition of cash, etc. held on discharge of prior lien	128
SEC. 9.12.	Limitation on disposition of trust estate	129
SEC. 9.13.	Financial statements to be furnished	129
	Further financial statements, examinations of accounts and records by Trustee
SEC. 9.14.	Assignment of gas supply contracts	130
	Amendment of gas supply contracts

ARTICLE TEN

REDEMPTION AND PURCHASE OF BONDS

ARTICLE ELEVEN

BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE.

SEC. 11.01.	Bondholders’ list to be furnished Trustee	137
SEC. 11.02.	A. Preservation of Bondholders’ list by Trustee	137
	B. Application by Bondholders for Bondholders’ list, procedure refusal, procedure
	C. Accountability of Trustee
SEC. 11.03.	Company’s obligations re reports and information requested by S.E.C.	139
	(1) file annual report and other information with Trustee and Securities and Exchange Commission
	(2) file additional material in respect to compliance with Trustee and Securities and Exchange Commission
	(3) transmit to Bondholders information required by rules and regulations of Securities and Exchange Commission

PAGE
SEC. 11.04.	A. Annual Trustee’s reports to Bondholders	140
(1) eligibility and qualification
(2) advances made by Trustee
(3) indebtedness of Company to Trustee
(4) property and funds in possession of Trustee
(5) releases or substitution of property
(6) additional issue of Bonds
(7) certain action by Trustee
B. Other reports of Trustees to Bondholders
(1) interim reports as to certain releases of property
(2) interim reports as to certain advances by Trustee
C. To whom reports are to be sent
D. Filing of reports with stock exchange and Securities and Exchange Commission
E. Applicability to separate or co-trustee

ARTICLE TWELVE

REMEDIES ON DEFAULT

SEC. 12.01.	Default, acceleration, rescission of acceleration	144
SEC. 12.02.	Powers of Trustee upon Default	147
SEC. 12.03.	Right to judicial sale; appointment of receiver	150
SEC. 12.04.	Sale as entirety or in parcels	150
SEC. 12.05.	Notice of sale	151
SEC. 12.06.	Adjournment of sale	151
SEC. 12.07.	Purchaser not liable for application of purchase money	151
SEC. 12.08.	Bondholders may purchase–application of Bonds to purchase price	152
SEC. 12.09.	Conveyance to purchaser by Trustee	152
SEC. 12.10.	Sale a bar against Company	153
SEC. 12.11.	Application of sale proceeds	153
SEC. 12.12.	Acceleration of maturity of Bonds on sale	154
SEC. 12.13.	Recovery of judgment by Trustee; application of proceeds	154

ARTICLE THIRTEEN

EVIDENCE OF RIGHTS OF BONDHOLDERS AND

OWNERSHIP OF BONDS

SEC. 13.01.	Proof of execution of requests and ownership of Bonds	165
SEC. 13.02.	Action of a Bondholder binding on successors	166

ARTICLE FOURTEEN

EFFECT OF MERGES, CONSOLIDATION, ETC.

ARTICLE FIFTEEN

CONCERNING THE TRUSTEE

SEC. 15.01.	Qualifications of Trustee	172
SEC. 15.02.	Acceptance of trust and duties of Trustee	173
SEC. 15.03.	Extent of liability of Trustee	173
SEC. 15.04.	Trustee makes no representations	174
SEC. 15.05.	Trustee not liable in case of entry upon trust estate	174
SEC. 15.06.	Trustee may rely on certificates, opinions etc.,	175
SEC. 15.07.	Trustee not responsible for approval of experts, etc.	175
SEC. 15.08.	Trustee may own and deal in Bonds and transact with Company	176
SEC. 15.09.	Trustee to give notice of default to Bondholders	176
SEC. 15.10.	Compensation of Trustee and security therefor	177
SEC. 15.11.	Officers’ certificate as evidence prior to default	178
SEC. 15.12.	Trustee may give notices of action to be taken	179

x

		PAGE
SEC. 15.13.	Provisions under Trust Indenture Act	179
	A. Trustee acquiring conflicting interest must eliminate such interest or resign
	B. Trustee must give notice of failure to remove conflicting interest or resign
	C. Bondholders may petition for removal of Trustee for failure to remove conflicting interest
	D. What constitutes conflicting interest
	E. Calculation of percentages of securities specified in Section 15.13D
	F. Application of this Section to separate trustee or co-trustee
SEC. 15.14.	Provisions under Trust Indenture Act	186
	A. Apportionment of preferential collections by Trustee in certain cases of default, transactions excepted from apportionment, application of apportionment to Trustee who has resigned
	B. Certain creditor relationships from such apportionment
SEC. 15.15.	Resignation of Trustee	191
SEC. 15.16.	Removal of Trustee	192
SEC. 15.17.	Appointment of successor trustee	192
SEC. 15.18.	Appointment of separate or co-trustee	194
SEC. 15.19.	Acceptance by successor trustee and conveyance to it	196
SEC. 15.20.	Effect of merger, consolidation, etc., of Trustee	197

ARTICLE SIXTEEN

DEFEASANCE AND PAYMENT

SEC. 16.01.	Discharge of Indenture	198
SEC. 16.02.	Payment to bearer or registered owner	200
SEC. 16.03.	Termination of lien and interest by deposit of funds	200
SEC. 16.04.	Repayment to Company of unclaimed moneys	201
SEC. 16.05.	Transfer of funds by paying agent	201

ARTICLE SEVENTEEN

LIMITATIONS OF LIABILITY

PAGE
SEC. 17.01.	Non-liability of stockholders, officers and directors	201

ARTICLE EIGHTEEN

SUPPLEMENTAL INDENTURES AND MODIFICATIONS OF INDENTURE

SEC. 18.01.	Supplemental indentures with Bondholders’ consent	202
SEC. 18.02.	Modification of Indenture with consent of Bondholders	205
SEC. 18.03.	Effect of supplemental indentures	206
SEC. 18.04.	Opinion of counsel re compliance with this Article	207
SEC. 18.05.	Notation on Bonds subsequent to supplemental indentures	207
SEC. 18.06.	Supplemental indentures to comply with Trust Indenture Act	207

ARTICLE NINETEEN

SUNDRY PROVISIONS

SEC. 19.01.	Successors and assigns of Company and Trustee	207
SEC. 19.02.	Parties in interest	208
SEC. 19.03.	Security for costs – attorney’s fees	208
SEC. 19.04.	Provisions required by Trust Indenture Act to control	208
SEC. 19.05.	Reference to Trust Indenture Act – applicable date	209
SEC. 19.06.	Severability clause	209
SEC. 19.07.	Titles, etc., not part of Indenture	209
SEC. 19.08.	Actual dates of execution of Indenture	209
SEC. 19.09.	Execution in counterparts	209

ARTICLE TWENTY

SCHEDULE OF MORTGAGED PROPERTIES

In King County, Washington	210
In Pierce County, Washington	214
In Snohomish County, Washington	216
In Thurston County, Washington	218
In Lewis County, Washington	218

INDEX OF DEFINED TERMS

(Inserted for convenience only and not as a part of the Indenture)

Section
accountant	1.24
affiliate	1.06
affiliated	1.06
affiliation	1.06
amount	1.31
annual interest charges on bonded indebtedness	1.41
application	1.26
appraiser	1.23
Articles	1.09
available gas supply	4.03
Board	1.19
Board of Directors	1.19
Bondholders	1.12
Bond or Bonds	1.10
Bond credit application	1.35
Bond credits	1.36
certificate of available Bond credits	1.35
certificate of available net additions	1.35
certified resolution	1.19
Company	1.01
control	1.06
controlled by	1.06
controlling	1.06
corporation	1.04
cost	1.20
date of exhaustion of available gas supply	4.03
deposited obligations	2.11
earnings certificate	1.41
engineer	1.22
excepted property	1.15
fair value	1.30
funded	1.33
funded debt	4.05
gas supplier	4.03
gas utility property	1.27
hereby	1.09
herein	1.09
hereof	1.09
hereunder	1.09
holders	1.12
holders of Bonds	1.12
Indenture	1.07
indenture supplemental hereto	1.08
independent	1.25
minimum provision for depreciation	1.32
mortgaged property	1.14
net additions	1.36
net property additions application	1.35
obligations	6.01
obligor	1.02
officers’ certificate	1.20
opinion of counsel	1.21
outstanding with respect to Bonds	1.11
outstanding with respect to prior lien indebtedness	1.38
permitted encumbrances	1.39
person	1.05
prior lien	1.37
prior lien indebtedness	1.37
prior lien debt	1.37
property additions	1.28
purchase money obligations	1.16
reinstatement of Bonds	2.03
resolution of the Board	1.19
responsible officer	1.13
Sections	1.09
sound accounting practice	1.17
supplemental indenture	1.08
title	1.40
total capitalization	4.05
trust estate	1.14
trust moneys	1.16
Trustee	1.03
unfunded	1.34
under common control with	1.06
written consent of the Company	1.18
written notice of the Company	1.18
written order of the Company	1.18
written request of the Company	1.18

INDENTURE OF FIRST MORTGAGE (hereinafter called the “Indenture”) dated as of April 1, 1957 and made by WASHINGTON NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in the City of Seattle in the State of Washington (hereinafter called the “Company”), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and having its principal place of business in the City of Chicago, Illinois (herein after called the “Trustee”) party of the second part.

WHEREAS, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to mortgage and pledge its property hereinafter described to secure the payment thereof; and to that end, in the exercise of said authority, the Company has duly authorized and directed the creation of an issue of its bonds, to an amount limited only by law and the terms of this Indenture, to be known generally as its First Mortgage Bonds and to be issued in one or more series, and, in order to secure the payment of the principal of and interest on said bonds (hereinafter called the “Bonds”) , to provide for the authentication and delivery thereof by the Trustee and to establish and declare the terms and conditions upon which the Bonds are to be issued and secured, the Company has heretofore duly authorized and directed the execution and delivery of this Indenture; and

WHEREAS, the Company proposes to procure the authentication and delivery hereunder of Bonds of a series to be known as First Mortgage Bonds, 5 1/2% Series due 1977 (hereinafter referred to as the “Bonds of the 1977 Series”) , the coupon Bonds of such series, the interest coupons to be attached to such coupon Bonds, the registered Bonds of the 1977 Series, and the Trustee’s authentication certificate to be executed on the Bonds of all series to be in substantially the forms set forth in Section 4.01, respectively; and

WHEREAS, all acts and proceedings required by law and by the Charter and by-laws of the Company necessary to secure the payment of the principal of and interest and premium, if any, on the Bonds of the 1977 Series, to make the Bonds of the 1977 Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid and binding mortgage for the security of all the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under this Indenture according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Harris Trust and Savings Bank, Trustee, its successors in the trust hereof and its and their successors and assigns, the following property, rights, privileges and franchises (which collectively are hereinafter called the “trust estate”), to wit:

CLAUSE I.

All real estate and properties, and rights in and to real estate and properties, more particularly described in the Schedule of Mortgaged Properties set forth in Article Twenty.

All of the lands, gas plants and systems, gas works, buildings, structures, garages, sheds, repair shops, storage houses, erections and constructions now or hereafter placed on or under any of the real estate described in said Article Twenty, or on or under any part thereof, or on or under any other real estate hereafter acquired by the Company, with their fixtures and appurtenances, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty.

CLAUSE II.

Also all other real estate, and all interests therein now owned or hereafter acquired by the Company.

CLAUSE III.

All of the machinery, engines, boilers, furnaces, water wells, motors, compressors, conduits, mains, gates, tubes, drains, switchboards, services, pumps, pumping, compressor, regulator and measuring stations, gas holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, subways, bridges, service pipes, pipe lines, fittings, reducers, regulators, drips, valves, connections, implements, meters, tools, gas, mechanical and all other appliances, instruments, apparatus, appurtenances and facilities now owned by the Company or hereafter acquired by it, and constituting or to constitute parts of its gas manufacturing plant, gas storage plant or gas distributing system or the equipment thereof or used or provided for use in or appurtenant to the manufacture, transportation, storage, distribution and sale of manufactured gas, natural gas, any liquefied petroleum gases or a mixture of any thereof, and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company), the gas manufacturing plants, gas storage plants and gas distributing systems owned by the Company, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty.

CLAUSE IV.

All easements, leases, rights, powers, privileges, permits, indeterminate permits, water and riparian rights, and all interests therein, dams and dam sites, franchises, licenses, rights of way, immunities and concessions of the Company, whether granted or acquired by virtue of its Certificate of Incorporation, or by virtue of the acts, resolutions, concessions, ordinances, contracts, or other grants of any municipality, county, state or country or other political entity or subdivision thereof or of any private person or body corporate or otherwise, howsoever conferred, now owned or hereafter to be acquired by the Company, to lay, erect, construct, maintain and repair any plants or other property including conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters, and other equipment to manufacture, vend or distribute gas, within the limits of any city or town or elsewhere, and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company) any indeterminate permits, franchises, permits, grants, rights of way and easements owned by the Company for the transmission and distribution of manufactured gas, natural gas, any liquefied petroleum gases or a mixture of any thereof, and the laying, erection, construction, maintenance and repair of conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters, and other equipment for that purpose, and wheresoever situated (but not herein specifically excepted), including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty.

CLAUSE V.

Also all property, real, personal and mixed (except as herein expressly excepted), of every nature and description and wheresoever situate, whether or not herein specifically described, and all interests therein, now owned or hereafter acquired by or belonging to the Company or to which it now is, or may at any time hereafter be, in any manner entitled at law or in equity.

CLAUSE VI.

Also all renewals, replacements, accessions, additions, improvements, betterments, developments, extensions and enlargements hereafter made, constructed or acquired by the Company to, of or upon any or all such properties, equipment, systems and/or plants and all property used thereby or useful therefor or incidental thereto or connected therewith now or at any time hereafter subject to the lien of this Indenture, or required so to be by any provision herein contained, and also all franchises, permits and similar rights acquired in connection therewith.

CLAUSE VII.

Also any and all property of every kind or description (including any property which may be expressly excepted by Clause IX or elsewhere in these Granting Clauses) which may at any time or from time to time after the date of this Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company, or by any person, firm, association or corporation with the consent of the Company, or otherwise as expressly permitted by the terms of this Indenture, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment or transfer as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such delivery, conveyance, mortgage, pledge, assignment or transfer shall be made, not inconsistent with the terms of this Indenture.

CLAUSE VIII.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, and, except as provided in Section 7.01 hereof, the tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, rights, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid properties and every part and parcel thereof.

SUBJECT, HOWEVER, to the following (none of which, in the opinion of the Company, materially interferes with the conduct of its business): the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, franchises and contracts or other instruments through which the Company acquired or claims title to or enjoys the use of the mortgaged property; such servitudes, easements, rights and privileges in, over, on, under or through said properties as have been granted by the Company to other persons; statutory and municipal requirements relating to land and buildings; the rights of the public and others in streets, roads and highways, open or unopen, or laid out but unopened, crossing or bounding any of the said parcels, including the right of any state or political subdivision thereof or of any municipality to change the grade of any street or public way or any approach thereto; the rights of the State of Washington and of the United States of America, in and to any streams, rivers or bodies of water abutting any of the said parcels; the rights of electric, gas, water, telephone and telegraph companies (other than the Company) or any Public Utility District or municipality to maintain and operate pole lines, conduits, and gas and water mains over or through any of the said parcels or on or in the streets, roads or highways abutting thereon as the same may now or hereafter be located; any easements visible on the ground but not evidenced by recorded agreements or grants; and permitted encumbrances as defined in Section 1.39; and, with respect to any property which the Company may hereafter construct or acquire, to any liens then in effect thereon or placed thereon for unpaid portions of the purchase money at the time of such acquisition, to the extent permitted by Section 9.10.

CLAUSE IX.

EXCEPTED PROPERTY

There is, however, expressly excepted and excluded from the lien and operation of this Indenture the following described property of the Company, herein sometimes referred to as “excepted property”; provided, however, that if upon the happening of any default as hereinafter defined, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this Clause IX, other than paragraph G, then on hand and use and administer the same to the same extent as if such property were part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company:

A. All cash on hand and in banks, contracts (except contracts for the purchase of natural gas), shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, and other chosen in action, conditional sales contracts or agreements and appliance rental or lease agreements, other than any of the foregoing which are by the express provisions of this Indenture subjected or required to be subjected to the lien hereof;

B. All gas or liquid hydrocarbons in pipe lines and in storage;

C. All equipment, pipe, materials and supplies not installed as part of the fixed property of the Company, including materials held for consumption in its business and supplies acquired by the Company for use in the ordinary course and conduct of its business; all goods, wares, merchandise, appliances, gas and other products manufactured, generated, produced, purchased or acquired for the purpose of sale, lease or distribution in the ordinary course of business; and gas, oil, coal and other minerals and other products, fuel and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of the Company;

D. Timber, oil, gas and other minerals, if any, lying or being on, within or under any land subject to the lien of this Indenture;

E. Office furniture, equipment and supplies;

F. Aircraft, automobiles, trucks and similar vehicles, together with all equipment necessary to the operation and maintenance thereof;

G. The last day of the term of each leasehold estate (and/or any agreement oral or written therefor) now or hereafter enjoyed by the Company, and whether falling within a general or particular description of property herein, and all leasehold interests, permits, licenses, franchises and rights which are intended to be hereby granted, conveyed, mortgaged, pledged, transferred and assigned, but which cannot be so granted, conveyed, mortgaged, pledged, transferred or assigned, without the consent of other parties whose consent is not, after reasonable effort, secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture;

H. All other property (not specifically subjected or required to be subjected to the lien hereof) which for some reason does not fall within the character of gas utility property as defined in Section 1.27; and

I. All property excepted from the lien hereof pursuant to the provisions of Article Fourteen.

TO HAVE AND TO HOLD all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or intended so to be, unto the Trustee and its successors in trust and to its and their assigns, forever.

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered hereunder and duly issued by the Company, without any discrimination, preference, or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28, so that, subject to said Section 12.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under this Indenture and shall be equally and proportionately secured hereby (except as any sinking, depreciation or other analogous fund established in accordance with the provisions of this Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery hereof.

THE COMPANY HEREBY DECLARES that it holds and will hold and apply all property and rights, described in the foregoing paragraph G as specifically reserved and excepted, upon the trusts herein set forth and as the Trustee (or any purchaser upon any sale of the mortgaged property hereunder) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee.

It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts herein set forth, and the Company for itself and its successors or assigns does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said Bonds, or coupons, or any of them, as follows:

ARTICLE ONE.

Definitions of Certain Terms

Unless the context otherwise requires, the terms defined in this Article One shall for all purposes of this Indenture and of any indenture supplemental hereto and in all certificates or opinions have the meanings herein specified, such definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are defined therein by reference to the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force on the date of the execution of this Indenture.

SECTION 1.01. The term “Company” shall mean the party of the first part hereto, Washington Natural Gas Company and, subject to the provisions of Article Fourteen, shall also include its successors and assigns.

SECTION 1.02. The term “obligor”, when used with respect to Bonds issued or issuable under this Indenture, shall mean every person who is liable thereon.

SECTION 1.03. The term “Trustee” shall mean the party of the second part hereto, Harris Trust and Savings Bank, Chicago, Illinois, and also any successor trustee or, subject to Section 15.18, any co-trustee which shall become such in the manner prescribed in Article Fifteen.

SECTION 1.04. The term “corporation” shall also include any voluntary association, joint stock company, business trust or other similar organization.

SECTION 1.05. The term “person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

SECTION 1.06. The term “affiliate” as used with respect to any person shall mean any other person who or which, directly or indirectly, controls or is controlled by or is under common control with such person. The term “control” as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract, or otherwise. The terms “affiliated”, “affiliation”, “controlling”, “controlled by” and “under common control with” shall have meanings correlative with the foregoing.

SECTION 1.07. The term “Indenture” shall mean this Indenture, as originally executed and as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

SECTION 1.08. The term “supplemental indenture” or “indenture supplemental hereto” shall mean any indenture hereafter duly entered into between the Company and the Trustee pursuant to the provisions hereof.

SECTION 1.09. All references herein to “Articles”, “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; and the words “herein”, “hereof”, “hereby”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

SECTION 1.10. The term “Bond” or “Bonds” shall mean any Bond or Bonds, as the case may be, authenticated and delivered under this Indenture.

SECTION 1.11. The term “outstanding” when used with reference to Bonds shall, except as hereinafter in this Section provided, mean, as of any particular time, all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except

(a) Bonds theretofore or concurrently therewith cancelled by the Trustee or surrendered to the Trustee for cancellation;

(b) Bonds held uncancelled by the Trustee under any of the provisions of this Indenture, including any so held in any sinking, renewal, depreciation or analogous fund provided for herein, provided,

however, that any such Bonds shall be considered as outstanding for the purpose of determining the annual interest charges on bonded indebtedness to be shown in any earnings certificate as defined in Section 1.41;

(c) Bonds for the payment or redemption of which money in the necessary amount shall have theretofore been or shall concurrently therewith be deposited in trust with the Trustee or a paying agent in compliance with the provisions of Section 16.03 with irrevocable direction to apply the same (subject to the provisions of Section 16.04); provided that if such Bonds are to be redeemed, notice shall have been duly given or waived or irrevocable provision therefor satisfactory to the Trustee shall have been made; and

(d) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the terms of Section 3.12.

In determining the percentage of the principal amount of Bonds outstanding or of Bonds of a particular series outstanding entitling the holders thereof to take any action under this Indenture, or in determining whether the holders of the required percentage of the principal amount of Bonds outstanding or of Bonds of a particular series outstanding have concurred in any direction to the Trustee or in any consent or other action hereunder or in connection with any distribution of the proceeds on any enforcement of this Indenture, Bonds owned legally or equitably by the Company or by any other obligor on the Bonds or by any affiliate of the Company or of any such other obligor shall be disregarded, except that, subject to the provisions of Sections 15.02 and 15.03, for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, or making any such distribution, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purpose of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not an affiliate of the Company or of any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 1.12. The term “Bondholders” or “holders of Bonds” or “holders”, whenever used herein with respect to a fully registered Bond or to a Bond which shall be registered as to principal, shall mean the person in whose name such Bond shall be registered, and whenever employed herein with respect to a coupon or other bearer Bond which shall not be registered as to principal, or a coupon, shall mean the bearer of such Bond or coupon.

SECTION 1.13. The term “responsible officer” of any Trustee shall mean and include the chairman of the Board of Directors, the president, every vice president, every trust officer, every assistant trust officer, the cashier, every assistant cashier, the treasurer, every assistant treasurer, the secretary, every assistant secretary and every officer and assistant officer of such Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

SECTION 1.14. The terms “trust estate” or “mortgaged property” shall mean as of any particular time all of the property, rights, privileges or franchises (except property held by the Trustee for the payment or redemption of particular Bonds or coupons) which at such time is subject or intended to be subject to the lien of this Indenture whether such lien be created by the Granting Clauses hereof or by subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise.

SECTION 1.15. The term “excepted property” shall mean the property described in Clause IX of the Granting Clauses hereof.

SECTION 1.16. The term “trust moneys” shall have the meaning specified in Section 8.01. The term “purchase money obligations” shall have the meaning specified in Section 7.06B.

SECTION 1.17. The term “sound accounting practice” shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of the Company, except as otherwise required by any applicable rules, regulations or orders of the Washington Public Service Commission or other public regulatory authority having jurisdiction over the accounts of the Company, provided that the Company, may, at the time, contest or controvert in good faith the validity or applicability to the Company of any such rule, regulation or order.

SECTION 1.18. The terms “written order of the Company”, “written request of the Company”, “written notice of the Company” and “written consent of the Company” shall mean, respectively, a written order, request, notice or consent signed in the name and on behalf of the Company by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

SECTION 1.19. The term “Board of Directors” shall mean the Board of Directors of the Company and the term “Board” shall mean the Board of Directors or the Executive Committee of the Board of Directors. The term “certified resolution” or “resolution of the Board” shall mean a copy of a resolution or vote of the Board of Directors or of the Executive Committee certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by said Board or Executive Committee and to be in full force and effect and in conformity with the By-laws of the Company on the date of such certification.

SECTION 1.20. The term “officers’ certificate” shall mean a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each officer’s certificate shall, if required by Section 2.04, contain the statements provided for in said Section.

SECTION 1.21. The term “opinion of counsel” shall mean a written opinion of counsel, who or which may be counsel for the Company, acceptable to the Trustee. Each opinion of counsel shall, if required by Section 2.04, contain the statements provided for in said Section.

SECTION 1.22. The term “engineer” shall mean any person engaged in the engineering profession or otherwise qualified to pass upon engineering questions, who or which, unless required by any provision hereof to be independent, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.23. The term “appraiser” shall mean any person engaged in the business of appraising property or securities or otherwise competent to determine the value of the particular property or securities in question, who or which, unless required by any provision hereof to be independent, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.24. The term “accountant” shall mean any person engaged in the accounting profession or otherwise qualified to pass upon accounting questions, who or which need not be a certified or licensed or public accountant and, unless required by any provision hereof to be an independent public accountant, may be an officer of or employed by or in any way affiliated with the Company.

SECTION 1.25. The term “independent”, when applied to any engineer, appraiser, accountant or other expert, shall mean such a person who (1) is in fact independent, provided that in the case of a public accountant he or it may be regularly engaged by the Company to audit or examine its books and provided that in the case of an engineer he or it may be regularly engaged by the Company to perform services and provided further that no such accountant or engineer shall devote all or substantially all of his time to the affairs of the Company, (2) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the Bonds or in any affiliate of the Company or of any such other obligor, and (3) is not connected with the Company or any such other obligor or any affiliate of the Company or of any such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Whenever the Company is required to furnish to the Trustee pursuant hereto an opinion or certificate of an independent engineer, appraiser, accountant or other expert, the independent engineer,

appraiser, accountant or other expert signing such certificate or opinion shall be appointed by resolution of the Board and approved by the Trustee in the exercise of reasonable care.

The acceptance by the Trustee of a certificate or opinion of an independent engineer, appraiser, accountant or other expert shall be sufficient evidence that the signer or signers have been approved by the Trustee. Each certificate or opinion of an independent engineer, appraiser, accountant or other expert shall state that the signer has read the definition herein contained of the term “independent” and that the signer is independent within the meaning of such definition, and, if required by Section 2.04, shall contain the statements provided for in said Section.

SECTION 1.26. An “application” by the Company for action by the Trustee hereunder shall consist of, and shall not be deemed complete until the Trustee shall have been furnished with, such resolutions, certificates, opinions, cash, Bonds and other instruments as are required to establish the right of the Company to such action and the date of such application shall be deemed to be the date upon which all such instruments and/or cash shall have been furnished.

SECTION 1.27. The term “gas utility property” shall mean and comprise property now owned or hereafter acquired by the Company, located in the State of Washington or in any State contiguous thereto which (except as provided below) is used by or useful to the Company in the business of furnishing, purchasing, storing, manufacturing, utilizing, transmitting, supplying, liquefying, distributing and/or disposing of gas whether manufactured, natural or liquefied petroleum gases or a mixture of any thereof, for heat, light, power, or refrigeration or any other use, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for furnishing, purchasing, storing, manufacturing, utilizing, transmitting, supplying, liquefying, distributing, and/or disposing of gas, together with betterments, improvements, additions, replacements, or alterations of, upon and to such property of the Company and equipment and appliances installed as a part of the operating property of the Company; provided that the Company under its Charter and all applicable laws shall be lawfully authorized to own and use such property in the business in connection with which the same is used or to be used by it.

Gas utility property shall not be deemed to include (i) any property excepted from the lien hereof or (ii) gas production property as defined in paragraph (b) of this Section 1.27.

(b) The term “gas production property” shall mean all gas rights in and under oil and/or gas leases and rights and interests or royalties therein, all gas acreage and all equipment, appliances and other property used for the drilling for and production of natural gas, including rigs, drilling and cleaning equipment and all pipe, casing, tubing and other materials in the gas wells inclusive of the outlet valve connecting with the transmission system.

SECTION 1.28. The term “property additions” shall mean and comprise only gas utility property which shall have been purchased, constructed or otherwise acquired (including acquisition by merger or consolidation) by the Company subsequent to February 28, 1957, the cost of which is, under sound accounting practice, properly chargeable to plant accounts, and shall include property in the process of construction on said date in so far as the same is actually constructed subsequent to such date. All property of the character herein described as property additions owned by any successor corporation immediately prior to the time it shall become such successor corporation as provided in Article Fourteen which shall have been subjected to the lien of this Indenture as provided in Section 14.04 shall be deemed to be property additions acquired by such successor corporation at the date upon which it became such and for the purpose of Section 1.41 and of Section 2.01 shall be treated as property used or operated by others in a business similar to that in which it is used or operated by the Company.

Property additions need not consist of a specific or complete accession, addition or improvement or complete new property but may include construction work in progress if carried in plant accounts in accordance with sound accounting practice, whether capable of complete description and identification or not.

Property additions may include:

(1) the interest of the Company in property owned jointly or in common with other parties (and the Company’s undivided interest in the title thereto shall be deemed title for the purposes of this Indenture); and

(2) paving, grading and other improvements to public highways, streets and alleys and other public lands required for or in connection with the installation or replacement of overhead, surface or underground facilities of the Company and paid for by the Company (notwithstanding the fact that title to such paving, grading and other improvements may not be in the Company); and

(3) all gas utility property acquired or constructed by the Company, properly chargeable to its plant accounts after February 28, 1957, necessary or appropriate for storing gas underground, including development costs and any investment therein (other than acquisition costs of leaseholds and land rights) whether or not the Company shall have only a leasehold interest therein.

Property additions shall not be deemed to include (a) any plant, system or other property in which the Company shall acquire only a leasehold interest or any betterments, extensions, improvements or additions of, upon or to any plant, system or other property in which the Company shall own only a leasehold interest (it may include, however, movable physical property located thereon and any plant or other property constructed on perpetual easements or on any State or Federal lands or lands of any governmental or municipal body, agency or subdivision under authority of any franchise, permit or license granted by any governmental or municipal authority, and it may also include any property necessary or appropriate for storing gas under ground as provided in Subparagraph (3) next above); (b) any going concern value or good will, or governmental or municipal franchises, permits or similar rights, as such, separate and distinct from the property operated thereunder, but there shall not be excluded from property additions any equipment or other property of the Company by reason of the fact that it may be located in, upon or under any public highway or customer’s premises or other places not owned by the Company; (c) any property subject to a lien or encumbrance other than permitted encumbrances; (d) any property to which the Company shall not have title except as provided in Subparagraph (1), above; or (e) any property acquired to replace similar property the retirement of which has not been credited to plant account or any property the cost of which has been charged or is properly chargeable to repairs, maintenance or other operating expense accounts.

Any property additions to be acquired and becoming such concurrently with the granting of any application may, at the Company’s option, be treated hereunder as already acquired for the purpose of computing property additions and unfunded net additions hereunder.

Gas utility property constructed as acquired by the Company after February 28, 1957, subject to any prior lien shall not be deemed to be property additions unless and until such prior lien is paid, satisfied or otherwise discharged or all prior lien debt secured thereby has ceased to be outstanding as defined in Section 1.38 and no prior lien debt may then or thereafter be created, authenticated or issued under such prior lien.

SECTION 1.29. The term “cost” as applied to (a) gas utility property owned on February 28, 1957, shall mean the gross book value thereof as shown, by the books of the Company on that date and (b) property additions constructed or acquired by the Company after February 28, 1957 shall, subject to the specific provisions hereinafter in this Section set forth, mean the sum of (1) the amount of cash expenditures made or agreed to be made by the Company therefor, (2) the aggregate principal amount of any debt issued or assumed by the Company in respect of the acquisition thereof or subject to which the same is acquired, (3) the fair value (as of the date of delivery) of any securities, other than debt securities of the Company, delivered by the

Company as consideration therefor, (4) the fair value (as of the date of transfer) of any property or such part thereof as may be transferred by the Company in payment therefor, (5) with respect to property constructed by or for the Company, such allowances or charges for interest during construction, taxes, engineering, legal expenses, superintendence, insurance, casualties and other items during construction as, in the opinion of the signers of any certificate hereunder wherein the cost of such property is required to be stated, shall be proper under sound accounting practice in respect of the particular property specified in such certificate and (6) general overhead expense to the extent that it is properly chargeable under sound accounting practice to the cost of such property.

The cost of any paving, grading and other improvements to public highways, streets and alleys and other public lands required for or in connection with the installation or replacement of overhead, surface or underground facilities of the Company and paid for by the Company (notwithstanding the fact that title to such paving, grading and other improvements may not be in the Company) shall be included as a part of cash expenditures made or agreed to be made by the Company for property additions constructed or acquired after February 28, 1957.

The cost of any new plant or system shall include the cost of any franchises, rights and intangible property simultaneously acquired with the same, for which no separate or distinct consideration shall have been paid or apportioned or shall be readily ascertainable.

In determining cost in cases in which property consists partly of gas utility property and partly of other property, or, in cases in which cost is not allocated between various items of property, and the determination of the cost of any or all of such items is required under any provision of this Indenture, cost may be allocated to the various parts and items of property in accordance with sound accounting practice. For the purpose of making any such allocation the persons signing any officers’ certificate in connection therewith may rely on and accept, if they deem it proper so to do, any action duly taken by the Company with respect to such allocation and any valuation and other reports available to them with respect to the property affected including the certificate or opinion of an engineer, appraiser, accountant or other expert filed with the Trustee with respect to the fair value of the property so acquired.

Notwithstanding any other provision of this Indenture, in any case where property (i) shall have been acquired by the Company upon the merger of another corporation into it, (ii) shall have been acquired (otherwise than by construction) without any consideration consisting of cash, property or securities or the incurring or assumption of indebtedness, or (iii) shall have been owned by a successor corporation immediately prior to its becoming such successor corporation as provided in Article Fourteen, no determination of cost shall be required, and for all purposes of this Indenture the cost of such property shall be deemed to be the fair value thereof.

SECTION 1.30. (1) The term “fair value” when applied to property additions when certified to the Trustee, except as otherwise provided in Section 2.03 (c) and Section 8.04, shall mean the fair value to the Company of such property additions when the same shall have first become properly chargeable to its plant accounts after February 28, 1957, determined as if such property additions were free of liens securing debt, if any.

(2) The term “amount” as applied to any property additions shall mean the cost there or the fair value thereof, whichever is less. The term “amount” when applied to Bond credits in a certificate of available Bond credits shall mean the principal amount of the Bonds or part thereof described or referred to therein.

SECTION 1.31. The term “retirements”, subject to the other provisions of this Section 1.31, shall include any gas utility property which, subsequent to February 28, 1957, shall have been sold, exchanged or otherwise disposed of, or taken by eminent domain, abandoned, lost, destroyed or retired from service, or shall have permanently ceased to be used or useful in the business of the Company, or shall, for any reason, have been removed from the plant account of the Company.

The amount of retirements in respect of gas utility property retired, otherwise than by release, taking or other disposal in accordance with the provisions of Sections 7.03, 7.04 or 7.05, shall be the excess of

(a) in the case of gas utility property owned by the Company at the close of business on February 28, 1957, 80% of the book value thereof,

(b) in the case of property additions which have been included in a certificate of available net additions, the amount at which the same were so included, and/or

(c) in the case of property additions which have not been included in a certificate of available net additions, the cost thereof,

over the amount of any insurance moneys deposited with the Trustee in respect of such properties or applied by the Company in accordance with Section 9.09 hereof to the repair, restoration or replacement of, or other addition to, the trust estate.

The amount of retirements in respect of gas utility property released, taken or disposed of in accordance with the provisions of Sections 7.03, 7.04 or 7.05 shall be the excess of the total of the amounts specified in (a), (b) and/or (c) above for all such property, the retirements in respect of which are being determined, over the total of any cash deposited with the Trustee in connection with the release of any of such property pursuant to the provisions of any of said Sections or the deposit of which is not required because of compliance with subsections A, B, E and F of Section 7.06.

Gas utility property subject to any prior lien or liens shall not be included in retirements unless and until such prior lien or liens are paid or otherwise satisfied and discharged, or all prior lien debt secured thereby shall cease to be outstanding as defined in Section 1.38 and no prior lien debt may then or thereafter be created, authenticated or issued under such prior lien.

No reduction in book values of property recorded in the Company’s plant accounts or transfer of any amount appearing in any such account to intangible or adjustment accounts, arising from adjustments permitted or required to be made by or under a system of accounts prescribed by any regulatory body, nor the elimination of any amount so transferred, otherwise than in connection with an actual retirement of physical property as described in the first paragraph of this Section 1.31, shall be taken into account in determining retirements.

Property renewed or replaced through expenditures properly included in operating expenses shall not be taken into account in determining retirements.

If the amount or cost to the Company of any particular property is not separately shown by the books of the Company, an estimate may be used.

In respect of units of property, the cost of which is less than $5,000 each, retirements may be determined on the basis of such average costs as may be determined in any manner consistent with sound accounting practice, from the books of the Company, without regard to the cost of the particular units of property in question.

SECTION 1.32. So long as there are outstanding any Bonds of the 1977 Series and/or Bonds of other series as to which it is so provided in the supplemental indenture establishing said Bonds or modifying this Indenture, the term “minimum provision for depreciation” for each calendar year (or a fraction thereof) in the period being computed shall mean an amount computed at the rate of 2% per annum (or such other rate as may be permitted or required by the Washington Public Service Commission or other public regulatory authority having jurisdiction over the accounts of the Company) of the book value of depreciable gas utility property subject to the lien of this Indenture and not subject to prior liens, determined on the basis of the book value of such depreciable gas utility property as of February 28, 1957 for the ten months’ period ending December 31, 1957 and thereafter as of the end of the preceding calendar year for each calendar year or a fraction thereof.

For the purposes of the above computation for a fraction of a year, each full calendar month shall be 1/12 of the year in which any fraction of any such year is used. Fractions of a calendar month shall be disregarded in making any calculation of minimum provision for depreciation for any period of time.

SECTION 1.33. (1) The term “funded” when applied to property shall mean all property (other than excepted property) owned by the Company on February 28, 1957, and when applied to property additions shall mean property additions:

(i) to the aggregate amount then or theretofore made the basis for the reinstatement of Bonds or Bond credits as provided in Section 2.03 (c);

(ii) to the aggregate amount then or theretofore made the basis for a credit to, or withdrawal of moneys in any sinking fund, renewal fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(iii) to the aggregate cost of repairs or additions to, or replacements or restorations of, gas utility property, made by the application of the proceeds of insurance which shall not have been paid to the Trustee; or

(iv) to the aggregate amount then or theretofore made the basis for the withdrawal of trust moneys pursuant to Section 8.04.

(2) The term “funded” when applied to net additions shall mean net additions to the amount thereof shown as having been and as being used and funded in the most recent certificate of available net additions filed with the Trustee:

(i) as a basis for the reinstatement of Bonds or Bond credits as provided in Section 2.03 (b) ;

(ii) as a basis for a credit to, or withdrawal of moneys in, any sinking fund, renewal fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(iii) as a basis for the authentication of Bonds pursuant to Section 5.03;

(iv) as a basis for a credit as authorized by Section 7.06 E in lieu of the deposit of money with the Trustee; or

(vi) as a basis for funding additions pursuant to Section 5.01.

(v) as a basis for the withdrawal of trust moneys pursuant to Sections 8.02, or

(3) The term “funded” when applied to Bonds or Bond credits shall mean:

(i) Bonds then or theretofore delivered to the Trustee or redeemed and used as a credit to meet the requirements of the sinking fund provided for in Section 4.03, or the renewal fund provided for in Section 4.04, or of any sinking fund, renewal fund or analogous fund established pursuant to any supplemental indenture if so provided therein;

(ii) Bonds then or theretofore purchased, paid, redeemed or otherwise retired with trust moneys pursuant to Section 8.05, or with sinking fund moneys pursuant to Section 4.03, or renewal fund moneys pursuant to Section 4.04 or with any sinking fund moneys, renewal fund moneys or moneys in any analogous fund established pursuant to any supplemental indenture if so provided therein; or

(iii) Bond credits established pursuant to Section 2.02 by Bond credit applications filed with the Trustee to the amount thereof shown in certificates of available Bond credits filed with the Trustee as having been or being funded (a) as the basis for the authentication of Bonds pursuant to Section 5.05; (b) as the basis for a credit as authorized by Section 7.06 F in lieu of the deposit of money with the Trustee; (c) as the basis for the withdrawal of trust moneys pursuant to Section 8.03; or (d) as a basis of credit to or withdrawal of moneys in the renewal fund provided in Section 4.04 or any sinking fund, renewal fund or analogous fund established pursuant to any supplemental indenture if so provided therein.

If and to the extent so provided herein or in any supplemental indenture establishing Bonds of any future series under the Indenture, property additions, net additions, Bonds and Bond credits which have become funded as provided in this Section 1.33 above shall cease to be so funded when none of the Bonds of the 1977 Series or of such future series remains outstanding. The provisions of this Section 1.33 above shall also be subject to the provisions for the reinstatement of Bonds or Bond credits contained in Section 2.03 or contained in any similar provision in any supplemental indenture.

SECTION 1.34. The term “unfunded” shall apply to and include any property additions, net additions, Bonds and Bond credits to an amount thereof not theretofore funded pursuant to Section 1.33, or which have become unfunded as provided in the last paragraph of Section 1.33, and any Bonds and Bond credits theretofore funded which have been reinstated pursuant to Section 2.03 or under provisions in any indenture supplemental hereto.

SECTION 1.35. The terms “net property additions application”, “certificate of available net additions”, “Bond credit application” and “certificate of available Bond credits”, shall have the respective meanings specified in Sections 2.01 and 2.02.

SECTION 1.36. The term “net additions” shall mean the amount thereof established by net property additions applications and shown in certificates of available net additions filed with the Trustee; and the term “Bond credits” shall mean the amount thereof established by Bond credit applications and shown in certificates of available Bond credits filed with the Trustee.

SECTION 1.37. The term “prior lien indebtedness” or “prior lien debt” shall mean indebtedness secured by mortgage or other lien, charge, title retention agreement or other encumbrance (other than permitted encumbrances) prior to the lien of this Indenture existing on property constituting a part of the trust estate acquired by the Company after

February 28, 1957, whether or not assumed by the Company or placed thereon to secure unpaid portions of the purchase price at the time of such acquisition; and the term “prior lien” shall mean any lien securing outstanding prior lien indebtedness or prior lien debt.

SECTION 1.38. The term “outstanding”, with reference to prior lien indebtedness, shall mean as of any particular time all indebtedness authenticated and delivered by the trustee under the prior lien securing the same or, if there be no such trustee, all indebtedness theretofore issued or incurred under any such prior lien, except (a) prior lien indebtedness theretofore cancelled, (b) prior lien indebtedness in lieu of, or in substitution for, which other prior lien indebtedness shall have been issued in substitution for lost, destroyed or mutilated evidences thereof, (c) prior lien indebtedness pledged hereunder under conditions such that no transfer of ownership or possession thereof is permissible except upon discharge of, or default under, the lien hereof, (d) prior lien indebtedness held uncancelled by the trustee under a prior lien (on the same property as that securing the prior lien indebtedness so held) under conditions such that no transfer of ownership or possession thereof is permissible, except to the Trustee hereunder, or to the trustee or other holder of another prior lien on the same property for cancellation or to be held uncancelled under like conditions under the terms of such other lien, and (e) prior lien indebtedness for the payment or redemption or other retirement of which provision shall have been irrevocably made by the deposit of cash with the Trustee hereunder or with the trustee under the lien securing the same, provided that if such prior lien indebtedness is to be redeemed, notice of such redemption shall have been duly given or provision satisfactory to the Trustee for the giving of such notice shall have been made.

SECTION 1.39. The term “permitted encumbrances” shall mean any of the following:

(1) Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; liens for workmen’s compensation awards and similar obligations not then delinquent; mechanics’, laborers’, material men’s and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company as provided in Section 9.07;

(2) Liens and charges incidental to construction or current operation which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount;

(3) Liens, securing obligations neither assumed by the Company nor on account of which it customarily pays interest directly or indirectly, existing upon real estate or rights in or relating to real estate acquired by the Company for substation or compressor station purposes, or transmission, distribution or other right-of-way purposes;

(4) Any right which the United States of America or any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to recapture or to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefore, or to terminate any franchise, license or other rights before the expiration date thereof or to regulate the property and business of the Company;

(5) The lien of judgments covered by insurance, or upon appeal and covered by supersedeas bond, or if not so covered not exceeding at any one time, $200,000 in aggregate amount;

(6) Easements or reservations in respect of any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines or other rights-of-way, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby;

(7) Any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

(8) Any exceptions, reservations and other matters described in the Schedule of Mortgaged Properties set forth in Article Twenty hereof and, with respect to any property which the Company may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same, none of which, in the opinion of counsel, will materially adversely affect the trust estate or the operation thereof by the Company;

(9) Any lien reserved as security for rent or for compliance with other provisions of the lease in the case of any leasehold estate; and

(10) The lien of this Indenture.

SECTION 1.40. The term “title”, for the purpose of any provision hereof requiring an opinion of counsel that the Company has title to any property, shall mean such title, whether fairly deducible of record or based on prescriptive rights, (or as to personal property, based on such evidence as counsel shall determine to be sufficient) as, in the opinion of counsel, is satisfactory and is sufficient for the use thereof in connection with the operations of the Company, and counsel in giving such opinion may disregard irregularities or deficiencies in the record evidence of title which, in the opinion of such counsel, can be, without substantial expense, cured by proceedings within the power of the Company or which, in the opinion of counsel, are not such as to interfere with the proper operation and development of the property operated thereby in the gas utility business of the Company, and may base such opinion on his own investigation and/or upon affidavits, certificates, statements and/or investigations made by persons in whom he has confidence and/or upon examination of a certificate or guarantee of title or a policy of title insurance in which he has confidence.

SECTION 1.41. The term “earnings certificate” shall mean an officers’ certificate which shall be subscribed by an accountant conforming (to the extent applicable) to the requirements of Section 2.06 hereof, dated not more than 30 days prior to the date upon which application is made for the authentication and delivery of Bonds in connection with or on the basis of such certificate and in any event dated subsequent to the last previous date upon which any Bonds have been authenticated and delivered hereunder (other than in connection with any transfer, exchange or substitution of outstanding Bonds), containing the statements required by Section 2.04 and setting forth in reasonable detail:

(1) The “net earnings available for interest”, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which the application for authentication and delivery of Bonds is made;

(2) The “annual interest charges on bonded indebtedness”, which term shall mean the aggregate annual interest charges on

(a) all Bonds outstanding hereunder at the date of said certificate;

(b) all Bonds whose authentication and delivery are applied for in such application or in any other pending application; and

(c) all prior lien indebtedness outstanding at the date of said certificate;

excluding, however, from such computation the annual interest charges on any Bond or prior lien indebtedness which is to be paid, redeemed or otherwise retired or provision for the retirement of which is to be made, so that the same will cease to be outstanding as herein defined, prior to or concurrently with the authentication and delivery of the Bonds applied for;

(3) That such net earnings available for interest are at least twice the aggregate of such annual interest charges on bonded indebtedness; and

(4) That such net earnings available for interest have been computed as provided in this Section.

Net earnings available for interest shall be computed in accordance with sound accounting practice (a) by deducting, from the total operating revenues and other income of the Company for the period in question derived from the trust estate, an amount equal to the total operating expenses applicable to the trust estate for such period, including but not limited to (i) all taxes other than income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income or any income in the computation of which interest is deductible; (ii) rentals, insurance, current repairs and maintenance; and (iii) provision for retirements, depreciation or obsolescence of the trust estate, which shall be the amount actually charged by the Company on its books of account (but in respect of depreciable gas utility property not subject to prior liens, shall not be less than the minimum provision for depreciation as defined in Section 1.32, but excluding any charges on account of interest on indebtedness, or on account of debt discount and expense; and (b) by adding or deducting (if there is a loss) net income or loss from the operation of properties other than the trust estate and any other income received (less applicable expenses or loss incurred) by the Company, provided that the amount to be added shall in no event exceed 15% of the total of net earnings available for interest, including such income so added. No profits or losses from the sale, abandonment, or other disposition of property or other assets carried in plant or investments accounts of the Company, or from the reacquisition of any securities of the Company, and no amortization or elimination of gas utility property plant adjustment or acquisition accounts or intangibles, shall be taken into account in determining net earnings available for interest.

In case any item of income or expense is not segregated on the books of the Company as between the operation of property which is and property which is not a part of the trust estate, the Company may allocate such expense or income in any reasonable manner not inconsistent with sound accounting practice.

If the Company shall have acquired, within or after the period for which net earnings available for interest is being determined, or will acquire in connection with the issuance of the Bonds being applied for, properties which within six months prior to such acquisition were used or operated in a business similar to that in which they are or are to be used or operated by the Company, and if the earnings of such properties can be separately determined or fairly estimated in accordance with sound accounting practice, then, in computing net earnings available for interest, the net earnings of such properties for the whole of such period shall be included as if such properties had been owned by the Company during the whole of such period; and if, within or after said period, any portion of the properties of the Company exceeding $250,000 in value shall have been disposed of by the Company, or will be disposed of in connection with the issuance of the Bonds being applied for, and if the earnings of such properties can be separately determined or fairly estimated in accordance with sound accounting practice, then in computing net earnings available for interest, the net earnings of such properties for the whole of such period shall be excluded.

ARTICLE TWO.

Certain Provisions for Action.

SECTION 2.01. Method of Evidencing Acquisition, Availability and Use of Net Additions. In order to evidence the acquisition, availability and use of net additions as the basis for funding net additions pursuant to Section 5.01 for the authentication and delivery of additional Bonds, the release or other disposition of property, the satisfaction of sinking or renewal fund obligations, the withdrawal of trust moneys or the reinstatement of Bonds or Bond credits or for any other purpose permitted by the provisions hereof or of any indenture supplemental hereto, the Company at any time or from time to time may file with the Trustee the following instruments (herein sometimes collectively called a “net property additions application”), namely:

A. An officers’ certificate (herein called “certificate of available net additions”), substantially in the following form which shall be subscribed by an accountant conforming to the requirements (to the extent applicable) of Section 2.06 in respect of all Items other than fair value in Item (4) and in respect of the fair value in Item (4) shall be subscribed by an engineer conforming to the requirements (to the extent applicable) of Section 2.06 hereof.

WASHINGTON NATURAL GAS COMPANY

INDENTURE OF FIRST MORTGAGE DATED AS OF APRIL 1, 1957

CERTIFICATE OF AVAILABLE NET ADDITIONS

The undersigned, one of whom is an accountant, with a view to showing the amount of net additions available and to be used as the basis for

(Here describe action or credit applied for.)

under the Company’s Indenture of First Mortgage dated as of April 1, 1957, do hereby certify as follows:

(1) That the Company has purchased, constructed or otherwise acquired, or will acquire prior to or contemporaneously with the granting of the application for action or credit above described, property additions which are briefly described in an exhibit attached hereto (which may be by reference to the appropriate subdivisions of the Company’s plant accounts to which the cost of the same has been or will be charged), and has heretofore filed or is concurrently filing with the Trustee the opinion and instruments, if any, required by Subsections B and C of Section 2.01 of said Indenture to establish such property additions as a basis for action or credit permitted pursuant to said Section. (Such certificate shall state whether the property additions being certified in this Item (1) include property acquired or being acquired which within six months prior to the date of acquisition thereof by the Company shall have been used or operated by others than the Company in a business similar to that in which it has been or is to be used by the Company and if such property is included it shall be described separately, and the fair value thereof shall be stated. The certificate shall also state whether such property additions were acquired or are being acquired by the Company for a consideration consisting in whole or in part of securities (other than debt securities of the Company) or property; and if so, such property additions, and the securities or properties paid therefor, shall be described separately.

(If no property additions are described in this Item (1), Items (1) to (4) may be answered by inserting the words “None” or “Not Applicable”.)

(2) That the latest date as of which any of such property additions has been or will be charged to the Company’s plant accounts is                 , 19      ;

(3) That all of such property additions constitute, or will upon acquisition constitute, property additions as said term is defined in Section 1.28 of said Indenture and none of such property additions has been previously included in any certificate of available net additions or previously funded;

(4) That the aggregate amount of such property additions, the cost thereof and the fair value thereof (the certification of which, if made by an engineer other than an officer or employee of the Company, shall be annexed as a separate exhibit to this certificate) are as follows:

Amount	$
Cost	$
Fair Value	$

(5) That the aggregate amount of property additions included in this certificate and in all net property

additions applications heretofore, if any, filed with the Trustee, is	$

(6) (a) That the aggregate amount of the minimum provision for depreciation for the period from March 1, 1957 to the end of the calendar month ( ) not more than 62 days prior to the date hereof, is	$

(b) That the aggregate amount of retirements for the same period stated in (a) above, is	$

(c) That the greater amount of (a) and (b) above, is	$

(d) That the aggregate principal amount of Bonds heretofore retired with sinking fund moneys, and Bonds and Bond credits heretofore used to satisfy sinking fund obligations which, under the provisions of the Indenture, the Company is entitled to use and has used or has delivered and certified to the Trustee to be used as a credit for the next ensuing renewal fund certificate to be filed with the Trustee, is

$

(e) That the aggregate amount shown in (c) above over the amount shown in (d) above, is	$

(7) That the aggregate amount of net additions heretofore or presently being certified to the Trustee (Item (5) above minus Item (6) (e) above), is	$

(8) That the aggregate amount of net additions stated in Item (7) above heretofore and now funded, is	$

(If any amount of net additions heretofore funded has become unfunded, show the amount thereof and how such net additions became unfunded.)

(9) That the aggregate amount of unfunded net additions heretofore and presently being certified herein

to the Trustee and available for use as a basis for the action or credit above described (Item (7) above minus Item (8) above), is	$

(10) That the amount of unfunded net additions in Item (9) above now being funded as the basis for the action or credit above described, is	$

(11) That the amount of unfunded net additions available as a basis for subsequent action or credit permitted under the Indenture (Item (9) above minus Item (10) above), is	$

The undersigned further certify that the amount of unfunded net additions shown in Item (11) above, plus the aggregate cost of property additions acquired or constructed by the Company prior to the date of this certificate (which have not been included in this or any other net property additions application, and which are not at the time funded) is, in the opinion of the undersigned officers of the Company, at least equal to the amount by which the greater amount of (i) minimum provision for depreciation or (ii) retirements from March 1, 1957 to the end of the latest calendar month preceding the date of this certificate, exceeds the amount shown in Item (6) (c) above.

(Here insert statements required by Section 2.04.)

Dated: (To be dated not more than 15 days prior to the date of filing with the Trustee.)

President

Treasurer of
WASHINGTON NATURAL GAS COMPANY

Engineer

B. An opinion of counsel (which may expressly exclude from the statements contained therein any property which has been retired or otherwise disposed of and any property additions consisting of paving, grading and other improvements to public highways, streets or alleys or other public lands),

(1) stating that (except as to property which has been retired or otherwise disposed of and except as to paving, grading and other improvements to public highways, streets or alleys or other public lands) the Company has title to all of the property additions described in the certificate of available net additions previously acquired by it which are still owned at the date of such opinion, and, as to any of said property additions which the Company is acquiring prior to or contemporaneously with the granting of any application in connection with which such opinion is being delivered to the Trustee, that it will have title thereto upon the delivery to the Company of deeds or other instruments, if any, specified in such opinion; and that all such property additions are, or upon such acquisition, will be free of all liens, charges and encumbrances prior to the lien of this Indenture other than permitted encumbrances;

(2) stating that the Company has lawful power and all necessary permission from governmental authorities to acquire, own and use in its business all of said property additions theretofore acquired by it and which it still owns at the date of said opinion or which it is acquiring as aforesaid, and, to the extent that any franchises, permits, licenses, rights-of-way or easements are necessary for the maintenance and use of such property additions, that the Company, either alone or jointly with some other person, lawfully holds or will hold such franchises, permits, licenses, rights-of-way or easements, and that each such franchise, permit, license, right-of-way or easement is in the opinion of such counsel adequate for the operations of the Company and does not contain any provisions materially prejudicial to the interests of the Bondholders, or if the Company does not have all the necessary franchises, permits, licenses, rights-of-way and easements, that the absence of such thereof as the Company does not have will not materially adversely affect the operations, business and properties of the Company as a whole; and

(3) stating that said property additions (except such thereof as have been retired or otherwise disposed of prior to the date of such opinion) are then, or upon the acquisition thereof by the Company, will be subject to the direct first mortgage lien of this Indenture, subject only to permitted encumbrances, upon the execution and delivery to the Trustee and recording of the supplemental indenture or indentures or other instruments specified in such opinion, (and stating also, where recording is necessary, that the same have been recorded or that provision assuring prompt and valid recording has been made), or will be subject to said mortgage lien without the execution of any such supplemental indenture or other instrument.

C. The supplemental indenture or other instruments, if any, specified in Clauses (1) and (3) of the opinion of counsel required by the foregoing Subsection B.

Net property additions applications may be filed by the Company with the Trustee from time to time whether or not the Company is concurrently filing any application for any particular purpose with the Trustee. The Company may include in any such net property additions applications any property additions acquired or constructed by it without also including any other property additions that may have been theretofore acquired by it and by so doing it shall not lose the right later to file a further net property additions application including such other property additions.

No action shall be taken or credit allowed hereunder on the basis of the filing of any net property additions application, except pursuant to some provision of this Indenture permitting action or credit on the basis of net property additions.

SECTION 2.02. Method of Evidencing Availability and Use of Bonds and Bond Credits. In order to evidence or provide for the retirement of Bonds issued hereunder and to evidence and provide for the use of Bond credits as the basis for the authentication and delivery of additional Bonds, the release or other disposition of mortgaged property, the satisfaction of sinking fund or renewal fund obligations or the withdrawal of trust moneys, or for any other purpose permitted by the provisions hereof or of any indenture supplemental hereto, the Company may at any time or from time to time file with and deliver to the Trustee the following instruments (herein sometimes collectively called a “Bond credit application”), namely:

A. An officers’ certificate (herein called “certificate of available Bond credits”), substantially in the following form, which shall be subscribed by an accountant conforming to the requirements (to the extent applicable) of Section 2.06.

WASHINGTON NATURAL GAS COMPANY

INDENTURE OF FIRST MORTGAGE DATED AS OF APRIL 1, 1957

CERTIFICATE OF AVAILABLE BOND CREDITS

The undersigned, one of whom is an accountant, with a view to showing the amount of Bond credits available and to be used as the basis for

(Here describe action or credit applied for.)

under the Company’s Indenture of First Mortgage dated as of April 1, 1957, do hereby certify as follows:

(1) (a) That Bonds heretofore authenticated and delivered under said Indenture have been or are concurrently being delivered to the Trustee as required by Subsection B of Section 2.02 of said Indenture, of a principal amount of

$

(Here specify Bonds delivered.)

(b) That Bonds heretofore authenticated and delivered under the Indenture have been paid or redeemed and heretofore delivered to the Trustee for retirement, of a principal amount of	$

(Here specify Bonds retired.)

(c) That cash in the amount of $ has been or is concurrently being irrevocably deposited with the

Trustee as required by Subsection C of Section 2.02 of said Indenture and is or is to be held by the Trustee under said Indenture in trust for the purpose of paying or redeeming Bonds heretofore authenticated and delivered under the Indenture, of a principal amount of	$

(Here specify the Bonds to be paid or redeemed.)

(d) That Bonds or Bond credits heretofore funded have been reinstated or have become unfunded (but have not been included in any certificate of available Bond credits subsequent to such reinstatement or unfunding and are now unfunded), of a principal amount of

$

(Here specify Bonds or Bond credits reinstated or unfunded.)

Total amount of Bond credits in Item (1)	$

That (1) none of the Bonds specified in this Item (1) above as retired or to be retired or as reinstated nor any Bond credit therefor, has been previously included in any Bond credit application and no amount thereof has been funded as defined in Paragraph (3) of Section 1.33 of said Indenture, or (ii) if heretofore so included or funded, such Bonds or Bond credits, if any, have become unfunded (by virtue of the provisions of the first sentence of the last paragraph of said Section 1.33) or have been reinstated as provided in Section 2.03.

(2) That the amount of unfunded Bond credits shown in Item (5) of the latest certificate of available Bond credits previously filed with the Trustee, is	$

(3) That the amount of unfunded Bond credits available for use as the basis for action or credit above described (sum of Items (1) and (2) above), is	$

(4) That the amount of unfunded Bond credits shown in Item (3) which are being funded as the basis of the action or credit above described, is	$

(5) That the amount of unfunded Bond credits available as a basis for subsequent action or credit permitted under said Indenture (Item (3) above minus Item (4) above) is	$

(Here insert statements required by Section 2.04.)

Dated: (To be dated not more than 15 days prior to the date of filing with the Trustee.)

President

Treasurer of

WASHINGTON NATURAL GAS COMPANY

B. Any Bonds specified in clause (a) of Item (1) of the certificate of available Bond credits provided for in the foregoing Subsection A and stated to be concurrently delivered to the Trustee which may be either matured or unmatured and cancelled or uncancelled.

C. Cash sufficient to pay or redeem the Bonds specified in clause (c) of Item (1) of the certificate of available Bond credits provided for in the foregoing Subsection A and stated to be concurrently irrevocably deposited in trust for such purpose, together with, in case of a redemption of Bonds, proof satisfactory to the Trustee that notice of such redemption of Bonds has been given or waived or a written instrument executed by the Company irrevocably authorizing the Trustee to give such notice for or on behalf of the Company.

Every Bond and its coupons delivered uncancelled to the Trustee pursuant to this Section shall be immediately cancelled by the Trustee and shall upon written request of the Company be delivered by the Trustee to the Company. No Bonds shall be issued in exchange for or in place of or in lieu of any Bonds the retirement or provision for the retirement of which shall have been evidenced to the Trustee pursuant to this Section. No action shall be taken or credit allowed hereunder on the basis of the filing of any certificate of available Bond credits, except pursuant to some provision of this Indenture permitting action or credit on the basis of Bond credits.

SECTION 2.03. Reinstatement of Bonds and Bond Credits. The Company, upon filing with the Trustee of an officers’ certificate as to compliance with conditions precedent, may reinstate, as unfunded, Bonds or Bond credits which have theretofore become funded pursuant to the provisions of (i) Section 4.04, (ii) Section 8.03, (iii) Section 8.05, and (iv) Section 7.06F by making substitution therefor in an amount equal to (x) the principal amount of Bonds or Bond credits to be reinstated plus (y) if any of such Bonds were purchased or redeemed with trust moneys the amount, if any, by which the cost of such Bonds so purchased or redeemed exceeded the principal amount thereof, in any of the following ways:

(a) by depositing an equal amount of cash with the Trustee to be held as trust moneys hereunder, or

(b) by filing with the Trustee a certificate of available net additions, funding an equal amount of available net additions, or

(c) by filing with the Trustee a written order, certificates, opinions and other documents similar to those required to withdraw cash pursuant to Section 8.04 (with appropriate changes to show that the purpose is for reinstatement of Bonds or Bond credits rather than the withdrawal of cash) showing that the Company has acquired subsequent to the funding of the Bonds or Bond credits being reinstated, an equal amount of property additions (taken at the cost or then fair value thereof, whichever is less) and is funding such property additions, or

(d) in case of Bonds or Bond credits funded pursuant to the provisions of Section 4.04 or the provisions for any renewal or analogous fund established pursuant to any supplemental indenture if so provided therein, by filing with the Trustee an annual or interim renewal fund certificate showing that the Company elects to use as a credit an equal amount of unfunded property additions.

Nothing contained in this Section 2.03 shall permit the Company to reinstate Bonds or Bond credits funded pursuant to Section 4.03, or pursuant to any sinking fund for any series of Bonds subsequently created precluding such reinstatement, or funded pursuant to Section 5.05 or by the application or withdrawal of cash deposited pursuant to Section 5.04, or Bonds of any series retired by operation of any sinking fund and used as a credit under any annual or interim renewal fund certificate pursuant to Section 4.04.

SECTION 2.04. Statements in Certificates and Opinions as to Compliance with a Condition or Covenant. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: ID a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of the signer, he has made or caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; (4) a statement as to whether, in the opinion of the signer, such condition or covenant has been complied with; (5.) when appropriate, the statements required by Section 1.25 and Section 2.05; and (6) a statement that the terms used by the signer are used in accordance with definitions thereof contained in this Indenture.

SECTION 2.05. Certificates and Opinions as to Compliance with Conditions Precedent. Wherever it is required herein that there be filed in connection with a written request or application by the Company for action by the Trustee an opinion of counsel or an officers’ certificate as to compliance with conditions precedent, such opinion or certificate shall each state that in the signers’ opinion all conditions precedent, if any, to such action provided for in this Indenture have been or upon delivery to the Trustee of specified documents, instruments or other things will be complied with, and shall include the statements required by Section 2.04.

SECTION 2.06. General and Special Provisions Regarding Certificates and Opinions, etc. Any certificate or opinion of an engineer, appraiser, accountant or other expert required to be delivered to the Trustee under any provision of this Indenture may be signed by an engineer, appraiser, accountant or other expert who is an officer or employee of the Company or of an affiliate of the Company or of an obligor, except that certificates or opinions to be furnished the Trustee in the following cases as evidence of compliance with conditions precedent (including any covenants, compliance with which constitutes a condition precedent), shall be signed by an independent engineer, appraiser, accountant or other expert:

(1) A certificate or opinion of an accountant as a condition precedent to the authentication and delivery of Bonds, if the aggregate principal amount of such Bonds and of other Bonds authenticated and delivered since the commencement of the then current calendar year (excluding Bonds with respect to which a certificate or opinion of an independent accountant has been previously furnished or with respect to which a certificate or opinion of an accountant is not required) is ten per centum (10%) or more of the aggregate amount of Bonds at the time outstanding; but no certificate or opinion need be made by any person other than an officer or employee of the Company who is specified in the Indenture, as to (a) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (b) the amount and value of property additions except as provided in paragraph (3) of this Section 2.06, or (c) the adequacy of depreciation, maintenance or repairs;

(2) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value of any property or securities to be released from the lien of the Indenture, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by Article Seven, is ten per centum (10%) or more of the aggregate principal amount of the Bonds at the time outstanding; but such a certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by Article Seven is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding;

(3) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any property the subjection of which to the lien of this Indenture is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, if

(a) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b) the fair value to the Company of such property as set forth in such certificate or opinion is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding.

In the case of the authentication and delivery of Bonds, such certificate shall also cover the fair value to the Company of any property so used or operated which has been so subjected to the lien of the Indenture since the commencement of the then current calendar year, and as to which a certificate or opinion of an independent engineer, appraiser, or other expert has not previously been furnished.

(4) A certificate or opinion of an engineer, appraiser, or other expert as to the fair value to the Company of any securities (other than Bonds and purchase money obligations), the deposit of which with the Trustee is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the lien of this Indenture, if the fair value to the Company of such securities and of all other such securities made the basis of any such authentication and delivery, withdrawal, or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by the provisions of this Indenture, is ten per centum (10%) or more of the aggregate principal amount of Bonds at the time outstanding and, in the case of the authentication and delivery of Bonds, such certificate or opinion shall also cover the fair value to the Company of all other such securities so deposited since the commencement of the then current calendar year and as to which a certificate or opinion of an independent engineer, appraiser or other expert has not previously been furnished; but such a certificate or opinion of an independent engineer, appraiser or other expert shall not be required with respect to any securities so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by the provisions of this Indenture is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of the Bonds at the time outstanding.

Any certificate or opinion of an officer or officers of the Company, or of an engineer, appraiser, accountant or other expert may be based, in so far as it relates to legal matters, upon a certificate or opinion of or representations by counsel unless the maker of such certificate knows or, in the exercise of reasonable care, should have known that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous. Any such certificate or opinion of counsel may be based, in so far as it relates to factual matters, information with respect to which is in possession of the Company, upon the certificate or opinion of or representations in writing by an officer or officers of the

Company, and, in so far as it relates to matters required under this Indenture to be covered by a certificate or opinion of an engineer, appraiser or accountant, upon the certificate or opinion of such person, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or, in the exercise of reasonable care, should have known that the same were erroneous.

The same officer or officers, engineer, accountant, appraiser, expert, or counsel or other person, as the case may be, need not certify to all the matters required to be certified under any provision hereof, but different persons may certify to different matters, respectively.

Where any person or persons are required to make, give or execute two or more applications, requests, consents, certificates, statements or other instruments under this Indenture, any such instruments may, but need not, be consolidated and form one instrument.

Whenever a clerical, typographical, inadvertent or unintentional error or omission shall be discovered in any instrument filed with the Trustee, a new instrument in corrected form, executed as prescribed herein for that originally filed, and which may have the same date as the instrument originally filed, may be substituted therefor with the same force and effect as if the instrument originally filed had been filed in the corrected form, or in lieu of such substitution an appropriate adjustment may be made in a like instrument filed with the Trustee after such discovery. To the extent that action has been taken hereunder which could not have been taken if the original instrument had been filed in the corrected form, such action shall be validated and rendered effective if the substituted or adjusting instrument shall indicate that any deficiency has been fully satisfied since the filing of the original instrument.

SECTION 2.07. General Provisions as to Giving Notice and Waiver of Notice. Whenever it is provided in this Indenture that any notice shall be given by publication in any particular city or cities, such notice shall be published, unless otherwise provided in any particular case, at least once each week (on any business day of each such week) for three successive calendar weeks, in a newspaper printed in the English language, customarily published on at least five days a week, excluding legal holidays, and of general circulation in the city or cities specified.

In case, by reason of the temporary or permanent suspension of publication of any newspaper or any other cause, it shall be impossible to make publication of any notice required hereby in a newspaper or newspapers as herein provided, then such publication in lieu thereof as the Trustee, or the Company with the approval of the Trustee, shall mike, shall be sufficient. Such publication shall, so far as possible, approximate the terms and conditions of the publication in lieu of which it is given.

If all of the Bonds at the time outstanding, the holders of which are entitled to any notice hereunder, shall be registered Bonds without coupons and/or coupon Bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, to each such registered owner of Bonds at his address as the same shall appear on the Bond register, on or before the date on which the first publication of such notice would otherwise have been required and no publication of such notice shall be necessary. If such notice is given to holders of Bonds by publication, however, notice shall also be mailed, in the manner aforesaid, to each registered owner of Bonds, the holders of which are entitled to such notice; but in such case, failure so to mail such notice, or any defect in the notice so mailed, shall not affect the proceedings in connection with which such notice is being given.

Whenever notice is herein required to be given a specified number of days prior to the event in connection with which it is given, such number of days shall be computed from the day of the first publication thereof if published and the day of mailing thereof if mailed.

Whenever notice by publication, mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to such notice. Any such waiver of notice by the holders of Bonds shall be filed with the Trustee.

SECTION 2.08. Notices, etc., to Trustee and to Company. Any notice, demand, request, consent or waiver by any Bondholder or the Company to be submitted to the Trustee shall be sufficiently given or served if submitted in writing at the principal corporate trust office of the Trustee or by being deposited postage prepaid in a post-office letter box addressed to the Trustee as follows: Harris Trust and Savings Bank, 115 West Monroe Street, Chicago 90, Illinois. Any notice or demand to or upon the Company shall be sufficiently given or served by being deposited postage prepaid in a post-office letter box addressed (until another address is filed by the Company with the Trustee for the purpose of this Section), as follows: Washington Natural Gas Company, 1507 Fourth Avenue, Seattle 1, Washington, or by delivery to the President, a
Vice-President, Treasurer, Secretary, or an Assistant Treasurer or Assistant Secretary of the Company.

SECTION 2.09. Form in Which Bonds are to be Delivered to the Trustee. All coupon Bonds surrendered to the Trustee, whether by the Company or by any other holder thereof, shall be accompanied by all unmatured coupons, if any, appertaining thereto, as well as all matured coupons thereto appertaining and representing interest not paid or made available for payment on the Bonds so surrendered, unless the Trustee shall be furnished with indemnity satisfactory to it against any claims in respect of any coupons not so surrendered. All registered Bonds so surrendered, if registered otherwise than in the name of the Company, shall (if required by the Trustee) be accompanied by written instruments of transfer in form approved by the Trustee, duly executed by the registered owner in person or by attorney authorized in writing.

SECTION 2.10. Cancellation or Cremation of Bonds. All Bonds and coupons surrendered to the Trustee upon payment or upon redemption thereof (except as provided in Section 10.04 with respect to partially redeemed Bonds on which a notation of partial payment shall be made) or upon exchange or transfer thereof, and, except as specifically provided herein, any Bonds or coupons delivered in unconcealed form by the Company to the Trustee or purchased by the Trustee pursuant to any provision hereof, shall be cancelled by the Trustee and such Bonds and coupons, together with any Bonds or coupons delivered to the Trustee in cancelled form, shall be delivered to the Company; provided, however, that in lieu of such cancellation and delivery, the Trustee may, upon the written request of the Company, cremate any such Bonds and coupons (in the presence of an officer of the Company, if the Company shall so require) , and deliver a certificate of such cremation to the Company. No Bonds or coupons shall be issued under this Indenture in lieu of any cancelled or cremated Bonds or coupons except as expressly permitted by the provisions hereof.

SECTION 2.11. Provisions Regarding Government Obligations. The Company may at any time deposit in lieu of any cash required to be deposited by it hereunder, or may withdraw any cash held by the Trustee upon depositing hereunder in lieu of such cash, or the Trustee may, upon the written request of the Company, apply any deposited cash to the purchase of, direct and unconditional obligations of the United States of America maturing not more than ten years after the date of such purchase, hereinafter called “deposited obligations,” of a principal amount, and with a market value at the time of the deposit or purchase thereof, at least equal to the amount of such cash; provided, however, that the Company shall not be entitled to make any such deposit in lieu of cash, or request any such application of deposited cash, at any time after the tenth day prior to any interest payment date, redemption date or maturity date of any Bonds, or any date upon which such cash is due to be paid to the holders of Bonds or coupons or is to be applied by the Trustee under any of the provisions hereof, and provided further that the Company forthwith, upon the written request of the Trustee, shall pay over to the Trustee any amounts paid by the Trustee as a commission, tax or accrued interest in connection with purchasing or selling such deposited obligations. Any deposited obligations so deposited shall be in transferable form or registered in the name of the Trustee and shall have attached thereto all matured interest coupons and shall be held by the Trustee in all respects as would be held the cash for which such obligations are so substituted. Any deposited obligations so deposited shall be sold by the Trustee upon written order of the Company at such prices as shall be fixed by the Company and approved by the Trustee; provided, however, that the Trustee, without any such order, shall be entitled, in its sole discretion and at such prices as may be determined by it, to sell at public or private sale any deposited obligations so held by it at any time within ten days prior to any interest payment date, redemption date or maturity date of any Bonds upon which the cash in lieu of which such deposited obligations are held is payable, or prior to any date upon which such cash is to be applied by the Trustee under any of the provisions hereof. If the net proceeds from any such sale or maturity shall be less than the amount of cash for which the deposited obligations sold or matured were substituted, or if the market value of any deposited obligations hereunder shall, in the judgment of the Trustee, at any time be less than the amount of cash in lieu of or for which they were substituted, in either event the Company shall, and hereby covenants that upon request by the Trustee it will forthwith deposit hereunder with the Trustee cash sufficient to make up the deficiency. If the net proceeds from any such sale or maturity shall be greater than the amount of cash for which the deposited obligations sold or matured were substituted, any such excess of any such proceeds shall, unless a default shall exist, be paid over forthwith by the Trustee to the Company. Cash deposited by the Company to make up the deficiency in the market value of any deposited obligations may at any time thereafter be withdrawn by the Company if at the time of withdrawal the market value of such deposited obligations shall, in the judgment of the Trustee, be not less than the amount of cash for which they were deposited. The Trustee shall collect from time to time all interest upon the deposited obligations as such interest matures and, unless a default shall exist, shall pay the same to the Company as and when received. Subject to the foregoing, the net proceeds of the sale or maturity of deposited obligations (including cash deposited to make up any deficiency as aforesaid) shall be paid out or applied by the Trustee in like manner and for like purposes as is provided in this Indenture in respect of the cash for which such obligations were substituted. The deposited obligations while held by the Trustee, and the net proceeds of the sale or maturity thereof (including cash deposited to make up any deficiency as aforesaid) until so, paid out or applied shall constitute part of the trust estate.

ARTICLE THREE

The Bonds Section

SECTION 3.01. General Limitations as to Issue of Bonds. The aggregate principal amount of Bonds which may be authenticated, delivered and issued hereunder is not limited except as restricted by the provisions of this Indenture and except as it may be limited by law; and this Indenture shall be and constitute a continuing lien to secure the payment of the principal of and premium, if any, and interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder and issued by the Company.

SECTION 3.02. Bonds Issuable in Series. The Bonds may be of different series and, except for the Bonds of the 1977 Series, may have such terms and provisions hereinafter permitted, as shall be created by and set forth in a supplemental indenture, designating the series to be created and specifying the forms, terms and provisions thereof.

SECTION 3.03. Title of Bonds. The Bonds of all series shall be designated generally as the “First Mortgage Bonds” of the Company. The Company may incorporate in the title of the Bonds of any particular series the rate of interest borne by the Bonds of such series, the maturity date and/or any other words, letters or figures descriptive thereof or of the security therefor as the Board of Directors may determine.

SECTION 3.04. Terms of Additional Bonds. The Bonds of each series (subject, as to the Bonds of the 1977 Series, to the provisions of Article Four), shall bear such date or dates, shall be payable at such place or places, shall mature on such date or dates, shall bear interest at such rate or rates payable in such installments and on such dates, and may be redeemable before maturity at such price or prices and upon such terms and conditions, as shall be determined by the Board of Directors, and as shall be appropriately expressed in the Bonds of such series and set forth in a supplemental indenture creating such series. The Board of Directors may, at the time of the creation of any particular series of Bonds or at any time thereafter, make, and the Bonds of such series may contain or refer to or be entitled to the benefit of, any provisions not inconsistent with the terms hereof, including, without limitation:

(a) provision for the payment of the principal of and/or the interest on the Bonds of such series without deduction for specified taxes, assessments or other governmental charges; and/or

(b) provision for refunding or reimbursing to the holders of the Bonds of such series specified taxes, assessments or other governmental charges, but the obligation of the Company to refund or reimburse any such taxes, assessments or other governmental charges need not be made a part of the indebtedness secured hereby; and/or

(c) provision to the extent permitted by law for the exchange or conversion of the Bonds of such series for or into new Bonds issuable hereunder of a different series and/or shares of stock of the Company and/or other securities; and/or

(d) provision for sinking, amortization, improvement, depreciation, renewal, maintenance, replacement or other analogous funds; and/or

(e) provision limiting the aggregate principal amount of the Bonds of such series;

all as the Board of Directors may determine and fix. All Bonds of the same series having the same date of maturity shall be identical as to rate of interest and terms of redemption if redeemable. All coupon Bonds of any one series shall be dated the same date.

SECTION 3.05. Forms and Denominations; Accrual of Interest. The Bonds and coupons of each series shall be substantially in the forms of the Bonds of the 1977 Series set forth in Section 4.01, with such omissions, variations and insertions as are permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof or as may consistently herewith be prescribed by the Board or by the officers executing such Bonds, such determination by said officers to be evidenced by their signing the Bonds. The Bonds of each series shall be distinguished from the Bonds of other series in such manner as the Board or officers signing such Bonds may determine.

The Bonds of any series may be issued either as coupon Bonds or as registered Bonds without coupons. Definitive Bonds may be fully engraved or printed or lithographed on steel engraved borders and in such denominations as shall be prescribed by the Board.

The coupons for interest attached to Bonds of any series representing interest installments, and any payments of interest on registered Bonds without coupons, may vary to the extent of one cent to the end that the amount payable shall not be less than the amount due for interest in a year.

Registered Bonds without coupons shall bear interest from, and shall be dated as of, the interest date next preceding the date on which the same shall be authenticated by the Trustee, or, if such date of authentication shall be an interest date, such Bonds shall bear interest from, and shall be dated as of, such interest date, or, if such date of authentication shall be a date prior to the first interest payment date for Bonds of the series being authenticated, such Bonds shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series; provided, however, that if at the time of authentication of any registered Bond without coupons of any series, interest is in default on outstanding Bonds of such series, such Bond shall bear interest from, and shall be dated as of, the interest date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of such series; and provided further, that in the case of the authentication of registered Bonds without coupons upon an original issue hereunder, such registered Bonds may be dated the date of authentication thereof and in such case shall bear interest from such date of authentication.

SECTION 3.06. Execution of Bonds. Bonds issued hereunder shall be executed on behalf of the Company by its President or a Vice President, under its corporate seal attested by the Secretary or an Assistant Secretary, or by such other form of execution permitted by law as may be prescribed from time to time by a resolution of the Board of Directors delivered to the Trustee. So far as may be lawful, the signatures of the President or Vice President and the Secretary or Assistant Secretary, or any one of them on any Bond may be facsimile signatures and the Company may adopt and use for such purpose the facsimile signatures of any persons who shall have been such officers, not withstanding the fact that they may not have been such officers at the date of such Bond or that they may have ceased to be such officers at the time that such Bond shall have been actually authenticated and delivered. The corporate seal of the Company may be affixed to any Bond by printing, engraving, lithographing, stamping or otherwise making, placing or affixing upon such Bond, any impression, facsimile or other representation of said corporate seal. In case any officer of the Company who shall have signed or sealed any Bond shall cease to be such officer of the Company before the Bond so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond, nevertheless, may be authenticated and delivered and issued as though the person who had signed or sealed such Bond had not ceased to be an officer of the Company; and also any Bond may be signed and sealed on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such person shall not have been an officer of the Company. The coupons to be attached to any coupon Bond shall be authenticated by the facsimile signature of the present or any future Treasurer of the Company. The Company may adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that he may not have been such Treasurer at the date of such Bond or that he may have ceased to be such Treasurer at the time when such Bond shall be actually authenticated and delivered.

SECTION 3.07. Authentication and Delivery of Bonds. The Bonds when executed shall be delivered to the Trustee for authentication by it; and the Trustee shall authenticate and deliver said Bonds as in this Indenture provided and not otherwise. Only such Bonds as shall bear thereon an authentication certificate substantially in the form recited in Section 4.01, executed by the Trustee, shall be secured by this Indenture or be entitled to any lien, right or benefit hereunder. No Bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such authentication certificate shall have been duly executed on such Bond; and such authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder.

Before authenticating and delivering any Bond, the Trustee shall, except as otherwise provided in Sections 3.12 and 3.13 detach, cancel and deliver to the Company all coupons thereto appertaining then matured representing installments of interest on such Bond which shall have been paid or for which payment shall have been provided. In lieu of such cancellation and delivery, the Trustee may, upon written request of the Company, cremate any such coupon and deliver a certificate of cremation to the Company.

SECTION 3.08. Temporary Bonds. Pending the preparation of definitive Bonds of any series, the Company may execute and the Trustee shall authenticate and deliver, in lieu of such definitive Bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten Bonds, of any authorized denomination specified in the written order of the Company for the authentication of such series, substantially of the tenor of the definitive Bonds issued as hereinbefore recited, in registered form or in bearer form, with or without one or more coupons, and with or without provision for the registration thereof as to principal, and with such omissions, insertions and variations as the officer executing such Bonds may determine. There may be omitted from any temporary Bond a statement of the specific redemption price or prices therefor and in lieu thereof such temporary Bond may contain an appropriate reference to the applicable redemption provisions set forth herein or in any indenture supplemental hereto. The text of a temporary Bond, any coupon attached thereto and any designation of the Bond contained in the text, need not specify the rate or amount of interest but instead may refer to the interest rate specified in the title of the Bond or the amount of interest specified in the heading of the coupon. The Company shall without unreasonable delay, at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the surrender of temporary Bonds, the Trustee shall authenticate and deliver in exchange therefor, definitive Bonds of the same series and maturity and for the same principal amount in the aggregate as the temporary Bonds surrendered. Until exchanged for definitive Bonds, each temporary Bond shall in all respects be entitled to the lien and security of this Indenture, and interest thereon, when and as payable, shall be paid to the bearer of such Bond upon presentation thereof for notation of such payment thereon, unless such temporary Bond shall be a fully registered Bond or shall bear a coupon for such interest.

SECTION 3.09. Registration, Transfer and Negotiability of Bonds. The Company shall keep or cause to be kept at the office of the Trustee books for the registration and transfer of Bonds issued hereunder; and, upon presentation for such purpose, the Company shall, under such reasonable regulations as it may prescribe, register or transfer or discharge from registration or cause to be registered or transferred or discharged from registration any of the Bonds issued hereunder and entitled to be so registered or transferred.

Similar books shall also be kept at such other place or places as may be required by the terms of the Bonds of any particular series, and at such other place or places, if any, as the Board may determine, in which Bonds of such series may be registered and transferred as in this Section provided.

All books for the registration and transfer of Bonds shall at all times be open to inspection by the Trustee.

All coupon Bonds issued hereunder shall be transferable by delivery except while registered as to principal in the manner hereinafter provided. The holder of any coupon Bond which is expressed to be registrable as to principal may have the ownership thereof registered on said books, and such registration shall be noted on the Bond by the Registrar. After such registration, no transfer shall be valid unless made on said books by the registered owner in person, or by attorney authorized in writing, and similarly noted on the Bond; but such Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored, but such Bond may again and from time to time be registered or transferred to bearer as before. Such registration, however, shall not affect the negotiability of the coupons, and every such coupon shall continue to be transferable by delivery merely, and shall remain payable to bearer, and payment thereof to the bearer shall fully discharge the Company in respect of the interest therein mentioned, whether or not the Bond be registered as to principal.

Any registered Bond without coupons may be transferred at the office or agency of the Company specified for such purpose herein or in the Bond upon surrender thereof by the registered owner in person or by attorney duly authorized in writing at said office or agency for cancellation and thereupon the Company shall issue in the name of the transferee or transferees and the Trustee shall authenticate and deliver a new Registered Bond or Bonds without coupons of the same series and maturity in authorized denominations for a like aggregate principal amount. No transfer of any registered Bond without coupons shall be valid unless made on the books of the Company at said office or agency of the Company by the registered owner in person or by attorney duly authorized in writing.

The Company and the Trustee and any paying agent may deem and treat the bearer of any coupon Bond or of any temporary Bond with or without coupons, which shall not at the time be registered in the name of the owner thereof as hereinbefore provided, and the holder of any coupon for interest appertaining to any Bond, whether or not such Bond shall be registered, as the absolute owner of such Bond or coupon, as the case may be, for the purpose of receiving payment of such Bond or coupon or on account thereof and for all other purposes, whether or not such Bond or coupon shall be overdue, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

The Company and the Trustee and any paying agent may deem and treat the person in whose name any registered Bond without coupons, temporary or definitive, shall be registered upon the books of the Company as hereinbefore provided as the absolute owner of such Bond for the purpose of receiving payment of or on account tint of the principal of and interest on such Bond and for all other purposes, whether or not such Bond shall be overdue, and they may deem and treat the person in whose name any coupon Bond, temporary or definitive, shall be registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, whether or not such Bond shall be overdue, except receiving payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a Bond outstanding hereunder unless and until his Bond is submitted for inspection, if required, and his title thereto established satisfactorily to the Trustee, if disputed.

SECTION 3.10. Exchanges of Bonds. To the extent provided in Section 4.01 as to the Bonds of the 1977 Series, and if and to the extent that the Company, by resolution of the Board delivered to the Trustee or by an indenture supplemental hereto duly authorized, shall so determine, either at the time of the creation of any series of Bonds or at any time thereafter

(a) Bonds of any series may, at the option of the holders thereof, be exchanged for Bonds of the same series and maturity, of the same aggregate principal amount, but of a different authorized denomination or denominations;

(b) coupon Bonds of any series may, at the option of the holders thereof, be exchanged for registered Bonds without coupons of the same series and maturity, of the same aggregate principal amount, and of the same or of a different authorized denomination or denominations, and

(c) registered Bonds without coupons of any series may, at the option of the registered owners thereof, be exchanged for coupon Bonds of the same series and maturity, of the same aggregate principal amount, and of the same or of a different authorized denomination or denominations and with coupons representing interest from the last interest payment date to which interest has been paid on such registered Bonds.

SECTION 3.11. Exchange and Transfer Charges. In all cases in which the privilege of exchanging Bonds or transferring registered Bonds without coupons exists and is exercised, the Bonds to be exchanged or transferred shall be surrendered for cancellation at the office or agency of the Company specified for such purpose in the Bonds or in this Indenture, with all unmatured coupons (if any) attached and, in the case of coupon Bonds registered as to principal or registered Bonds without coupons, accompanied by such duly executed instruments of transfer as may be required by the Company and the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Bonds, with appropriate coupons attached, which the person making the exchange or transfer shall be entitled to receive.

Upon any exchange of Bonds or upon any transfer of any registered Bond with or without coupons, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto and, in addition thereto, a further sum not exceeding $2 for each new Bond, if any, issued upon such exchange or transfer. No charge except for taxes or governmental charges shall be made against the holder for the registration or transfer of coupon Bonds. No charge shall be made against the holder for an exchange of a temporary Bond for a definitive Bond.

SECTION 3.12. Mutilated, Lost or Destroyed Bonds. In case any Bond, with the coupons, if any, belonging thereto, shall be mutilated, lost or destroyed, then, upon the production of such mutilated Bond, or upon the receipt of evidence satisfactory to the Company and the Trustee of the loss or destruction of such Bond and its coupons, if any, and of the ownership and authenticity thereof, and upon receipt also of indemnity satisfactory to each of them (naming as obligees, the Company, the Trustee, and if requested by the Company, any paying agent or Registrar, the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver, a new Bond and coupons in exchange for, and upon cancellation of, the mutilated Bond and its coupons, or in lieu of the Bond and its coupons so lost or destroyed, or, if any such mutilated, lost or destroyed Bond or coupon shall have matured or be about to mature, instead of issuing a substituted Bond or coupon the Company, with the consent of the Trustee, may pay the same, without surrender thereof in the case of any such lost or destroyed Bond or coupon. Any new Bond and coupons issued under this Section in lieu of any Bond and coupons alleged to have been lost or destroyed shall constitute an additional original contractual obligation of the Company, whether or not the Bond and coupons alleged to have been lost or destroyed be at any time enforceable by anyone; and such new Bond and coupons shall be entitled to the benefits and security of this Indenture equally and ratably with all other Bonds and coupons issued hereunder, subject to the provisions of Section 12.28. The Company and the Trustee, in their discretion, may place upon any such new Bond a distinguishing mark or legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, but such mark or legend shall in no wise affect the validity of such new Bond. The Company may at its option require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and any expenses incurred by the Company or the Trustee in connection with the issuance of any such new Bond, and also a further sum not exceeding $2 for each such new Bond.

The provisions of this Section shall not be construed as requiring the Company or the Trustee, and neither the Company nor the Trustee shall be required, to treat both the original and duplicate Bonds as outstanding hereunder for the purposes of determining the principal amount of Bonds which may be issued within any limitation as to principal amount herein or hereafter fixed or of determining any percentage of the principal amount of Bonds outstanding hereunder.

SECTION 3.13. Interest Accruals. Each Bond delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon the transfer of, the whole or any part, as the case may be, of one or more other Bonds shall carry all of the rights to interest accrued and unpaid and to accrue which were carried by the whole or such part, as the case may be, of such one or more other Bonds and notwithstanding anything contained in this Indenture each such Bond shall be so dated, or have attached thereto such coupons, that neither gain nor loss in interest shall result from any such exchange, substitution or transfer.

ARTICLE FOUR.

Bonds of the 1977 Series and Certain Provisions Relating Thereto.

SECTION 4.01. A. Terms of Bonds of the 1977 Series. There shall be an initial series of Bonds, known as and entitled “First Mortgage Bonds, 5 1/2% Series due 1977” (herein referred to as the “Bonds of the 1977 Series”). The principal amount of the Bonds of the 1977 Series shall be and hereby is limited, except for duplicate Bonds authenticated and delivered pursuant to Section 3.12 hereof, to Fifteen Million Dollars ($15,000,000) in aggregate principal amount.

The definitive Bonds of the 1977 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denomination of $1,000 or any multiple thereof.

The coupon Bonds of the 1977 Series will be dated as of April 1, 1957, which date will be the date of the commencement of the first interest period for all Bonds of the 1977 Series, and the registered Bonds of the 1977 Series without coupons will be dated as provided in Section 3.05. All Bonds of the 1977 Series shall mature April 1, 1977, and will bear interest at the rate of 5 1/2% per annum, payable semiannually on April 1 and October 1 in each year. The principal of, the premium, if any, and interest on, the Bonds of the 1977 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee, or its successor in trust, in the City of Chicago, Illinois, or, at the option of the holders of the Bonds of the 1977 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York or in the City of Seattle, Washington, unless otherwise agreed between the Company and the holder of any registered Bond, as permitted by Section 10.04.

The definitive Bonds of the 1977 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 and upon payment at the option of the Company of the charges provided in Section 3.11,

registered Bonds of the 1977 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1977 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of the 1977 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1977 Series.

B. Forms of Bonds of the 1977 Series. The coupon Bonds of the 1977 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1977 SERIES]

No. M	$1,000

WASHINGTON NATURAL GAS COMPANY

FIRST MORTGAGE BOND, 5 1/2% SERIES DUE 1977

DUE APRIL 1, 1977

WASHINGTON NATURAL GAS COMPANY, a Delaware corporation (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to the bearer or, if this bond be registered as to principal, to the registered owner hereof, on April 1, 1977, One Thousand Dollars, and to pay interest hereon from April 1, 1957, at the rate of 5 1/2% per annum, on October 1, 1957 and thereafter semiannually on the first day of April and on the first day of October in each year, but as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

The principal of and the premium, if any, and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Harris Trust and Savings Bank, the Trustee, or its successor in trust, in the City of Chicago, State of Illinois, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally and proportionately secured (except in so far as any sinking fund, renewal fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of First Mortgage dated as of April 1, 1957, executed and delivered by the Company to Harris Trust and Savings Bank, Chicago, Illinois, as Trustee (herein and its successors under said Indenture sometimes called the “Trustee”), to which Indenture of First Mortgage and all indentures supplemental thereto (herein sometimes called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

The bonds of this series are subject to redemption prior to maturity (a) for the sinking fund and renewal fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof, upon payment of the called principal amount thereof without premium and (b) as a whole at any time or in part from time to time, at the option of the Company, (provided, however, that such right of redemption prior to April 1, 1967, shall be limited as provided in the Indenture), upon payment of the applicable percentage of the called principal amount thereof for the twelve month periods beginning April 1 and ending March 31 of the years set forth in the tabulation below under the heading “Regular Redemption Price”:

Regular Redemption Price
April 1, 1957 to and including March 31, 1968	105 1/2%
April 1, 1968 to and including March 31, 1969	105%
April 1, 1969 to and including March 31, 1970	104 1/2%
April 1, 1970 to and including March 31, 1971	104%
April 1, 1971 to and including March 31, 1972	103 1/2%
April 1, 1972 to and including March 31, 1973	103%
April 1, 1973 to and including March 31, 1974	102 1/2%
April 1, 1974 to and including March 31, 1975	102%
April 1, 1975 to and including March 31, 1976	101%
April 1, 1976 to and including March 31, 1977	100%

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of this series called for redemption) , given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper printed in the English language, customarily published on at least five days a week, excluding legal holidays, and of general circulation in the City of Chicago, State of Illinois, and in similar newspapers published and of general circulation, in the Borough of Manhattan, City and State of New York, and in the City of Seattle, State of Washington; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered tered as to principal, such notice may be given by mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest and premium, if any, is irrevocably provided for, and if notice of such redemption is duly given or provided for or waived, all as specified in the Indenture, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment and notice are irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived.

This bond shall pass by delivery, except that it may be registered as to principal from time to time at the option of the bearer on registration books to be kept for the purpose at the principal corporate trust office of the Trustee, such registration being noted hereon, and if so registered shall pass only by transfer upon such books by the registered owner hereof or his duly authorized attorney, similarly noted hereon, unless such transfer shall have been made and registered to bearer and noted hereon, in which case it shall again pass by delivery until again registered. Such registration of this bond as to principal shall not affect the negotiability of its coupons, which shall always be payable to bearer, be treated as negotiable and pass by delivery.

Coupon bonds of this series, bearing all unmatured coupons, may be exchanged at said office of the Trustee for registered bonds of the same series without coupons for a like aggregate principal amount in authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond, if it is not registered as to principal, or if this bond is registered as to principal as herein authorized, the person in whose name the same is registered, as the absolute owner hereof, and the bearer of any coupon appertaining hereto as the absolute owner thereof, whether or not this bond or such coupon hall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

Neither this Bond nor any of the coupons for interest hereon shall become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, WASHINGTON NATURAL GAS COMPANY has caused these presents to be executed in its corporate name by its President or one of its Vice-Presidents under its corporate seal or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of April, 1957.

WASHINGTON NATURAL GAS COMPANY,

By
President.

Attest

Secretary.

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO COUPON

BONDS OF THE 1977 SERIES

$27.50	No.

On the first day of                     , 19         , WASHINGTON NATURAL GAS COMPANY, upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, will pay to the bearer at the principal corporate trust office of Harris Trust and Savings Bank, in the City of Chicago, State of Illinois, or its successor in trust, or at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, Twenty-seven Dollars and Fifty Cents ( $27.50) in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 5 1/2% Series due 1977, No. M

Treasurer.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1977 SERIES WITHOUT COUPONS]

No. R	$

WASHINGTON NATURAL GAS COMPANY

FIRST MORTGAGE BOND, 5 1/2% SERIES DUE 1977

DUE APRIL 1, 1977

WASHINGTON NATURAL GAS COMPANY, a Delaware corporation (hereinafter sometimes called the “Company”), for value received,

hereby promises to pay to                                          or registered assigns,                      Dollars on April 1, 1977, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 5 1/2% per annum semi-annually on the first day of April and on the first day of October in each year.

The principal of and the premium, if any, and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Harris Trust and Savings Bank, the Trustee, or its successor in trust, in the City of Chicago, State of Illinois, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally and proportionately secured (except in so far as any sinking fund, renewal fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of First Mortgage dated as of April 1, 1957, executed and delivered by the Company to Harris Trust and Savings Bank, Chicago, Illinois, as Trustee (herein and its successors under said Indenture sometimes called the `Trustee”), to which Indenture of First Mortgage and all indentures supplemental thereto (herein sometimes called the “Indenture”)- reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

The bonds of this series are subject to redemption prior to maturity (a) for the sinking fund and renewal fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof, upon payment of the called principal amount thereof without premium and (b) as a whole at any time or in part from time to time, at the option of the Company, (provided, however, that such right of redemption prior to April 1, 1967, shall be limited as provided in the Indenture) , upon payment of the applicable percentage of the called principal amount thereof for the twelvemonth periods beginning April 1 and ending March 31 of the years set forth in the tabulation below under the heading “Regular Redemption Price”:

Regular Redemption Price
April 1, 1957 to and including March 31, 1968	105 1/2%
April 1, 1968 to and including March 31, 1969	105%
April 1, 1969 to and including March 31, 1970	104 1/2%
April 1, 1970 to and including March 31, 1971	104%
April 1, 1971 to and including March 31, 1972	103 1/2%
April 1, 1972 to and including March 31, 1973	103%
April 1, 1973 to and including March 31, 1974	102 1/2%
April 1, 1974 to and including March 31, 1975	102%
April 1, 1975 to and including March 31, 1976	101%
April 1, 1976 to and including March 31, 1977	100%

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of this series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published on at least five days a week, excluding legal holidays, and of general circulation in the City of Chicago, State of Illinois, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion thereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for and if notice of such redemption is duly given or provided for, or waived, all as specified in the Indenture, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment and notice are irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond, or (c) pursuant to the provisions of any agreement providing for the making of notation of principal payments on this bond by the holder thereof or by an agency of the Company or the Trustee, as provided in the Indenture.

The Indenture contains provisions permitting -the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall sit require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

If a default as defined in the Indenture shall occur, the principal of this bond may become or be cleaned due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered, or his registered assigns, as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, WASHINGTON NATURAL GAS COMPANY has caused these presents to be executed in its corporate name by its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, all as of                     , 19        .

WASHINGTON NATURAL GAS COMPANY,

By
President.

Attest

Secretary.

[FORM OF ASSIGNMENT]

For value received, the undersigned hereby sells, assigns and transfers unto                                          the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS

OF THE 1977 SERIES]

United States Internal Revenue tax stamps required by law on the issue of the bonds have been affixed to an executed copy of the within mentioned Indenture delivered to the Trustee, and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE

FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE,

By
Authorized Officer.

[FORM OF ENDORSEMENT ON REGISTERED BONDS OF THE 1977

SERIES WITHOUT COUPONS WITH RESPECT TO PAYMENTS ON

ACCOUNT OF PRINCIPAL]

PAYMENTS ON ACCOUNT OF PRINCIPAL

Date	Amount Paid	Balance of Principal Amount Unpaid	Signature

SECTION 4.02. Redemption Provisions for Bonds of the 1977 Series. The Bonds of the 1977 Series shall be subject to redemption prior to maturity:

(a) upon payment of the principal amount thereof (sometimes referred to herein as the “Special Redemption Price”), either,

(i) through the application of cash deposited with the Trustee for the sinking fund for the Bonds of said series provided for in Section 4.03, or renewal fund provided for in Section 4.04, or

(ii) through the application pursuant to Section 8.05 of any trust moneys held by the Trustee received from the proceeds of property sold or taken pursuant to the provisions of Section 7.04, or

(b) as a whole at any time or in part from time to time, at the option of the Company upon payment of the applicable percentage of the principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1977 Series set forth in Section 4.01; provided, however, that no such redemption shall be made prior to April 1, 1967, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company of less than 5% per annum;

together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days’ nor more than ninety days’ notice given in the manner provided by Article Ten, by publication in the City of Chicago, Illinois, and in the Borough of Manhattan, City and State of New York, and in the City of Seattle, Washington, or otherwise as provided in Section 2.07, unless waived as provided in said Section.

Whenever less than all the outstanding Bonds of the 1977 Series are to be redeemed, the principal amount of such Bonds to be redeemed shall be prorated in units of $1,000 each among the holders of the Bonds of the 1977 Series in the proportion that their respective holdings bear to the aggregate principal amount of Bonds of the 1977 Series outstanding on the date of selection, the holders of any coupon Bonds of the 1977 Series not registered as to principal to be treated collectively as one holder for the purposes of such proration, and the particular coupon Bonds of the 1977 Series not registered as to principal to be redeemed to be determined by the Trustee by lot in any manner deemed by the Trustee to be appropriate. In case any holder of two or more registered Bonds of the 1977 Series, shall so request in a writing filed with the Trustee, the Trustee, until further notice from said holder, shall, for the purposes of proration as aforesaid, treat each such registered Bond held by said holder as if it were held by a separate and distinct holder. The principle of pro rata redemption provided for herein shall be maintained in successive partial redemptions, as well as in any single partial redemption, so that at all times the aggregate principal amount of Bonds of the 1977 Series registered in the name of any holder of such amount of registered Bonds which has been redeemed shall, so far as practicable, be equal to the principal amount of Bonds of the 1977 Series registered in the name of such holder which would have been redeemed if redemptions in multiples of $1,000 were not required. Such allocations as may be requisite for the purposes of the two next preceding sentences shall be made by the Trustee in its uncontrolled discretion.

Subject to the specific provisions set forth hereinabove in this Section 4.02 and in the forms of the Bonds of the 1977 Series in Section 4.01, the provisions of Article Ten of this Indenture shall govern any redemption of the Bonds of such Series.

SECTION 4.03. Sinking Fund for Bonds of the 1977 Series. A. As a sinking fund for the retirement of Bonds of the 1977 Series, the Company will, subject to the provisions in this Section hereinafter provided, annually on or before March 31, in each year, beginning in 1960, and continuing to and including March 31, 1976, pay to the Trustee cash sufficient to redeem on the next succeeding April 1 at the principal amount thereof plus accrued interest, if any then due, Bonds of the 1977 Series of a principal amount equal to $450,000 (or adjusted annual amounts if required or permitted as hereinafter provided on account of the date of exhaustion of available gas supply).

The payments and the dates upon which payments are required for the sinking fund as above provided are in this Section 4.03 referred to as “sinking fund payments” and “sinking find payment dates”, respectively.

B. At least 45 days prior to each sinking fund payment date in each year beginning in 1960 the Company shall file with the Trustee an officers certificate setting forth the amount of sinking fund payment due on the ensuing March 31 of such year, and if required because of a revision of the sinking fund payments on account of the change in the date of exhaustion of the available gas supply, a computation showing the basis and amount of the adjusted sinking fund payments. Upon receipt of such a certificate, the Trustee shall proceed to select for redemption in accordance with the provisions of Section 4.02 or, if such provisions shall not be applicable, in the manner provided in Article Ten, a principal amount of Bonds of the 1977 Series to be redeemed at the principal amount thereof and, in the name of the Company, shall give notice as required by the provisions of Section 4.02, of the redemption for the sinking fund on the then next ensuing April 1 of the Bonds so selected. On or before the sinking fund payment date next preceding such April 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, on Bonds of the 1977 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds.

All Bonds of the 1977 Series redeemed by operation of the sinking fund shall thereupon be funded, but only so long as any Bonds of the 1977 Series are outstanding. All Bonds so redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1977 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1977 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

The Company covenants and agrees that, so long as any of the Bonds of the 1977 Series shall remain outstanding, it will not cause to be authenticated and delivered pursuant to the Indenture, Bonds of any other series unless the maturity date or dates of the Bonds of such series shall be subsequent to April 1, 1977, and unless if provision shall be made for a sinking fund or purchase fund for the benefit of the Bonds of such series, such fund shall not provide for the retirement of any Bonds of such series prior to April 1, 1960, or thereafter and prior to April 1, 1977 of Bonds of such series in such amounts that the percentage of the aggregate principal amount of the Bonds of such series theretofore issued to be retired through such fund shall be greater at any time during such period than the percentage of the aggregate principal amount of the Bonds of the 1977 Series then or theretofore to be retired through sinking fund payments at the rate fixed in this Section 4.03. In all cases where reference is made in this paragraph to the rate of retirements for any series of Bonds, such reference shall mean the regular rate prescribed therefor prior to any adjustment required by a change in the date of exhaustion of available gas supply.

C. If any certificate of available gas supply required to be delivered to the Trustee as hereinafter provided in Subdivision D of this Section 4.03 shall show a date of exhaustion of available gas supply (hereinafter referred to as date of exhaustion) earlier than April 1, 1977, the aggregate amount of sinking fund payments due after such certificate is delivered to the Trustee shall be increased so as to cause the Bonds of the 1977 Series then outstanding to be retired at least six months prior to such date of exhaustion through the operation of such increased annual sinking fund payments, but each revised annual payment shall be a multiple of $1,000.

If any subsequent certificate of available gas supply delivered to the Trustee shall show a date of exhaustion either earlier or later than such date shown in the next preceding certificate of available gas supply delivered to the Trustee, but earlier than April 1, 1977, the sinking fund payments due thereafter shall again be revised in such a manner as to cause the Bonds of the 1977 Series then outstanding to be retired at least six months prior to such date of exhaustion shown by such latest certificate of available gas supply filed with the Trustee.

If any subsequent certificate of available gas supply shall show a date of exhaustion later than April 1, 1977, the sinking fund payments prescribed by Subdivision A of this Section shall be restored as though such installments had not previously been revised and if the aggregate principal amount of Bonds of the 1977 Series theretofore redeemed for or credited against the sinking fund shall be less than $7,650,000 (the amount which would be paid into the sinking fund to and including April 1, 1976, at the regular annual payment rate prescribed in Subdivision A of this Section) and shall exceed the difference between $7,650,000 and the aggregate amount of sinking fund payments thereafter to be made as so restored, the remaining sinking fund payments shall be further reduced and thereafter the annual sinking fund payments due on April 1 of each year to and including April 1, 1976 shall be an amount equal to the quotient determined by dividing the difference between (i) $7,650,000 and (ii) such aggregate principal amount of Bonds of the 1977 Series theretofore retired by the operation of the sinking fund by the number of sinking fund payment dates thereafter to and including April 1, 1976, but each reduced installment shall be a multiple of $1,000. If the aggregate principal amount of Bonds of the 1977 Series theretofore retired by the operation of the sinking fund shall be greater than $7,650,000, no further sinking fund payments shall be required.

If the amount of sinking fund payments is at any time revised in accordance with the preceding paragraphs of this Subdivision C, the Company shall promptly deliver to the Trustee an officers’ certificate setting forth the revision and the basis therefor.

D. The Company covenants that, so long as any Bonds of the 1977 Series are outstanding, it will deliver to the Trustee on or before February 15 in each calendar year beginning with the year 1960, a certificate of available gas supply (which shall be an officers’ certificate) dated as of a date within six months of the delivery thereof to the Trustee and stating that, in the opinion of the signers, the date of exhaustion will be a date not earlier than April 1, 1977, or an earlier date specified in such certificate; provided that there shall be at least a nine months’ interval between the delivery to the Trustee of certificates pursuant to this Section.

A certificate of available gas supply, signed by an engineer who is independent, shall also be delivered to the Trustee within six months after request therefor by the holders of not less than 66 2/3% in principal amount of the then outstanding Bonds of the 1977 Series, by written notice both to the Company and to the Trustee, but (a) the Company shall not be required to so deliver an independent engineer’s certificate of available gas supply before February 15, 1961, and (b) the Company shall not be required to so deliver such an independent engineer’s certificate within 36 months of the date of the determination of available gas supply contained in a certificate or opinion delivered to the Trustee consisting of any one or more of the following: (1) an independent engineer’s certificate of available gas supply, (2) a conformed copy (certified to be a true copy by an officer of the Company) of a certificate or opinion of an engineer who is independent showing in substance the date of exhaustion which shall have either (i) been introduced into evidence in proceedings before the Federal Power Commission and not withdrawn or (ii) included in a prospectus of the Company’s gas supplier (so long as there is only one gas supplier) or (3) a certificate of (i) an engineer required to be filed with a trustee under an indenture of such gas supplier securing indebtedness or (ii) of the Company filed in connection with a registration statement effective under the Securities Act of 1933.

A certificate of available gas supply may be based, at the option of the signers, in whole or in part upon (1) written statements as to gas reserves made to the Company by gas suppliers pursuant to agreements between the Company and said gas suppliers, (2) written statements made by officers or engineers employed or retained by a gas supplier and/or (3) a report or reports of an engineer or engineers who is or are independent.

As used in this Section 4.03, the term “gas supplier” or “gas suppliers” shall mean any person or persons from whom the Company shall have a contract to purchase gas, and the term “date of exhaustion of available gas supply” or “date of exhaustion” shall mean the date on which, in the opinion of the signers of a certificate of available gas supply, the Company’s available gas supply would be exhausted on the assumption that the volume of gas in such available gas supply would be purchased and resold by the Company after the date of determination thereof at an annual rate equal to the volume so purchased and resold during the next preceding calendar year

As used in this Section 4.03, the term “available gas supply” shall mean the minimum volume of natural gas which the Company can, in the opinion of the signer of any certificate of available gas supply, reasonably expect to produce from gas production property or storage or purchase (whether or not the company or a gas supplier has a contract right to purchase such gas) to meet requirements of the Company in the future for the purpose of the distribution and sale of gas to the Company’s customers. Any determination as to available gas supply shall give due consideration to the existence of proven natural gas reserves (including gas in solution or in a common reservoir with oil or distillate and to be produced with such oil or distillate in the form of casinghead gas) and reserves not proven but reasonably in prospect (which reserves, proven or otherwise, are or have reasonable prospects of being available to the Company in view of pipe lines interconnected with the Company’s or any gas supplier’s pipe lines or which may reasonably be expected to become interconnected with the Company’s or any gas supplier’s pipe line) and shall also give due consideration to the known contractual rights and reasonably anticipated requirements of others with respect to such reserves, to the effect of any existing applicable proration laws, regulations or orders, to withdrawals (for the Company or others) from such reserves during the immediately preceding calendar year and to all other pertinent factors relative to such reserves known to the signers of such certificate.

SECTION 4.04. Renewal Fund. As a renewal fund the Company shall, on or before May 1 of each year, commencing May 1, 1958, pay cash and/or deliver Bonds of any series (taken at the principal amount thereof) to the Trustee, in an amount equal to the greater of (a) the aggregate amount of the minimum provision for depreciation, or (b)

the aggregate amount of retirements, for the period from March 1, 1957, to the end of the calendar year next preceding the filing with the Trustee of the annual renewal fund certificate hereinafter provided, in this Section 4.04, in excess of the greater of (c) such aggregate amounts for the minimum of depreciation or retirements shown in the next preceding annual renewal fund certificate filed with the Trustee, less the aggregate amount of permitted credits shown in the annual renewal fund certificate then required to be filed with the Trustee as hereinafter provided. The credits described in the form of annual renewal fund certificate set forth below shall be allowed in full or partial satisfaction of any renewal fund payment required under this Section 4.04 subject to the conditions and requirements stated in said form.

The Company shall file with the Trustee on or before the first day of May of each year commencing on May 1, 1958, an officers’ certificate (herein referred to as an “annual renewal fund certificate”) substantially in the following form:

WASHINGTON NATURAL GAS COMPANY

INDENTURE OF FIRST MORTGAGE DATED AS OF APRIL 1, 1957

ANNUAL RENEWAL FUND CERTIFICATE

The undersigned, one of whom is an accountant, in compliance with the provisions for a renewal fund contained in Section 4.04 of the above-mentioned Indenture do hereby certify as follows:

(1) (a) That the aggregate amount of the minimum provision for depreciation from March 1, 1957, to the end of the next preceding calendar year, namely, the calendar year 19 , is	$

(b) That the aggregate amount of retirements from March 1, 1957, to the end of the next preceding calendar year, namely the calendar year 19 , is	$

(c) That the greater amount of (a) and (b) above, is	$

(A computation of such amounts is shown in Exhibit A attached hereto.)

(2) That the greater amount of (i) the aggregate amount shown in Item (1) (c) of the last annual renewal fund certificate filed with the Trustee pursuant to Section 4.04 of the above Indenture, or (ii) the aggregate amount shown in Item (6) (c) of the latest certificate of available net additions filed with the Trustee covering a period ending at the end of any calendar month during but prior to the end of the calendar year stated in Item (1) above is

$

(3) That the aggregate amount of the Company’s obligation for the annual renewal fund to be satisfied in this annual renewal fund certificate, prior to credits shown below (namely, the aggregate amount shown in Item (1) (c) above in excess of the greater amount shown in Item (2) above), is

$

(4) That the aggregate amount of Bonds, if any, retired by operation of the sinking fund pursuant to the above Indenture, not heretofore used as a credit on account of the renewal fund in previous annual renewal fund certificates, is

$

(5) That the aggregate amount of the Company’s obligation for the renewal fund stated in Item (3) above after deducting the aggregate amount shown in Item (4) above, is	$

(6) That the aggregate cost of property additions acquired or constructed by the Company after February 28, 1957 not heretofore funded or used as a credit

in previous renewal fund certificates or in certificates of available net additions as provided in Item (2) above and now available as a credit for the purpose of Items (8) (i), (9) (i) and (9) (ii) below, is	$

(A computation of such unfunded property additions is shown in Exhibit B attached).

(7) That the aggregate amount of unfunded Bond credits evidenced by certificates of available Bond credits heretofore or concurrently filed with the Trustee and now available as a credit for the purpose of Items (8) (ii) and (9) (iii) below, is

$

(8) That the Company hereby elects to use as a credit to satisfy its obligation for the renewal fund stated in Item (5) above available credits, as follows:

(i) unfunded property additions shown in Item (6) above at a cost of	$

(ii) unfunded available Bond credits shown in Item (7) above at the principal amount of	$

(iii) and the sum of the credits (i) and (ii) above, is	$

(9) That the Company further elects –

(i)     to reinstate Bond credits heretofore taken and Bonds delivered, purchased or redeemed for the renewal fund (and not heretofore reinstated) by using as a credit property additions shown in Item (6) above, at a cost of

$

(here specify Bonds being reinstated)

and/or

(ii) to withdraw cash or Bonds (taken at the principal amount thereof) now held by the

Trustee in the renewal fund by using as a credit property additions shown in Item (6) above at a cost of	$

(here specify Bonds being withdrawn)

(iii)  to withdraw cash now held by the Trustee in the renewal fund by the funding of unfunded Bond credits, or if previously funded, heretofore and now unfunded or reinstated, in the principal amount of

$

No interest on any Bonds now outstanding under the Indenture is due and unpaid and no default now exists under the Indenture. (This statement need be included only if Bonds or Bond credits are to be reinstated pursuant to Item (9) (i) above).

(10) That the balance, if any, to be paid by the Company in cash or Bonds of any Series, to be delivered herewith for account of the renewal fund in respect of the calendar year next preceding the date hereof, namely the amount set forth in Item (5) above minus the aggregate amount of the credits set forth in Item (8) (iii) above, is

$

(Here insert statements required by Section 2.04 of said Indenture).

Dated:
President.

Treasurer or

Secretary, of
WASHINGTON NATURAL GAS COMPANY

The Company may file with the Trustee an interim renewal fund certificate or certificates at any time or from time to time, which, with appropriate modifications, shall be in the general form of and signed in the same manner as the annual renewal fund certificate, except that any Items not applicable, may be omitted, and upon such filing, the Company shall be entitled to take any action which, on the basis of the facts and figures so certified, would be permitted under Item (9) of the annual renewal fund certificate.

Unmatured Bonds delivered to the Trustee for the renewal fund in uncancelled form shall not be cancelled. The Trustee shall, however, as interest becomes due and payable on any such Bonds cut off, cancel, and return to the Company the maturing coupons or, in lieu of such cancellation and delivery, cremate such coupons and deliver a certificate of cremation to the Company and in the case of interest maturing on any fully registered Bonds so held, make or cause to be made a notation thereon of the release of such interest, without payment by the Company of such interest.

Any cash deposited in the renewal fund, if and to the extent that the Company at the time does not have property additions available for use as a credit to satisfy such renewal fund obligation, may, upon the written order of the Company, be applied by the Trustee to the redemption of Bonds of the 1977 Series in accordance with the provisions of Section 4.02 or, if such provisions shall not be applicable, in the manner provided in Article Ten or to the retirement of Bonds at a price not exceeding the principal amount thereof or at a greater price if the Company shall deliver with said order, cash in an amount equal to the excess price over principal of the Bonds to be retired.

Property additions used as a credit in any renewal fund certificate shall not prevent the subsequent inclusion of such property additions in any net property additions application filed thereafter with the Trustee, but such property additions so used as a credit for the renewal fund shall be deemed to be funded for purposes of the release of trust moneys under Section 8.04 or reinstatement of Bonds or Bond credits under Section 2.03.

So long as any Bonds of the 1977 Series are outstanding, Bond credits and Bonds delivered as credits in any annual or interim renewal fund certificate shall be funded, and shall not again be used as the basis of action or credit hereunder, unless and to the extent that the same have been reinstated as unfunded, as provided in this Section or in Section 2.03.

The Trustee, upon receipt of an officers’ certificate and opinion of counsel as to compliance with conditions precedent, shall pay over or deliver to the Company the cash and/or Bonds specified in Clause (ii) or (iii) of Item (9) of any annual or interim renewal fund certificate. Any Bonds delivered to the Company as aforesaid shall, upon such delivery, be reinstated as unfunded. Any Bond credits or Bonds specified in Clause (i) of Item (9) of any annual or interim renewal fund certificate shall be reinstated and become unfunded forthwith upon the acceptance by the Trustee of such annual or interim renewal fund certificate.

SECTION 4.05. Restriction on Payment of Dividends on Common Stock. The Company shall not directly or indirectly (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or declare or make any other distribution on any shares of Common Stock, or (b) make or permit any subsidiary to make any expenditures for the purchase, redemption or other retirement for a consideration of any shares of capital stock of the Company, (other than in exchange for, or from the net cash proceeds of, other and new shares of capital stock of the Company and other than any shares of any class of stock hereafter issued ranking as to dividends or assets prior to the Common Stock of the Company required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock) if (i) the aggregate amount of all such dividends, distributions and expenditures made since December 31, 1956, would exceed the aggregate amount of the net income of the Company accumulated after December 31, 1956, plus the sum of $350,000, or (ii) if the funded debt of the Company to be outstanding after giving effect to any dividend, distribution or expenditure aforesaid shall exceed 65% of the total capitalization of the Company.

Net income of the Company for the purpose of this Section shall mean the sum of (a.) the total operating revenues of the Company, less an amount equal to the total operating expenses of the Company, including but not limited to (i) all taxes (including without limitation income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income), (ii) rentals, insurance, current repairs and maintenance, (iii) provision for retirements, depreciation or obsolescence, which shall be the amount actually charged by the Company on its books of account (but in respect of depreciable gas utility property not subject to prior liens shall not be less than the minimum provision for depreciation as defined in Section 1.32), and (iv) all charges on account of interest on indebtedness and on account of debt discount and expense, and _it) net income or loss from the operation of properties other than the trust estate and any other income received (less applicable expenses) or loss incurred by the Company; which sum shall be diminished by an amount equal to all dividends accrued (whether or not paid) on any outstanding stock of the Company having preference over the Common Stock as to dividends, assets or otherwise, all of the foregoing determined in accordance with sound accounting practice. In determining the net income of the Company for the purpose of Section, no deduction or adjustment shall be made for or in respect of any charges or credits which under sound accounting practice are not appropriate charges or credits in determining net income and, without limiting the generality of the foregoing, the following items shall be excluded from the computation: (1) expenses in connection with the issuance of stock of the Company and expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement, (2) profits or losses from the sale, abandonment or other disposition of property or other assets carried in plant or investments accounts of the Company, or from the reacquisition of any securities of the Company, or taxes in respect of any such profits, (3) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof; (4) any adjustment (including tax adjustments) applicable to any period prior to December 31, 1956; or (5) amortization or elimination of gas utility property plant adjustment or acquisition accounts or intangibles.

The term “funded debt” of the Company shall mean, at any date as of which the amount thereof is to be determined, all debt of the Company, whether secured or unsecured, maturing by its terms more than one year after the date of the creation thereof notwithstanding the fact that payments (whether installment, serial, or sinking fund payments or otherwise) are required to be made less than one year after such date in respect of any such debt and notwithstanding the fact that part thereof is at any time classified, in accordance with sound accounting practice, as current liabilities, indebtedness maturing in not more than one year from the date of creation which by its terms can be extended or renewed beyond such period at the option of the Company and also debt maturing by its terms not more than one year after the date of the creation thereof if secured by the pledge of Bonds, but shall not include indebtedness created or to refund indebtedness incurred for the conversion of customers’ appliances. For the purposes of this definition, any debt which is extended or renewed (other than at the option of the Company pursuant to the terms thereof) shall be deemed to have been created at the effective date of such extension or renewal.

The term “total capitalization” of the Company shall mean, at any date as of which the amount thereof is to be determined, the aggregate of:

(a) the amount of the capital stock liability of the Company, plus (or minus in the case of a deficit) the capital and paid-in surplus and earned surplus of the Company, whether or not available for the payment of dividends, plus any premium on the capital stock of the Company, and

(b) the aggregate principal amount of all funded debt outstanding,

after giving effect to the creation or retirement of any capital stock, any adjustment of surplus or creation or retirement of funded debt being issued or retired as a part of the transaction in connection with which the determination of total capitalization is being made.

The Company covenants that it will not, directly or indirectly, reclassify or otherwise convert Common Stock into any stock preferred over Common Stock as to dividends or upon liquidation.

SECTION 4.06. Duration of Effectiveness of Article Four. This Article shall be of force and effect only so long as any Bonds of the 1977 Series are outstanding.

ARTICLE FIVE.

Authentication and Delivery of Bonds

SECTION 5.01. Initial Issue of $15,000,000 of Bonds of the 1977 Series. Bonds of the 1977 Series in the aggregate principal amount of $15,000,000 may, forthwith upon the execution and delivery of this Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company, without awaiting the recordation, registration or filing of this Indenture; provided, however, that no Bonds of the 1977 Series, in addition to $13,750,000.00 principal amount thereof, shall be authenticated and delivered by the Trustee until the Company has filed with the trustee a net property additions application funding net additions equal to the difference between $25,000,000.00 and the net plant account of the Company (computed to the next lower full $1,000) as shown by its books as of the close of business February 28, 1957, determined in accordance with sound accounting practice, which net additions shall be those first acquired by the Company after February 28, 1957 or, to the extent net additions have not been so funded, has deposited cash with the trustee equal to 60% of the net additions so required to be funded, to be held by the trustee subject to withdrawal as provided in Section 8.02 (a).

SECTION 5.02. General Provisions for the Authentication and Delivery of Additional Bonds. In addition to the Bonds, the authentication and delivery of which is provided for in Section 5.01, the Company may at any time or from time to time execute and deliver to the Trustee and thereupon the Trustee shall authenticate and deliver in accordance with the written order of the Company hereinafter in this Section provided for, Bonds of any other series duly created pursuant to the provisions of Section 3.04, upon the basis permitted by, and upon compliance by the Company with the provisions of Section 5.03 (on the basis of unfunded net additions) , Section 5.04 (on the basis of the deposit of cash) and/or Section 5.05 (on the basis of unfunded Bond credits) .

Such additional Bonds shall be authenticated and delivered by the Trustee only upon receipt by the Trustee, in addition to the documents and other things required to be furnished pursuant to Section 5.03, Section 5.04 and/or Section 5.05, as the case may be, of the following:

A. A written order of the Company for the authentication and delivery of such Bonds.

B. Resolution of the Board of Directors (and, if required in the opinion of counsel provided for in Subsection E below, a vote of the stockholders, certified by the Secretary or an Assistant Secretary of the Company) , authorizing the authentication and delivery pursuant to the provisions of Section 5.03, Section 5.04 and/or Section 5.05, as the case may be, of a specified principal amount of Bonds of a designated series, and if the designated series is a new series, authorizing the execution and delivery of an indenture supplemental hereto creating such series.

C. An indenture supplemental hereto, duly authorized and executed by the Company, creating the series of Bonds designated as required by Subsection B of this Section, if such series is a new series.

D. An officers’ certificate, dated not more than 15 days prior to the application for the authentication and delivery of the Bonds, as to compliance with conditions precedent, which shall also state that no interest on any Bonds then outstanding hereunder is due and unpaid and that no default hereunder then exists.

E. An opinion of counsel as to compliance with conditions precedent, which shall also

(1) specify the instruments and resolutions and votes required under this Section 5.02 which when delivered to the Trustee will conform to the requirements of law and this Indenture and will constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the Bonds applied for;

(2) specify the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the Bonds then applied for, or state that there are no such legal requirements;

(3) specify the certificate or other evidence which will be sufficient to show the authorization of or approval or consent to the issuance by the Company of the Bonds then applied for, by any governmental regulatory body or commission at the time having jurisdiction in the premises, or state that no such authorization, approval or consent is required; and

(4) state that the issuance of the Bonds, the authentication and delivery of which is then applied for, will not cause the limit of indebtedness, if any, of the Company permitted by law, to be exceeded and the execution, authentication and delivery of the Bonds applied for have been sufficiently and duly authorized by all necessary corporate action on the part of the Company and that said Bonds, when executed by the Company and authenticated and delivered by the Trustee and when issued by the Company, will be valid and binding obligations of the Company, entitled to the security of this Indenture to the same extent as and on a parity, as to all of the trust estate, with all Bonds theretofore issued and then outstanding hereunder.

F. The certificates and other evidence, if any, specified in the opinion of counsel required by the foregoing Subsection E.

SECTION 5.03. Authentication and Delivery of Bonds on the Basis of Unfunded Net Additions. Upon compliance with the provisions of Section 5.02, additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding 60% of the amount of unfunded net additions being funded as the basis thereof, as shown in the certificate of available net additions provided for in Subsection A of this Section, upon receipt by the Trustee of the following:

A. A certificate of available net additions.

B. An earnings certificate.

SECTION 5.04. Authentication and Delivery of Bonds on the Basis of the Deposit of Cash. Upon compliance with the provisions of Section 5.02, additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding the amount of cash deposited with the Trustee as provided in Subsection A of this Section, upon receipt by and deposit with the Trustee of the following:

A. Cash equal to the aggregate principal amount of the Bonds the authentication and delivery whereof is then applied for.

B. An earnings certificate.

SECTION 5.05. Authentication and Delivery of Bonds on the Basis of Unfunded Bond Credits. Upon compliance with the provisions of Section 5.02, additional Bonds may from time to time be executed by the Company and delivered to the Trustee and shall be authenticated and delivered by the Trustee upon the written order of the Company, in an aggregate principal amount not exceeding the principal amount of unfunded Bond credits being funded as the basis thereof, as shown in the certificate of available Bond credits provided for in Subsection A of this Section, upon receipt by the Trustee of the following:

A. A certificate of available Bond credits.

B. Either (1) an earnings certificate, if

(i) an earnings certificate, excluding the annual interest requirements on any of the Bonds whose retirement (or provision therefor) is reflected in the certificate of available Bond credits filed pursuant to Subsection A of this Section, shall have been filed with the Trustee after such Bonds were retired or their retirement provided for; or

(ii) any such Bonds whose retirement is so reflected bore a lower rate of interest than the Bonds applied for, and had not been bona fide sold, pledged otherwise negotiated to persons other than affiliates of the Company;

or (2) an officers’ certificate evidencing that none of the conditions set forth in Clauses (i) and (ii) of this Subsection exists.

SECTION 5.06. Issuance of Bonds by Company – Status of Reacquired Bonds. Whenever any Bonds shall have been authenticated and delivered to or on the written order of the Company by the Trustee, the Company may issue such Bonds or any thereof by selling, pledging or otherwise negotiating the same upon such terms as may be authorized or approved from time to time by its Board of Directors; provided, however, that no Bonds shall be entitled to the lien and security hereof until such Bonds shall have been so issued by the Company. The Company may reacquire any of the Bonds so issued by it and may reissue any of the Bonds so reacquired (including a Bond issued by way of pledge or for other limited purposes and thereafter returned to the Company); but until the same shall have been so re-issued by the Company the Bonds so reacquired shall not be entitled to the lien or security hereof. The Company, however, shall not reissue any Bond which is prohibited from being reissued by any other provision of this Indenture. Nothing in this Section, however, is intended or shall be construed in such a way as to affect or impair the transferability of any of the Bonds or the negotiability of any of the coupon Bonds or as entitling the Company or any other party or parties to deny or contest the status as fully issued and outstanding hereunder and entitled to the lien and security aforesaid of any Bond bearing the authentication certificate of the Trustee, in the hands of any bona fide holder in due course thereof other than the Company.

ARTICLE SIX.

Concerning Pledged Obligations

SECTION 6.01. General Provisions. All evidences of indebtedness (herein sometimes called “obligations”) pledged hereunder or intended so to be (exclusive of deposited obligations referred to in Section 2.11 hereof) shall be held and dealt with by the Trustee as hereafter in this Article provided. All such obligations shall be delivered to the Trustee in such form that the same shall be transferable and deliverable by it. The Trustee may in its discretion cause any obligations pledged hereunder and delivered to it to be registered in its name, or in the names of its nominee or nominees.

SECTION 6.02. Company Entitled to Interest – Principal Held as Trust Moneys. Unless the interest on any of the Bonds then outstanding is due and unpaid, or a default exists, the Company shall be entitled to receive all interest and other income paid in cash upon all obligations pledged under this Indenture; and from time to time the Trustee shall deliver to the Company suitable orders in favor of the Company, or its nominee or nominees, for the payment of such interest and other income, and/or any coupons representing the same, in order that the Company may receive payment thereof for its own use, and the Company may collect such interest and other income by legal proceedings in any manner which shall not be in violation of the provisions of this Indenture or prejudicial to the interests of the Bondholders.

All sums which shall be paid or distributed on account of the principal of any obligations pledged hereunder shall be paid and delivered to and received by the Trustee and shall be treated as trust moneys and paid over to the Company or applied pursuant to the provisions of Article Eight.

SECTION 6.03. Return of Pledged Obligations to Company. Unless the interest on any of the Bonds then outstanding is due and unpaid, or a default exists, upon delivery by or on behalf of the Company, or by any obligor thereon, to the Trustee of cash in an amount equivalent to the principal amount due on any such obligation or the portion thereof remaining unpaid, the Trustee shall release and surrender such obligation to the Company upon its written order.

SECTION 6.04. Trustee to Have Rights of Owner as to Pledged Obligations. Subject only to the restrictions authorized and contained in this Indenture, and to the actual exercise by the Company of its rights in respect thereof, conferred by this Indenture, the Trustee shall have and may exercise all the rights of an owner in respect of any obligations held by the Trustee under this Indenture or in any manner whatsoever upon the trusts hereof.

ARTICLE SEVEN.

Release of Mortgaged Property.

SECTION 7.01. Company’s Rights of Use, Possession, etc., of Mortgaged Property. Unless a default shall exist, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged property (except such cash and securities as are expressly required to be or have been deposited with the Trustee) and to receive, use and dispose of, free from the lien of this Indenture, the tolls, rents, revenues, issues, earnings, income, product and profits of the mortgaged property, with power in the ordinary course of business freely and without let or hindrance on the part of the Trustee or of the Bondholders, to use, consume and dispose of its materials and supplies, to sell, use or dispose of its products, to alter and repair its buildings and structures and remove them when desirable in the conduct of its business, to change the position of any of its plants, buildings, works, structures, distribution or transmission lines, pipe lines, measuring, regulator or compressor stations, substations and equipment, and replace or renew any of its equipment, machinery or other property, to dismantle and remove any property no longer useful in the conduct of its business, and, subject to the provisions of Article Fourteen hereof, to lease (subject to the continuing lien of this Indenture and to all the provisions hereof on the property so leased) any part of its properties as may be desirable or advisable in the proper conduct of the business or in the operations of the properties of the Company, and, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims; provided, however, that the trust estate may not be changed so as to impair the lien of this Indenture thereon unless such property is released, sold, exchanged, abandoned or otherwise disposed of as permitted by some other Section of this Article Seven.

SECTION 7.02. Additional Rights and Powers Respecting Mortgaged Property. Unless a default shall exist, the Company may at any time and from time to time, without any notice to or release- or consent by the Trustee or accountability thereto for any consideration received by the Company except as provided in this Section 7.02:

(a) sell or otherwise dispose of, free from the lien of this Indenture, or abandon or otherwise retire, any gas pipe, measuring, regulator or compressor station and other machinery, equipment, fixtures, appliances, tools and implements, or other similar property which shall have become old, worn out, obsolete, inadequate, unfit, unnecessary or unadapted for use in the operations of the Company; provided that the Company shall replace the property so sold or otherwise disposed of with other property not necessarily of the same character (but which shall be gas utility property if the property sold or disposed of was gas utility property) which shall be of a fair value to the Company at least equal to the fair value of the property so sold or otherwise disposed of and which shall become subject to the lien of this Indenture free and clear of all prior liens (except permitted encumbrances and prior liens to which the property so sold or otherwise disposed of was subject);

(b) abandon, terminate, cancel, release or make changes or ‘ alterations in or substitutions for any and all leases and right-of-way grants, provided that such action is in the opinion of the Company necessary, desirable or advisable in the conduct of the business of the Company;

(c) surrender or assent to the modification of any contract (subject to the provisions of Section 9.14), right, power, franchise, license, governmental consent or permit which it may hold or under which it may be operating, provided that such surrender or modification is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company;

(d) grant, convey or lease rights-of-way and easements over, under or in respect of any real property owned by the Company, provided that such grant, conveyance or lease will not materially impair the usefulness of such real property in the conduct of the business of the Company;

provided that in the event of any change, alteration or substitution pursuant to clause (b) of this Section 7.02 or any modification pursuant to clause (c) of this Section 7.02, the changed, altered or substituted lease or right-of-way grant, or the modified contract, right, power, franchise, license, governmental consent or permit, as the case may be, shall be subject to the lien of this Indenture.

The Trustee shall, from time to time, upon the written request of the Company, execute any release or consent requested to confirm any action taken by the Company pursuant to this Section, but only upon receipt by the Trustee of an officers’ certificate, conforming to the requirements of Section 2.04, and an opinion of counsel that the execution of such release or consent is appropriate to confirm action taken by the Company pursuant to this Section.

SECTION 7.03. General Provisions for Release of Mortgaged Property. The Trustee shall from time to time (unless the provisions of Section 7.04 are applicable) execute and deliver to the Company, pursuant to this Section, an appropriate release from the lien and operation of this Indenture of any property constituting part of the trust estate, including pledged securities, but excluding, without limiting any disposition thereof otherwise specifically provided in the Indenture, (a) trust moneys and other cash, (b) deposited obligations, and (c) purchase money obligations, upon receipt by and deposit with the Trustee of the following:

A. A written request of the Company for such release.

B. An officers’ certificate, dated not more than 15 days prior to the application for such release, containing the statements required by Section 2.04, which shall also state in substance:

(1) that the Company has sold, exchanged or disposed of or has contracted to sell, exchange or dispose of the property so to be released, describing such property and the consideration to be received by the Company therefor;

(2) that no default then exists hereunder; and

(3) that, in the opinion of the signers, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

C. A certificate of an engineer or appraiser, conforming to the requirements of Section 2.06, dated not more than 30 days prior to the application for such release, and containing the statements required by Section 2.04, which shall also state, in the opinion of the signer:

(1) the fair value, at the date of such certificate, of the property to be released,

(2) the fair value to the Company of any consideration other than cash or purchase money obligations defined in Section 7.06B to be received by the Company for the property to be released, and

(3) that the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

D. Subject to the provisions of Section 7.06, cash in an amount equal to the fair value (as certified pursuant to Subsection C of this Section) of the property to be released.

E. An opinion of counsel as to compliance with conditions precedent.

SECTION 7.04. Property Taken By Eminent Domain. Should all or any part of the trust estate be taken by the exercise of the power of eminent domain or by any governmental entity or entities, or should any governmental entity or entities at any time exercise any right which it or they may have to recapture, purchase or designate a purchaser of, or to order the sale of, all or any part of the trust estate, or should the Company, in lieu of and in reasonable anticipation of such a taking, recapture, purchase, designate or order, sell all or any part of the trust estate to, or to any nominee of, or purchaser designated by, any governmental entity or entities, the Company shall, subject to the provisions of Section 7.06, deposit the proceeds thereof with the Trustee forthwith upon receipt thereof. The term “governmental entity” as used in this Section 7.04, is hereby defined to include the United States of America and any State thereof, and any agency, instrumentality, authority or commission of either or both thereof, and any municipal corporation or any public utility district or similar district, agency or authority, and any corporation created or owned or controlled, directly or indirectly by the United States of America or any State or States thereof or any municipal corporation. The Trustee shall release any property so taken, recaptured, purchased or sold, upon receipt by the Trustee of:

A. A written request of the Company for such release.

B. An officers’ certificate, dated not more than 15 days prior to the application for such release, containing the statements required by Section 2.04, and describing the property so to be released, which shall also state the amount of the award therefor or proceeds therefrom, and stating in substance that such property has been taken, recaptured, purchased or sold in the manner set forth above in this Section.

C. Cash in the amount specified in Subsection B above, representing the award for, or the proceeds of, such property, or, in lieu thereof, any one or more of the things the deposit or delivery of which is permitted under Section 7.06.

D. A certificate of an engineer conforming to the requirements of Section 2.06, dated not more than 30 days prior to the application for such release containing the statements required by Section 2.04, stating in the opinion of the signer, that such property is being disposed of pursuant to the provisions of this Section and that the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; and, if the disposition is by sale in anticipation of the exercise by any governmental entity or entities of its or their power of eminent domain or right to recapture or order the sale of, or to purchase or designate a purchaser of such property, stating the fair value of such property at the date of such certificate.

Such certificate, however, shall be filed with the Trustee only as information and shall not affect in any way the basis of the release of such property, whatever the amount of fair value stated.

E. An opinion of counsel as to compliance with conditions

precedent and stating that such property has been lawfully taken, recaptured, purchased or sold in the manner set forth above in this Section.

In any proceedings for the taking of all or any part of the trust estate by the exercise of the power of eminent domain or the recapture thereof, the Trustee may be represented by counsel who may be counsel for the Company.

SECTION 7.05. Property Not Needed in Operations – Sale or Exchange. In addition to and not in derogation of the authority contained in Sections 7.01 to 7.04, inclusive, unless a default shall exist, the Company at any time and from time to time, without any release or consent by the Trustee (unless under the provisions of Sub-section C of Section 7.03 and Section 2.06 the Company would then be required to furnish an independent engineer’s certificate, in which event this Section shall not be applicable), sell, exchange or otherwise dispose of any part of the trust estate (except (a) trust moneys and other cash, (b) deposited obligations, and (c) purchase money obligations) which shall no longer be used or useful in the conduct of the business of the Company, provided the aggregate of the fair value at the time of disposition of the property so disposed of in any one calendar year shall not exceed $100,000, or  3/4 of 1% of the outstanding Bonds, whichever is greater.

The Company covenants that, upon the completion of any such disposition, it will, subject to the provisions of Section 7.06, deposit with the Trustee cash in an amount equal to the fair value of the property disposed of at the time of disposition.

On or before May 1 of each year, beginning with the year 1958, the Company shall deliver to the Trustee an officers’ certificate containing the statements required by Section 2.04 and briefly describing the property sold, exchanged or otherwise disposed of pursuant to this Section 7.05 during the preceding calendar year (or in the case of the first such certificate, since the date of the execution and delivery hereof). Said certificate shall set forth, and, unless signed by an engineer, shall be accompanied by a certificate of an engineer conforming to the requirements of Section 2.06 setting forth, the fair value at the time of disposition thereof of the property described in said officers’ certificate.

In order to clear the title of record of any property so disposed of, the Trustee shall from time to time, upon the written request of the Company, execute and deliver confirmatory releases or certificates that such property is free from the lien of this Indenture upon delivery to the Trustee of an officers’ certificate as to compliance with conditions precedent and stating that such property has been, or upon or prior to the delivery of said release or certificate will be, disposed of by the Company pursuant to this Section and that in the opinion of the signers the execution and delivery of the confirmatory release or certificate will not impair the security under this Indenture in contravention of the provisions hereof and an opinion of counsel as to compliance with conditions precedent.

SECTION 7.06. Consideration or Evidence in Lieu of Cash. The Company shall have the right, except in the case of the taking, recapture, sale or release of all or substantially all of the trust estate pursuant to Section 7.04, in lieu of all or any part of any cash, the deposit of which with the Trustee is required by any provision of this Article Seven, to deposit with or deliver to the Trustee any of the things described in the following Subsections A to F, inclusive, namely:

A. Obligations of the United States of America as provided in Section 2.11; or

B. Any obligations (herein sometime referred to as “purchase money obligations”) secured by a closed mortgage on the property to be disposed of maturing not more than 10 years after the date of such deposit, which purchase money obligations and mortgages securing the same shall be duly assigned to the Trustee and shall be credited by the Trustee at the principal amount thereof against and in lieu of, the deposit of cash; provided that the principal amount thereof so to be credited shall not exceed in the case of any release pursuant to Section 7.03, either (a) 70% of the fair value (as certified pursuant to said Section) of the property covered by any such purchase money mortgage, or (b) if no fair value is so certified 70% of the total amount of the award or compensation for or proceeds of said property; or

C. A certificate of the trustee or other holder of a prior lien on all or any part of the property to be taken or disposed of, stating that a specified amount of cash and/or a specified principal amount of purchase money obligations of the character described in the preceding Subsection B and representing proceeds of such property, have been deposited with such trustee or other holder pursuant to the requirements of such prior lien, and such certificate shall be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee or other holder; or

D. An officers’ certificate stating that the property to be released, taken or disposed of or a portion thereof has been sold, taken or disposed of subject to a specified prior lien existing thereon immediately prior to such sale, taking or other disposition, and briefly describing or otherwise identifying such prior lien and stating the principal amount of the obligations secured thereby, and stating that such property or such portion thereof constitutes all of the property which immediately prior to such sale, taking or other disposition was subject to such prior lien or liens; and such officers’ certificate shall be received by the Trustee in lieu of cash in an amount equal to the principal amount of obligations so stated to be secured by such prior lien or liens; or

E. A certificate of available net additions, which certificate shall be received by the Trustee in lieu of cash up to the amount of unfunded net additions being funded as shown therein; or

F. A certificate of available Bond credits, which certificate shall be received by the Trustee in lieu of cash up to the principal amount of unfunded Bond credits being funded as shown therein.

In case of the delivery to the Trustee of any purchase money obligations or of a certificate of the trustee or other holder of a prior lien or an officers’ certificate pursuant to Subsection B, C or D of this Section, there shall also be delivered to the Trustee an opinion or opinions of counsel

(1) in case any purchase money obligations are being delivered to the Trustee or to the trustee or other holder of a prior lien pursuant to Subsection B or C of this Section, stating that the same are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon all the property to be released, taken or disposed of, free and dear of all prior liens charges or encumbrances, except any prior liens or other charges or encumbrances prior to the lien of this Indenture which may have existed on such property to be released immediately prior to such release, taking or disposition, and that any such mortgage has been validly assigned to the Trustee and/or to the trustee or other holder of a prior lien, as the case may be, and that such assignment is in recordable form;

(2) in case any cash or purchase money obligations shall be certified to have been deposited with the trustee or other holder of a prior lien pursuant to Subsection C of this Section, stating that the property to be taken or, disposed of, or a specified portion thereof is, or immediately before such release, taking or disposition was, subject to such prior lien, and that such deposit is required by such prior lien; and

(3) in case an officers’ certificate shall have been delivered to the Trustee pursuant to Subsection D of this Section, stating that the property to be taken or disposed of is, or immediately before such release, taking or disposition was, subject to the prior lien or liens stated in such certificate, and, that the nature and extent of such prior lien or liens are correctly stated in such certificate.

SECTION 7.07. Quitclaim by Trustee of Excepted Property. In

case the Company proposes to sell or has sold any property not subject to the lien hereof and the purchaser thereof requests the Company to furnish a written disclaimer or quit-claim by the Trustee of any interest in such property under this Indenture, the Trustee shall execute such an instrument without substitution of other property or cash upon receipt by the Trustee of

(1) a written request of the Company for the execution of such disclaimer or quit-claim;

(2) an officers’ certificate containing the statements as required by Section 2.04, which shall also recite the sale or proposed sale, describe in reasonable detail the property sold or to be sold, state that such property is not subject to the lien hereof, and state that the purchaser has requested a written disclaimer or quit-claim by the Trustee; and

(3) an opinion of counsel as to compliance with conditions precedent, which shall also state that such property is not subject to the lien hereof or required to be subjected thereto by any of the provisions hereof.

SECTION 7.08. Exercise of Powers Under Article Seven During Default. In case a default shall exist, the Company, while in possession of the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) , may do any of the things enumerated in Sections 7.01 to 7.05, both inclusive, if the Trustee, in its discretion, or the holders of at least a majority in principal amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event the certificate required by Subsection B of Section 7.03 need not contain the statement that no default then exists hereunder.

In case the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to the sale or other disposition of the trust estate may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as hereinabove in this Section provided) , in which case a written request signed by said receiver or trustee shall be deemed the equivalent of a written request of the Company and a certificate signed by such receiver or trustee shall be deemed the equivalent of any officers’ certificate required by any provision of this Article. If the Trustee shall be in possession of the trust estate (other than securities and cash held by the trustee or other holder of a prior lien), then such powers may be exercised by the Trustee in its discretion.

SECTION 7.09. Non-responsibility of Purchasers for Trustee’s Powers. No purchaser in good faith of property purporting to be released here-from shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to the existence of any conditions required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition, or look to the application of the purchase money.

SECTION 7.10. Treatment of Cash Deposited Under Article Seven. Except as herein otherwise specifically provided, cash deposited with the Trustee pursuant to this Article shall be held, paid over or applied by the Trustee as provided in Article Eight.

SECTION 711. Lien on Reacquired Property. Any property constituting part of the trust estate which is sold, exchanged or otherwise disposed of by the Company and released from the lien of this Indenture and which is thereafter reacquired by the Company shall without further action become subject to the lien of this Indenture.

SECTION 7.12. Separability of Release Provisions. Sections 7.01 to 7.05, inclusive, and Sections 7.07 and 7.08, except as therein specified, shall not be construed as being in limitation of one another, but as separate and independent methods of releasing or disposing of property.

ARTICLE EIGHT.

Application of Trust Moneys.

SECTION 8.01. General Provisions. All moneys deposited with the Trustee in respect of the release, sale or other disposition of any part of the trust estate pursuant to the provisions of Article Seven, payments on account of the principal of all purchase money obligations held by the Trustee, other moneys required by Article Six to be treated as trust moneys, all moneys deposited with the Trustee as proceeds of the sale of, or insurance upon, any part of the trust estate, all moneys deposited with the Trustee pursuant to Section 5.04 as the basis for the authentication and delivery of Bonds, all moneys deposited with the Trustee pursuant to Section 2.03 (a) as the basis for the reinstatement of Bonds or Bond credits, and all other moneys elsewhere herein provided to be held and applied as in this Article provided, and all moneys, if any, deposited with the Trustee the disposition whereof is not elsewhere herein otherwise specifically provided for (all such moneys hereinabove referred to being herein sometimes called “trust moneys”), shall be held by the Trustee as a part of the trust estate and all or any part of said trust moneys may be withdrawn from, and/or shall be applied by, the Trustee from time to time as provided in this Article, subject to the following restrictions:

(a) no moneys deposited with the Trustee pursuant to Section 5.04 as the basis for the authentication and delivery of Bonds shall be withdrawn pursuant to the provisions of Section 8.04;

(b) in the event of the taking, recapture, sale or release of all or substantially all the gas utility property of the Company subject to the lien of this Indenture, any money deposited with the Trustee in connection therewith, whether or not interest on any Bonds then outstanding hereunder shall be due and unpaid or a default shall exist, shall be applied only to the retirement of Bonds pursuant to the provisions of Section 8.05, and if the money so deposited, together with other moneys then held by the Trustee and available for the purpose, is not sufficient to effect the retirement of all Bonds then outstanding, it shall be applied to the retirement of Bonds as aforesaid only upon the deposit by the Company with the Trustee (and the Company covenants to make such deposit) , of an amount sufficient, together with such moneys, so to effect the retirement of all the Bonds then outstanding, and

(c) that, so long as any Bonds of the 1977 Series remain outstanding, if in any calendar year the Company shall sell or release any gas utility property subject to the lien of the Indenture for cash in excess of $750,000, or 5% of the aggregate principal amount of Bonds at the time outstanding, whichever amount is greater, and such money is deposited with the Trustee, and the Company requests the Trustee to apply such money to the retirement of Bonds as provided in Section 8.05, such money shall be applied by the Trustee to the retirement of the Bonds, by redemption or by purchase upon advertisement for tenders as shall be requested by the Company, in such manner that, to the greatest extent practicable, Bonds of each series outstanding so retired in such calendar year shall be in the ratio that the aggregate principal amount of Bonds of each series outstanding bears to the aggregate principal amount of all series of Bonds then outstanding.

SECTION 8.02. Withdrawal of Trust Moneys on Basis of Unfunded Net Additions. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company an amount of trust moneys up to but not exceeding,

(a) in the case of moneys deposited with the Trustee pursuant to Section 5.04 or moneys deposited with the Trustee inn lieu of funding net additions as provided in Section 5.01, 60%, and

(b) in the case of any other trust moneys, 100%,

of the amount of unfunded net additions being funded for such purpose, as shown in the certificate of available net additions provided for in Subsection C of this Section, upon receipt by the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, dated not more than 15 days prior to the application for such withdrawal, containing the statements required by Section 2.04, stating also that no interest on any Bonds then outstanding hereunder is due and unpaid and that no default hereunder then exists.

C. A certificate of available net additions.

D. An opinion of counsel as to compliance with conditions precedent.

SECTION 8.03. Withdrawal of Trust Moneys on Basis of Unfunded Bond Credits. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company an amount of trust moneys equal to the amount of the unfunded Bond credits being funded for such purpose, as shown in the certificate of available Bond credits provided for in Subsection C of this Section, upon receipt by the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, dated not more than 15 days prior to the application for such withdrawal, containing the statements required by Section 2.04, stating also that no interest on any Bonds then outstanding hereunder is due and unpaid and that no default hereunder then exists.

C. A certificate of available Bond credits.

D. An opinion of counsel as to compliance with conditions precedent.

SECTION 8.04. Withdrawal of Trust Moneys on Basis of Property Additions Contemporaneously or Subsequently Acquired. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company any trust moneys (except cash deposited pursuant to Section 5.04 as the basis for authentication and delivery of Bonds) to an amount equal to the cost or fair value to the Company, as evidenced as hereinafter in this Section provided, whichever is less, of property additions acquired or constructed by the Company, within ninety days prior to, contemporaneously with or subsequent to, the deposit of such moneys with the Trustee (or, with respect to the trust moneys arising from insurance proceeds, an amount equal to the cost of repairs theretofore made to damaged gas utility property), upon receipt by the Trustee of the following:

A. A written order of the Company for the withdrawal and payment of a specified amount of trust moneys.

B. An officers’ certificate, signed as provided in Subsection A of Section 2.01, containing the statements required by Section 2.04, and as to compliance with conditions precedent, dated not more than 15 days prior to the application for such withdrawal,

(a) stating that no default then exists hereunder;

(b) stating that the Company has acquired within 90 days prior or subsequent to the deposit with the Trustee of the trust moneys the withdrawal of which is being requested, or is to acquire contemporaneously with the deposit of such trust moneys, by purchase, construction or otherwise, property additions, or, with respect to trust moneys arising from insurance proceeds received on account of the property damaged, has theretofore made repairs to the damaged gas utility property) which shall be described as provided in Item (1) of the officers’ certificate referred to in Subsection A of Section 2.01 and, if appropriate, containing the statements required by said Item (1) of said officers’ certificate;

(c) containing the statements required by Items (3) and (4) of the officers’ certificate referred to in Subsection A of Section 2.01, modified as hereinafter in this Section provided.

C. The opinion and other documents required by Subsections B and C of Section 2.01 to the extent applicable.

D. An opinion of counsel as to compliance with conditions precedent.

The officers’ certificate required by the foregoing Subsection B of this Section shall, in lieu of stating the fair value of the property additions referred to therein as defined in Section 1.30, state the fair value thereof to the Company as of a date not more than 60 days prior to the filing of such certificate with the Trustee.

SECTION 8.05. Application of Trust Moneys to Redemption or Purchase of Bonds. Subject to the provisions of Section 8.01, trust moneys shall be applied by the Trustee at any time and from time to time to the redemption prior to maturity of Bonds which are by their terms redeemable prior to maturity or to the purchase of Bonds upon advertisement for tenders or in the open market or upon any securities exchange or in any one or more of said ways, as the Company shall determine, upon receipt by the Trustee of the following:

A. A written order of the Company for the application pursuant to this Section of a specified amount of trust moneys, and specifying the principal amount of Bonds and the series (and maturities, if of serial maturity) thereof to be redeemed and the redemption price ( including premium and accrued interest, if any) applicable to the redemption thereof with the trust moneys to be applied for the purpose, or, in case such moneys are to be applied to the purchase of Bonds, prescribing the method of purchase, the maximum price or prices to be paid (which shall not exceed the redemption price or prices (including premium and accrued interest, if any) at which the Bonds of the series to be purchased are at the time redeemable by the application of the trust moneys to be applied), and the principal amount of Bonds and the series (and maturities, if of serial maturity) thereof to be purchased.

B. In case the order is for the application of trust moneys

deposited with the Trustee as the basis for the authentication and delivery of Bonds pursuant to Section 5.04, cash equivalent to the maximum amount of the accrued interest and the premium, if any, required to be paid in connection with any such redemption or purchase, which cash shall be held by the Trustee in trust for such purpose, and, to the extent not required for such purpose, shall be repaid to the Company upon request.

C. An officers’ certificate, dated not more than 15 days prior to the application for such use of trust moneys, containing the statements required by Section 2.04, and as to compliance with conditions precedent, stating also (except in the case of moneys applied pursuant to paragraph (b) of Section 8.01) that no default then exists hereunder.

D. An opinion of counsel as to compliance with conditions precedent.

In the case provided in Subsection B of this Section, the Trustee shall use the cash deposited pursuant to such Subsection, to the extent necessary, to pay any accrued interest and premium required in connection with any such redemption or purchase.

No Bonds shall be issued in place of or in lieu of any Bonds redeemed or purchased as aforesaid or other action taken or credit allowed pursuant hereto on the basis of the retirement thereof unless and until the same are reinstated as unfunded as provided in Section 2.03 or as provided in any indenture supplemental hereto.

SECTION 8.06. Withdrawal of Trust Moneys Equal to Taxes on Gain From Condemnation or Forced Sales. Subject to the provisions of Section 8.01, the Trustee shall pay to or upon the order of the Company, in the manner hereinafter stated, any trust moneys, except cash deposited pursuant to Section 5.04, up to an amount equal to the aggregate of any Federal and State taxes attributable to gains or income realized by the Company in connection with condemnations or sales mentioned in Section 7.04. Such payments shall be made by the Trustee upon receipt of the following:

(a) The gross award for, or proceeds of, any such condemnation or sale;

(b) A written request of the Company for the payment of a specified amount of trust moneys;

(c) An officers’ certificate, containing the statements required by Section 2.04, and as to compliance with conditions precedent, stating the amount of taxes the Company estimates are attributable to gains or income realized by the Company from such condemnations or sales, the proceeds of which were received by the Company pursuant to the provisions of Section 7.04; and

(d) An opinion of counsel that the amount of payment which is so requested is the estimated amount of taxes attributable to such gains or income realized by the Company in connection with such condemnations or sales, and as to compliance with conditions precedent.

In the event the estimated amount of taxes paid to the Company as hereinbefore in this Section provided for, shall be less than the actual amount of taxes paid with respect to gains or income realized by the Company in connection with condemnations or sales mentioned in Section 7.04, then the Trustee shall pay to the Company any trust money, except cash deposited pursuant to Section 5.04, up to the amount of the excess of taxes actually paid by the Company over the estimated amount of taxes so paid to the Company by the Trustee. Such excess amount shall be paid by the Trustee upon receipt of the following:

(a) A written request for the payment of a specified amount of trust moneys;

(b) An officers’ certificate, containing the statements required by Section 2.04, and as to compliance with conditions precedent, showing the total amount of taxes actually paid by the Company attributable in respect of such condemnations or sales, the estimated amount of taxes previously paid to the Company by the

Trustee, and the excess of the amount actually paid by the Company over the estimated amount previously paid to the Company by the Trustee; and

(c) An opinion of counsel that the amount of taxes actually paid by the Company, as shown in said officers’ certificate, is the amount of taxes paid by the Company which is attributable to such gains or income realized by the Company in connection with such condemnations or sales and as to compliance with conditions precedent.

In the event the amount of taxes actually paid by the Company as aforesaid shall be less than the estimated amount of taxes previously paid to the Company by the Trustee, then the Company shall promptly repay to the Trustee the excess of the estimated amount of taxes so previously paid to the Company by the Trustee, over the amount of taxes actually paid by the Company, and concurrently with such payment shall file with the Trustee:

(a) An officers’ certificate, containing the statements required by Section 2.04, showing the total amount of taxes actually paid by the Company, the estimated amount of taxes previously paid to the Company by the Trustee, and the excess of the latter amount over the amount of taxes actually paid; and

(b) An opinion of counsel that the amount of taxes actually paid by the Company, as shown in said officers’ certificate, is the amount of taxes paid by the Company which is attributable to such gains or income realized by the Company in connection with such condemnations or sales.

As used in this Section 8.06 the term “condemnations or sales” shall include any taking, recapture, purchase or sale referred to in Section 7.04.

SECTION 8.07. Exercise of Powers Under Article Eight During Default. In case a default shall exist hereunder (other than a default as to the payment of the principal of any Bond) , the Company, while in possession of the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien), may do any of the things enumerated in Sections 8.02 to 8.06, both inclusive, if the Trustee in its discretion, or the holders of at least a majority in principal amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action, in which event no certificate filed pursuant to any of said Sections need contain a statement with respect to any default (except a default as to the payment of the principal of any Bonds).

In case the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the withdrawal or application of trust moneys may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as hereinabove in this Section provided) , in which case a written request signed by said receiver or trustee shall be deemed the equivalent of any written order of the Company required by any provision of this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any officers’ certificate required by any provision of this Article. If the Trustee shall be in possession of the trust estate (other than securities and cash held by the trustee or other holder of a prior lien) under any provisions of this Indenture, then such powers may be exercised by the Trustee in its discretion.

ARTICLE NINE.

Certain Covenants of the Company

SECTION 9.01. Payment of Principal and Interest. The Company will punctually pay the principal and the interest (and premium, if any) to become due in respect of all the Bonds issued under this Indenture at the times and places and in the manner specified herein and in the Bonds and in the coupons appertaining thereto, according to the true intent and meaning thereof, all in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Money deposited with the Trustee or with any paying agent for the purpose of paying the principal of or interest (or premium, if any) on Bonds shall constitute a trust fund for such purpose and for no other purpose whatever, subject to the provisions of Sections 16.04 and 16.05.

SECTION 9.02. Maintenance of Office – Appointment of Paying Agencies. A. The Company will maintain an office or agency at each place at which the principal of, premium, if any, or interest on any outstanding Bonds shall be payable, and where notices, presentations and demands to or upon the Company in respect of this Indenture or of such Bonds or coupons as may be payable at such place may be given or made, and will give the Trustee written notice of the location of and any change in the location of each such office or agency. In case the Company shall at any time fail to designate and maintain such office or offices, agency or agencies, the principal corporate trust office of the Trustee Rho be conclusively deemed to be the office or agency of the Company for all such purposes, and the Company hereby appoints the Trustee its agent, on its behalf, to receive all such notices, presentations and demands.

B. If the Company shall at any time appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in writing in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the Bondholders entitled thereto or of the Trustee all sums held by such paying agent for the payment of the principal of or interest and premium, if any, on any of the Bonds, and (2) that such paying agent shall give to the Trustee notice of any default by the Company, or any other obligor on the Bonds, in the making of any payment to such paying agent on account of the principal of or interest and premium, if any, on any of the Bonds. Such paying agent shall not be obligated to segregate such sums from its other funds except to the extent required by law.

C. If the Company acts as its own paying agent, it will, on or before each due date of each installment of principal of and premium, if any, or interest on the Bonds, set aside and segregate and hold in trust for the benefit of the Bondholders entitled thereto or for the Trustee, as the case may be, a sum sufficient to pay such principal and premium, if any, or interest so becoming due on the Bonds and will notify the Trustee of such action or of any failure to take such action.

D. The Company may at any time cause any paying agent, or itself, to pay to the Trustee or to any successor paying agent, upon the same trusts, any sums so held in trust by such paying agent or by itself.

E. The holding in trust by the Trustee, any paying agent, or the Company, of funds referred to in this Section 9.02, is subject to the provisions of Article Sixteen.

SECTION 9.03. No Extension or Funding of Coupons or Interest. In order to prevent any accumulation of coupons or claims for interest after maturity, the Company will not, directly or indirectly, extend or consent to the extension of the time for the payment of any coupon appertaining to or claim for interest on any of the Bonds, except pursuant to a plan proposed by the Company to the holders of all Bonds then outstanding, and will not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding said coupons or claims for interest or in any other manner.

SECTION 9.04. Bonds Issuable Only According to Indenture –Performance of Indenture. The Company will not issue, or permit to be issued, any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture, and the Company will faithfully observe and perform all the covenants, conditions and requirements hereof.

SECTION 9.05. Warranty of Title. The Company covenants that it is (subject to the rights, if any, of condemnors in actions of condemnation pending at the date of execution of this Indenture or judgments thereafter entered therein, and to the rights of the United States of America or municipalities, public utility districts or other authorized agencies, by franchise or license, or by provision of law, to condemn, purchase or appropriate or recapture the property affected thereby) lawfully seized and possessed of all the trust estate at the date of the execution of this Indenture except as herein specifically otherwise stated; that upon the first issuance of any Bonds hereunder the trust estate will be free and clear of any lien other than the lien of this Indenture and permitted encumbrances, except as herein specifically otherwise stated; that the Company will warrant and forever defend the trust estate and every part thereof conveyed by this Indenture to the Trustee, including all property (to the extent of the Company’s interest therein) hereafter subjected to the lien hereof, and the title thereto to the Trustee against the claims of all persons whomsoever except as herein specifically otherwise stated; that it will maintain and preserve the lien of this Indenture so long as any of the Bonds issued hereunder is outstanding; and that it has good right and lawful authority to subject said property to the lien hereof, as provided in and by this Indenture.

SECTION 9.06. After-Acquired Property–Further Instruments. Any and all property hereafter acquired by the Company, and any and all improvements, extensions, betterments or additions to property of the Company, which by this Indenture are to become subject hereto, immediately upon the acquisition or construction thereof by the Company, and without any further conveyance, mortgage, assignment or act on the part of the Company or of the Trustee, shall become and be subject to the lien of this Indenture, as fully and completely as though now owned by the Company and specifically described in the Granting Clauses hereof, to the extent permitted by law; but nevertheless, the Company will from time to time execute, acknowledge and deliver any and all such further assurances, conveyances, mortgages or assignments thereof as are required by the terms and provisions of this Indenture or as the Trustee may reasonably require.

The Company will cause this Indenture and any and all supplemental indentures and instruments of further assurance at all times to be kept recorded and filed in such manner and in such places as may be required by law in order fully to preserve and protect the rights of the Bondholders and the Trustee hereunder as to all property included in the trust estate, and, without in any wise limiting the generality of the foregoing covenant, the Company will furnish to the Trustee

(a) promptly after the execution and delivery of this Indenture and of each indenture supplemental hereto, an opinion of counsel containing the statements required by Section 2.04 and stating that in the opinion of such counsel this Indenture or such supplemental indenture, as the case may be, has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective;

(b) on or before May 1 of each year, beginning with the year 1958,

(1) an opinion of counsel containing the statements required by Section 2.04 and either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, registration, re-recording and refiling of this Indenture and of all previous supplemental indentures, or the execution, filing, registration and/or recording of any further supplemental indenture, as is necessary to maintain the lien of this Indenture, as supplemented, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary for such purposes; and

(2) such additional supplemental indentures or other instruments as may be specified as necessary for any of the purposes aforesaid in the opinion of counsel required by the foregoing Clause (1).

The requirements of this Section as to filing, recording or registration shall be deemed to be complied with if any opinion of counsel required by this Section shall state that this Indenture or the supplemental indenture in question, as the case may be, has been received for recording, filing or registration in each public office in which it is required to be recorded, filed or registered and that, in the opinion of such counsel, no further action need be taken by the Company to make effective the lien intended to be created hereby.

SECTION 9.07. Priority of Lien of Indenture to Be Maintained. Except as otherwise herein expressly permitted, the Company will not create or suffer to be created any mortgage, lien or charge having priority to or preference over, or ranking on a parity with the lien of this Indenture upon the trust estate or any part thereof or upon the income therefrom, except permitted encumbrances and except prior liens upon property hereafter acquired, created or existing at the time of acquisition thereof as permitted by Section 9.10; and the Company will from time to time pay or cause to be paid, as the same shall become due and payable and before they become delinquent, all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the trust estate or any part thereof or in connection with the operation of the same or upon any income therefrom and also (to the extent that such payment will not be contrary to any applicable laws relating to usury applying to corporate obligations and that such payment will not otherwise be unlawful) all taxes, assessments, governmental charges or levies which may be levied or assessed or imposed upon the lien or interest of the Trustee or of the Bondholders in the trust estate, so that (to the extent aforesaid) the lien of this Indenture shall at all times be wholly preserved at the cost of the Company and without expense to the Trustee or the Bondholders; and within four months after there has become delinquent any lawful claim or demand which if unpaid would or might be secured by or give rise to any mechanics’, materialmen’s or other similar lien upon the trust estate, or any part thereof, the lien whereof might be held to be prior to or on a parity with the lien of this Indenture, the Company will pay or discharge or make adequate provision to satisfy or discharge the same; provided, however, that if the Company shall set aside on its books reserves deemed by it adequate nothing in this Section 9.07 contained shall require the Company to pay any such tax, assessment or governmental charge, or to observe or conform to any requirement of governmental authority in connection with any of the foregoing or to cause to be paid or discharged any such lien or charge, so long as the validity or amount thereof shall be contested in good faith and by appropriate legal proceedings and as long as no forfeiture, foreclosure or sale of any part of the trust estate results therefrom.

SECTION 9.08. Maintenance of Trust Estate–Independent Engineer’s Report. A. Except to the extent prevented by causes beyond its control the Company will at all times maintain, preserve and keep all the trust estate and every part thereof in good condition, repair and working order and equipped with suitable machinery and appliances and from time to time will make all needful and proper repairs, replacements, additions, betterments and improvements so that the operations and business of the Company pertaining to the trust estate and every part thereof shall at all times be conducted properly and advantageously, and so that at all times the efficiency of the trust estate shall be properly maintained.

Except as otherwise permitted hereby, the Company will perform or comply with all the conditions, covenants, stipulations and provisions of any and all leases or other instruments under which it holds rights included in the trust estate and will promptly pay all rentals and other indebtedness accruing thereunder and will do all other things necessary to keep unimpaired the Company’s rights thereunder and to prevent any forfeiture or termination thereof.

The Company will, except as herein otherwise specifically provided, preserve its corporate existence and will, unless prevented by causes beyond its control, preserve all its rights and franchises to the extent necessary or desirable to conduct its business properly.

Nothing in this Section contained shall, however, be held to prevent the Company from permanently discontinuing the operation of any of its properties if such discontinuance is, in the opinion of the Company, necessary or advisable in the conduct of the business of the Company and not disadvantageous to the holders of the Bonds or if the Company is ordered to do so by any regulatory authority having jurisdiction in the premises; nor to prevent the Company from taking or causing to be taken such action with respect to the use of its properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the opinion of the Company, can no longer be profitably exercised or availed of.

B. Whenever the holders of at least 25% in principal amount of the Bonds outstanding hereunder shall so request in a written notice served upon the Trustee, but not more frequently than once every two years, and whether or not requested by the Bondholders as aforesaid, at least once in every five years, the Company shall appoint an independent engineer satisfactory to the Trustee to make an inspection of the gas utility property comprised in the trust estate of the Company.

The Company shall cause such independent engineer, within a reasonable time after the date of his appointment, to report to the Company and to the Trustee whether or not the gas utility property comprised in the trust estate (other than property which has been retired) of the Company, is in general being maintained in good physical condition and in a state of good operating efficiency for the purposes of the Company. If such independent engineer shall report that the gas utility property comprised in the trust estate has not been so maintained, he shall state in his report the character and extent and estimated cost of making good such deficiency, and, if longer than one year, the time reasonably necessary to make good such deficiency. Said report shall be placed on file by the Trustee and shall be open to inspection by any Bondholder at any reasonable time.

The Company, upon the expiration of 30 days after the filing as aforesaid of the report of an independent engineer, shall proceed with all reasonable speed to do such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such independent engineer, whereupon such independent engineer shall report in writing to the Trustee whether such deficiency has been made good; provided, however, that in case such independent engineer shall fail or refuse to make such report within such period as the Trustee may deem reasonable, the Trustee may in its discretion appoint another independent engineer to make such report.

Unless the Trustee shall be advised in writing by such independent engineer within one year from the date of any report of an independent engineer determining a maintenance deficiency to exist, or such longer period as may be stated in such report to be reasonably necessary for the purpose, that such deficiency has been made good, the Company shall be deemed to have defaulted in the due performance of the covenant as to the maintenance of the gas utility property comprised in the trust estate contained in this Section 9.08 and in any proceeding consequent upon such default said report shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth.

All expenses incurred pursuant to this Section shall be borne by the Company.

SECTION 9.09. Insurance and Disposition of Proceeds. The Company will at all times keep all its insurable property included in the trust estate insured against fire and other risks to the extent usually insured against by companies operating similar properties, and will carry insurance to a reasonable amount against liability for injury to persons and property of others, arising out of the operation of its business, as is customarily carried by such companies. All insurance policies shall be carried with reputable insurance companies, and, except as to materials and supplies and except as to any particular loss less than $50,000 in amount, shall be made payable to the Trustee, as its interest may appear, provided that any loss with respect to any property which is subject to prior lien may be payable also to the trustee or the other holder of such prior lien as its interests may appear.

All proceeds of insurance received by the Trustee under the provisions of this Section shall be held by the Trustee and paid over or applied by the Trustee as provided with respect to trust moneys in Article Eight.

All proceeds of any insurance on the trust estate, to the extent that the same shall not be payable to the Trustee as aforesaid or to the trustee or other holder of a prior lien, shall be applied by the Company to the repair, restoration or replacement of the property destroyed or damaged or other additions to the trust estate of the Company.

In case of any loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement which, so long as no default shall exist under this Indenture, may be agreed upon between the Company and the insurance company shall be conclusive upon and shall be consented to and accepted by the Trustee.

The Company will furnish to the Trustee, within 60 days after the end of each fiscal year, an officers’ certificate summarizing the insurance outstanding and in force upon the trust estate or any part thereof, and containing the statements required by Section 2.04.

SECTION 9.10. Prior Liens–Payment of Debt Secured Thereby. A. The Company covenants that at the time of the first issuance of any Bonds hereunder no prior lien will exist upon the trust estate except permitted encumbrances. If, however, in the future any prior lien is created it shall be created only pursuant to Section 9.07, Section 14.01 and this Section in which event the Company will duly and punctually perform all the conditions imposed upon it by the terms of any prior lien, and will not permit any default under any prior lien to occur or continue beyond the period of grace specified therein.

B. The Company will not acquire any property (other than excepted property) which at the time of acquisition thereof shall be or become subject to any prior lien, other than (i) new equipment or machinery subject to a prior lien securing the unpaid purchase price thereof, and (ii) other property subject to a prior lien or liens provided that (a) at the date of acquisition of any such item of other property the indebtedness secured by all prior liens thereon shall not exceed 60% of the cost thereof to the Company and such liens shall not extend to or affect other gas utility property of the Company subject to the lien of the Indenture and (b) in no event, except as permitted pursuant to Article Fourteen, shall the aggregate principal amount of such prior lien indebtedness of the Company at any one time outstanding exceed $1,500,000 or 10% of the Bonds then outstanding, whichever amount is greater. The Company will not permit any increase in the aggregate principal amount of the outstanding indebtedness secured by any prior lien, other than in respect of interest accrued thereon but not yet due.

C. The Company may renew, refund or extend the unpaid portion of any prior lien indebtedness (except prior lien indebtedness which has ceased to be outstanding as defined in Section 1.38 hereof) without additional security on any property required to be subject to the lien of this Indenture as a first lien upon delivering to the Trustee an officers’ certificate, signed also by an independent engineer in case the unpaid principal amount of such prior lien indebtedness is in excess of $250,000, stating that such renewal, refunding or extension, as the case may be, is desirable in the conduct of the business of the Company and that such prior lien debt complies with Subsection B of this Section 9.10 and will not be materially prejudicial to the interests of the Bondholders.

D. In case the Company shall, as hereinabove permitted, acquire any gas utility property subject to any prior lien, the interest of the Company in all such property shall at all times be subject to the lien of this Indenture and, if and when the title to such property shall vest in the Company free and clear of such prior lien, then such property shall forthwith be and become subject to the lien of this Indenture as a first mortgage thereon, subject only to permitted encumbrances as herein defined.

SECTION 9.11. Disposition of Cash Held on Discharge of Prior Lien. Upon the cancellation and discharge of any prior lien, the Company will cause all cash or purchase money obligations then held by the trustee or other holder of such prior lien, which represent the proceeds of the release, taking by eminent domain or any other disposition of, or the proceeds of insurance on, any of the trust estate (including all proceeds of or substitutes for any thereof), to be paid to and/or deposited and pledged with the Trustee, subject to no lien or charge prior to the lien of this Indenture, such cash to be held and paid over or applied by the Trustee as provided in Article Eight, and such purchase money obligations to be held and disposed of as provided in Article Six; provided, however, that in lieu of paying or delivering to the Trustee all or any part of such cash or purchase money obligations, the Company may deliver to the Trustee

(i) a certificate of the trustee or other holder of some other prior lien, stating that a specified amount thereof has been deposited with such trustee or other holder pursuant to the requirements of such other prior lien, and (ii) an opinion of counsel stating that such deposit is required by such other prior lien.

SECTION 9.12. Limitation on Disposition of Trust Estate. The Company will not sell or otherwise voluntarily dispose of a part (less than substantially all) of the trust estate except as provided in Article Seven and it will not consolidate or merge with or into, or sell, convey, transfer or lease the trust estate as an entirety or substantially as an entirety to, any other corporation, except as provided in Article Fourteen.

SECTION 9.13. Financial Statements to Be Furnished–Examination of Company Records by Trustee. Not later than 120 days after the expiration of each fiscal year, the Company will deliver to the Trustee statements of income and of earned surplus of the Company for such fiscal year and a balance sheet of the. Company as of the last day of such fiscal year. Such statements and balance sheets shall set forth fairly in accordance with sound accounting practice and in reasonable detail the results of operations and the financial condition of the Company and shall be accompanied by the certificate or opinion of an independent public accountant or firm of independent public accountants (who may be the public accountants regularly employed by the Company to audit and examine its books).

The Company will at any and all times, upon the written request of the Trustee, furnish or cause to be furnished to the Trustee earnings statements, balance sheets and other statements in writing with respect to the accounts and obligations of the Company, presenting fairly, in accordance with sound accounting practice, its financial condition, with information as to its assets, liabilities, earnings, income and expenses and income charges and deductions.

Upon the written request of the Trustee, the Company will permit the Trustee, by its agents and attorneys, to examine, at any and all reasonable times, such of the books of account, records, reports and other papers of the Company and to take copies and extracts therefrom, as may be necessary to enable the Trustee to determine whether the Company has complied with the covenants contained in this Indenture. The Company will bear all expenses of any such examination by the Trustee or by such accountants, engineers, attorneys or other agents as the Trustee may from time to time designate.

SECTION 9.14. Assignment of Gas Supply Contracts. The Company hereby assigns, transfers, and confirms unto the Trustee and subjects to the lien of this Indenture, to the extent permitted by law, all the rights, interests, claims and benefits of the Company in and under those certain gas sales contracts between it and Pacific Northwest Pipeline Company (herein called “Pacific”), relating to the delivery to the Company of natural gas (herein called the “Pacific Contracts”) and supplements and amendments thereto described as follows:

1.	Contract between Pacific and Seattle Gas Company dated July 22, 1954, and amendment dated October 10, 1955

2.	Contract between Pacific and Washington Gas and Electric Company dated July 26, 1954

3.	Contract between Pacific and Washington Gas and Electric Company dated July 26, 1954

4.	Contract between Pacific and Washington Gas and Electric Company dated July 26, 1954, and superseding contract dated December 31, 1956

5.	Contract between Pacific and Washington Gas and Electric Company dated July 1, 1955

6.	Contract between Pacific and Seattle Gas Company dated July 22, 1954, and superseding contract dated July 13, 1955

7.	Amendments of contracts described in Items 5 and 6 above by letters accepted June 4, 1956, November 30, 1956, and January 29, 1957

and will assign, transfer, and confirm unto the Trustee so as to subject to the lien of the Indenture, to the extent permitted by law, all the rights, interests, claims and benefits of the Company in and under any amendments to the Pacific Contracts and in and under any agreement substituted therefor or added thereto (including any agreement with any other corporation for the delivery to the Company of natural gas).

The Company will perform and carry out the terms of the Pacific Contracts as the same now are or may hereafter be amended, and any agreement substituted therefor or added thereto, subject to the right of the Company to cause any of the Pacific Contracts to be amended, or terminated, or any new agreement to be substituted therefor or added thereto, upon the following terms and conditions:

The Company will furnish to the Trustee, as a condition precedent to any amendment or termination of any Pacific Contract or any new agreement substituted therefor or added thereto,

(1) an officers’ certificate stating in substance that the proposed amendment, termination or substitution or addition in their opinion will not render the supply of gas of the Company inadequate for its requirements, or that such amendment, termination, substitution or addition has been approved or ordered by governmental authority having jurisdiction thereof, and as a further condition precedent to any such amendment or substitution or addition,

(2) a draft of the proposed amendment or new agreement, and

(3) an opinion of counsel to the effect that the Company’s rights under the Pacific Contract as amended by the proposed amendment or under the new agreement to be substituted therefor or added thereto, as the case may be, will be subject to the lien of this Indenture in the same manner and to the same extent as its rights under such Pacific Contract prior to such amendment, substitution or addition.

Subject to the provisions of Section 15.02 and Section 15.03 hereof, the foregoing shall be full evidence of authority for the Trustee to permit the Company so to amend or terminate any Pacific Contract or to enter into a substituted or additional agreement. The Company further agrees promptly after such amendment or substituted or additional agreement has become effective to file with the Trustee a copy of such agreement as amended, or substituted or additional agreement, -certified by the Secretary or an Assistant Secretary of the Company.

ARTICLE TEN.

Redemption and Purchase of Bonds

SECTION 10.01. Right to Redeem Bonds. The Bonds of the 1977 Series shall be redeemable as provided in Section 4.02 and in this Article. The Bonds of any other series issued hereunder may be made subject to redemption prior to maturity, at such times, in such amounts, at such prices and on such terms as may be determined by the Company at the time such series is created and as shall be specified in the Bonds of such series. In case there is outstanding any registered Bond of any series of a denomination larger than $1,000, such Bond may be made subject to redemption in part only, in units of $1,000 or any integral multiple thereof. Except as otherwise provided in any indenture supplemental hereto, with respect to Bonds of any particular series, the procedure for the redemption of Bonds of all series which are made redeemable prior to maturity shall be as hereinafter in this Article provided.

SECTION 10.02. Notice of Redemption. Unless otherwise specified in the Bonds of any series which are subject to redemption prior to maturity, notice of redemption of such Bonds shall be given iii the manner provided in Section 2.07, by publication in each city where the principal of or interest on any of the Bonds of such series is payable, or otherwise as may be permitted by said Section, unless waived as provided in said Section. Each notice of redemption shall state the date fixed for redemption and the principal amount .of Bonds of each series to be redeemed, and shall specify, in case less than all of the Bonds of a series are to be redeemed, the distinctive numbers of the Bonds to be redeemed (which may be stated separately or in groups from one number to another, inclusive, except such as shall have been previously called for redemption or otherwise retired, or in groups ending in the same digit or series of digits) , and in case any registered Bond without coupons is to be redeemed in part only, the distinctive number thereof and the principal amount thereof to be redeemed, and shall also state that the interest on the Bonds in such notice designated for redemption (or, in the case of any registered Bond without coupons which is to be redeemed in part only, the interest on the part to be redeemed) shall cease on such date fixed for redemption and that on said date there will become due and payable upon each of said Bonds (or portion to be redeemed) the redemption price therein specified, and shall state the place or places where said Bonds shall be surrendered for payment of such redemption price. Each notice of redemption of Bonds for any sinking, improvement, renewal, maintenance, depreciation, replacement fund or analogous fund, shall state that such redemption is for such fund, and each notice of redemption of Bonds through the application of any proceeds of any of the trust estate which under the provisions hereof or of any supplemental indenture are required to be applied solely to the redemption or purchase of Bonds, or by the application of which Bonds are being redeemed at a price lower than the then applicable regular redemption price at which the same are redeemable at the option of the Company, shall state that the redemption is through the application of such cash. Any notice of redemption required to be given pursuant to the provisions of this Indenture may be given by the Company or at the request of the Company by the Trustee for and in the name of the Company.

SECTION 10.03. Partial Redemption–Selection of Bonds for. In case the Company shall elect to redeem less than all the outstanding Bonds of any series, it shall, in each such instance, at least 15 days before the date upon which the first publication or the mailing of notice of redemption is required to be made (unless a shorter notice is accepted by the Trustee as sufficient), notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed.

Except as otherwise provided in any indenture supplemental hereto, the selection of Bonds (or, in case of fully registered Bonds, or portions thereof) to be redeemed shall, in case less than all of the outstanding Bonds of any series are to be redeemed, be made by the Trustee either (a) in accordance with the provisions of any written instrument, satisfactory to the Trustee, duly executed by the registered owners of all the Bonds of such series if at the time of selection all of the outstanding Bonds of such series shall be either registered Bonds without coupons and/or coupon Bonds registered as to principal and shall all be registered in the name or names of one or more parties to said instrument and an executed counterpart of said instrument shall have been filed with the Trustee at or prior to the time of selection, or (b) if the provisions of the preceding Clause (a) shall not be applicable, by lot (either separately or in groups as contemplated by Section 10.02, or by both such methods) in any manner deemed by the Trustee to be proper. In case there are outstanding fully registered Bonds of a denomination greater than $1,000, the Trustee may draw by lot the portions of such Bonds to be redeemed in such manner as it may determine. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds which, or portions of which, have been selected for redemption, and the principal amount thereof to be redeemed in the case of fully registered Bonds of a denomination greater than $1,000.

SECTION 10.04. Effect of Call for Redemption–Payment of Redeemed Bonds. Notice of redemption having been duly given as aforesaid, the Bonds (or a specified portion of registered Bonds without coupons) to be redeemed shall on the date designated in such notice become due and payable at the redemption price specified in such notice; and on and after the date so designated (unless the Company shall make default in making the deposit hereinafter in this Section required) interest on the Bonds so designated for redemption (or in the case of partial redemption of a registered Bond without coupons, on the portion thereof to be redeemed) shall cease to accrue, and upon surrender for payment of any Bond specified therein, together with all coupons thereto appertaining unmatured at the redemption date, such Bonds (or such specified portions) shall be paid by the Company at the redemption price aforesaid.

In the case of coupon Bonds such part of the redemption price as shall be represented by coupons matured prior to, or on, the date fixed for redemption shall continue to be payable (but without interest thereon) to the respective bearers of the coupons therefor, upon the presentation and surrender thereof.

In case any registered Bond without coupons shall be redeemed in part only, upon the presentation of such Bond for such partial redemption, the Company shall execute and the Trustee shall authenticate and shall deliver or cause to be delivered to or upon the written order of the registered owner of any such registered Bond, at the expense of the Company, a Bond or Bonds of the same series, and in either coupon or registered form (but only in authorized denominations) for the unredeemed portion of such registered Bond, or, at the option of the registered owner thereof, the Trustee, at the expense of the Company, shall make or cause to be made a notation thereon of the payment of the portion thereof so redeemed.

The Company may enter into an agreement with the holder of any registered Bond without coupons of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation, if any, as to principal payments on such Bond by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company or of the Trustee in connection with any such agreement.

The Company shall deposit with the Trustee prior to each date designated for redemption moneys sufficient to enable the Trustee to pay the redemption price of all Bonds which the Company has elected to redeem on such date.

SECTION 10.05. Trustee’s Authority to Effect Redemption. If at any time the Trustee holds any cash which by any of the provisions of this Indenture is required to be applied to the redemption and/or purchase of

Bonds, or which the Company shall have directed the Trustee so to apply, the Company shall, upon request of the Trustee, forthwith take all action necessary on its part in connection with such purchase or to call the appropriate principal amount of Bonds for redemption, if so required, and to cause any notice of such redemption, if not waived as hereinabove provided, to be given as provided in this Article Ten, and if the Company shall fail or refuse, upon request of the Trustee, to take any such action, or to give or complete any such notice, then the Trustee is hereby irrevocably authorized and empowered, either in the name and on behalf of the Company or in its own name as Trustee, to take or cause to be taken any such action and to give or complete or cause to be given or completed any such notice, with like force and effect as if such action were taken or such notice were given by the Company.

SECTION 10.06. Payment by Company of Expenses of Redemption or Purchase of Bonds. All expenses incurred by the Trustee in connection with any purchase or redemption of Bonds issued hereunder shall be paid by the Company out of its general funds and the Company agrees to reimburse the Trustee on demand for funds disbursed by it for such purposes; or if required by the Trustee the funds necessary for such purposes shall be paid by the Company in anticipation of such disbursements by the Trustee.

SECTION 10.07. Coupon Bonds of Denominations over $1,000. The provisions of this Article Ten relating to the redemption of registered Bonds without coupons of a denomination larger than $1,000 shall be equally applicable to coupon Bonds and temporary bearer Bonds, if any, of a denomination larger than $1,000.

ARTICLE ELEVEN.

Bondholders’ Lists and Reports by the Company and the Trustee.

None of the provisions of this Article shall be or become operative for any purpose (except for the purpose of reference thereto made in other Articles of this Indenture) unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Article shall become operative for all purposes.

SECTION 11.01. Bondholders’ List to Be Furnished Trustee. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, as to each series of Bonds from time to time outstanding, not less than 45 nor more than 60 days after each interest payment date on Bonds of such series, in each year beginning 1958 if the Indenture is then qualified under the Trust Indenture Act of 1933, or if not, in each year after such qualification, and at such other times as the Trustee may request in writing, within 30 days after receipt of such request, a list, in such form as the Trustee may reasonably require, containing all information, in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of -Bonds of such series, obtained since the date as of which the next previous list, if any, relating to Bonds of that series, was furnished. Any such list may be as of a date not more than 20 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

SECTION 11.02. Preservation of Bondholders’ List by Trustee–Certain Rights of Bondholders in Respect Thereof. A. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Bonds (1) contained in the most recent list furnished to it as provided in Section 11.01, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two preceding years pursuant to the provisions of Clause (2) of Subsection C of Section 11.04. The Trustee may (i) destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished; (ii) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the Bonds, a list containing the names and addresses of the holders of Bonds obtained from such information since the delivery of the next previous list, if any; (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (iv)

destroy any information received by it pursuant to the provisions of Clause (2) of Subsection C of Section 11.04, but not until two years after such information has been filed with it.

B. In case three or more holders of Bonds (hereinafter in this Subsection referred to as applicants) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Bonds with respect to their rights under this Indenture or under the Bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Subsection A of this Section; or

(2) inform such applicants as to the approximate number of holders of Bonds whose names and addresses appear in the most recent information preserved at the time by the Trustee, in accordance with the provisions of Subsection A of this Section, and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Subsection A of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the holders of Bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

C. As provided in the Trust Indenture Act of 1939, the disclosure of any such information as to the names and addresses of the holders of the Bonds in accordance with the provisions of Subsection B of this Section, regardless of the source from which such information was derived, shall not be deemed to be a violation of any law existing on the effective date of the Trust Indenture Act of 1939, or of any law thereafter enacted which does not specifically refer to Section 312 of said Act, and the Trustee shall not be accountable by reason of any such disclosure or the mailing of any material pursuant to a request made under Subsection B of this Section.

SECTION 11.03. Company’s obligations re Reports and Information Requested by S.E.C. The Company covenants and agrees

(1) to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with such rules and regulations as may be prescribed from time to time by said Commission under the Trust Indenture Act of 1939, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, ‘such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants contained in this Indenture as may be required from time to time by such rules and regulations;

(3) to transmit to the holders of Bonds in the manner and to the extent provided in Subsection C of Section 11.04 with respect to reports pursuant to Subsection A of Section 11.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

SECTION 11.04. Annual Trustee’s Reports to Bondholders. A. The Trustee shall transmit, within 60 days after May 15, in each year after this Indenture shall have become qualified under the Trust Indenture Act of 1933, to the Bondholders as hereinafter in this Section provided, a brief report dated as of such May 15 with respect to

(1) its eligibility and qualifications under Section 15.01 and 15.13 or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the trust estate or on property or funds held or collected by it as such, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Bonds outstanding on the date of such report;

(3) the amount, interest rate and maturity date of all other indebtedness owing by the Company or any other obligor on the Bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Clause (2), (3), (4) or (6) of Subsection B of Section 15.14;

(4) the property and funds physically in the possession of the Trustee, as such, or of a depositary for it, on the date of such report;

(5) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the principal amount of Bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) any additional issue of Bonds which it has not previously reported and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Bonds or the trust estate,

except action in respect of a default notice of which has been or is to be withheld by it in accordance with the provisions of Section 15.09.

B. The Trustee shall transmit to the Bondholders as hereinafter provided a brief report with respect to

(1) the release, or release and substitution, pursuant to Section 7.03 or 7.04, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate required by Section 7.03 or 7.04 is less than 10% of the principal amount of Bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of Subsection A of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture) , for the reimbursement of which the Trustee claims or may claim a lien or charge prior to that of the Bonds on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this Clause, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate not more than 10% of the principal amount of Bonds outstanding at such time, such report to be so transmitted within 90 days after such time.

C. Reports pursuant to this Section shall be transmitted by mail

(1) to all registered holders of Bonds, as the names and addresses of such holders appear upon the registry books of the Company;

(2) to such holders of Bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to Subsection B of this Section, to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Subsection A of Section 11.02.

D. At the time of the transmission to the Bondholders of any report pursuant to this Section, a copy of such report shall be filed by the Trustee with each securities exchange upon which the Bonds are listed, and also with the Securities and Exchange Commission and with the Company. The Company covenants that it will give to the Trustee immediate written notice of any listing and/or delisting of the Bonds upon any stock exchange.

E. If a separate or co-trustee is appointed pursuant to Section 15.18, the provisions of this Section which have been made specifically applicable to the Trustee shall also apply to such separate or co-trustee to the extent consistent with the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee by the supplemental indenture appointing such separate or co-trustee. Any such separate or co-trustee may, if he so elects, furnish to the Trustee all information concerning such separate or co-trustee which such separate or co-trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section on behalf of such separate or co-trustee; provided, however, that the Trustee shall not be responsible for the accuracy or completeness of any such information or for the failure of any such separate or co-trustee to report or to furnish any such information. In the event that any such separate or co-trustee shall elect to furnish information to the Trustee in accordance with the provisions of this Subsection, the information required pursuant to Subsection A of this Section shall be furnished to the Trustee in writing not less than 15 days before the report is required to be made and, in the case of information required pursuant to Subsection B of this Section, such information shall be furnished to the Trustee in writing within 60 days after the taking by any such separate or co-trustee of any action required to be reported.

ARTICLE TWELVE.

Remedies on Default.

SECTION 12.01. Default – Acceleration – Rescission of Acceleration. The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “defaults,” namely:

(a) failure to pay the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at maturity as therein expressed, upon proceedings for redemption, by declaration or otherwise;

(b) failure to pay interest on any. Bond for a period of 30 days after such interest shall have become due and payable;

(c) failure to discharge or satisfy any sinking, renewal, improvement, maintenance or depreciation fund obligation for a period of 60 days after such obligation shall have become due;

(d) failure to perform or observe any other of the covenants, agreements or conditions on the part of the Company in this Indenture or in any of the Bonds contained, and the continuance of such failure for a period of 90 days after written notice thereof to the Company by the Trustee or to the Company and to the Trustee by the holders of not less than 15% in principal amount of the Bonds outstanding;

(e) either (1) the entry of an order approving a petition seeking reorganization of the Company upon the basis of insolvency or inability to pay debts as they mature under the Federal Bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or (2) the appointment in any judicial proceeding upon the application of any creditor or creditors of a trustee or a receiver of all or a substantial part of the trust estate; and the continuance of such order or appointment unstayed and in effect for a period of 90 days;

(f) the adjudication of the Company as a bankrupt by any court of competent jurisdiction or the filing by the Company of a voluntary petition in bankruptcy or the making by the Company of an assignment for the benefit of creditors or the admission by the Company in writing of its inability to pay its debts as they become due; the consent by the Company to the appointment in any judicial proceedings upon the application of any creditor or creditors of a receiver or trustee of all or a substantial part of the trust estate; the filing by the Company of a petition or answer seeking reorganization or readjustment on the basis of insolvency or inability to pay debts as they mature under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or of any State thereof; or the filing by the Company of a petition to take advantage of any insolvency act; or

(g) The rendering against the Company of a judgment for the payment of moneys in excess of the sum of $100,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 90 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 90 days after the termination of any stay of execution thereon entered within such first mentioned 90 days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of 10 days after written notice of default hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 15% in principal amount of the Bonds outstanding.

A default (the term “default” for the purpose of this paragraph being hereby defined to be any of the events specified in Clauses (a) to (g) inclusive of this Section 12.01, not including any period of grace provided in said Clauses and irrespective of the giving of the notice provided in Clauses (d) and (g) of this Section 12.01) shall be deemed for all purposes of this Indenture to have been cured and made good and no longer to exist when the act or omission or other event giving rise to such default shall have been remedied or terminated whether before or after the expiration of any grace period or the giving of any notice. The failure of the Company to satisfy any requirement hereof that an act or event shall occur at a particular time relative to any other act or event may nevertheless be deemed to be remedied if and so long as in the opinion of the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee such failure is not in derogation of the interests of the Bondholders. Any proceeding instituted by the Trustee based on a default may in the discretion of the Trustee continue notwithstanding the curing thereof except as otherwise provided in Section 12.02. If a default is waived as provided in Section 12.23, such default shall be deemed to have been cured.

In case one or more of such defaults exist and so long as it shall continue to exist, then, in each and every case, unless the principal of all the Bonds shall have already become due and payable, either the Trustee (by notice in writing to the Company) or the holders of not less than 25% in principal amount of the Bonds outstanding (by notice in writing to the Company and the Trustee) may declare the principal of all the Bonds then outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in any of the Bonds contained to the contrary notwithstanding.

This provision, however, is subject to the condition that, if at any time after the principal of all the Bonds shall have been so declared due and payable, and before any sale of all or any substantial part of the trust estate shall have been made, all arrears of interest upon all the Bonds, together with the reasonable charges and expenses of the Trustee, its agents and attorneys, and all other sums which may have become due and payable by the Company under this Indenture, other than the principal of such Bonds as shall not have become due and payable by their terms (other than upon such declaration) or upon call for redemption, shall either be paid by the Company to those entitled thereto (or to the Trustee for their account) or be collected out of the income from or earnings of the trust estate, and all other defaults known to the Trustee under the Bonds or under this Indenture shall be made good or be cured to the satisfaction of the Trustee, or provision deemed by the Trustee to be adequate shall be made therefor, or shall have been waived as in Section 12.23 provided, then and in every such case the holders of not less than a majority in principal amount of the Bonds then outstanding, by written notice to the Company and to the Trustee, before any sale of all or any substantial part of the trust estate pursuant to the provisions of this Article, may annul any such declaration and its consequences.

SECTION 12.02. Powers of Trustee Upon Default. In case one or more of the defaults enumerated in Section 12.01 shall exist, then and in each and every such case the Trustee, personally or by its attorneys or agents, is hereby authorized and empowered, whether or not the principal of the Bonds shall have matured or been declared due, to exercise any one or more of the following remedies, and to do or cause to be done any or all of the following acts and things, namely:

(1) The Trustee, by its agents or attorneys, may (provided such action shall at the time be permitted by law) enter into and upon and take possession of any or all of the trust estate and each and every part thereof, and may exclude the Company, its successors or assigns, its or their agents, servants and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof and, in the name of the Company or otherwise as the Trustee shall deem best, conduct the business thereof and exercise the franchises pertaining thereto and all the rights and powers of the Company, including the rights, powers and remedies specifically conferred upon the Trustee by Article Six hereof, and use all of the then existing property and assets of the Company for that purpose, and at the expense of the trust estate from time to time, insure and keep insured the properties, plants, equipment and apparatus provided or required for use in connection with such business thereof and make all such necessary or proper repairs, renewals and replacements, and all such useful alterations, additions, betterments and improvements as to the Trustee may seem judicious, and collect and receive all tolls, earnings, income, rents, issues, profits and revenues of the same and of every part thereof, and after deducting therefrom the expenses of operation and all expenses incurred hereunder, and all payments which may be made for taxes, assessments and other liens prior hereto and charges upon the trust estate or any part thereof, as well as just and reasonable compensation for its own services and for the services of its attorneys, agents and assistants, the Trustee shall apply the rest and residue of such moneys received by it, as follows:

(a) In case the principal of none of the Bonds shall have become due, to the payment of the interest in default, in the order of the maturity of the installments of such interest, such payments to be made ratably to the parties entitled thereto without discrimination or preference, subject, however, to the provisions of Section 12.28.

(b) In case the principal of any, but not all, of the Bonds shall have become due, first to the payment of the interest in default, in the order of the maturity of the installments thereof, and next to the payment of the principal and premium, if any, of all Bonds then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, subject, however, to the provisions of Section 12.28.

(c) In case the principal of all of the Bonds shell have become due, by declaration or otherwise, then as provided in Paragraph SECOND of Section 12.11.

In case all payments provided for in Clauses (a) and (b) above and any other payments required by any provision of this Indenture shall have been made in full, and no sale shall have been made as hereinafter provided, and all other defaults shall have been made good, the Trustee shall surrender possession of the trust estate (other than cash and/or property required to be held by the

Trustee hereunder) to the Company or whomsoever shall be entitled thereto, and in such case this Indenture shall continue in full force and effect until discharged as herein provided.

(2) The Trustee may, with or without entry, collect or enforce the collection of all dividends and interest payable in respect of any stocks, bonds, notes or other evidences of indebtedness which may at the time be held in pledge hereunder, and/or may exercise in its discretion any or all of the voting power represented by any such pledged securities, if any. Any sums so collected or received by the Trustee shall be held and applied by the Trustee in like manner as is provided in the foregoing Subdivision (1) of this Section in respect to tolls, earnings, income, rents, issues, profits and revenues collected or received by the Trustee from or on account of the trust estate.

(3) The Trustee may (if such action shall at the time be permitted by law), with or without entry, sell, subject to the prior liens, if any, then existing thereon, or free from such of said liens as the Trustee in its discretion may elect to discharge, the trust estate and all the right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, to the highest and best bidder, at public auction, at such times and places and upon such conditions as to upset or reserve bids or prices and as to terms of payment and other terms of sale as the Trustee may fix, or as may be required by law, including power and authority to the Trustee to rescind or vary any contract of sale that may be entered into and to resell under the- powers herein conferred.

(4) The Trustee may proceed to protect and enforce its rights and the rights of the Bondholders under this Indenture by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture, or in aid of the execution of any power granted in this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy as the Trustee being advised by counsel shall, subject to the provisions of Sections 15.02 and 15.03, deem most effectual to protect and enforce any of the rights aforesaid.

SECTION 12.03. Right to Judicial Sale–Appointment of Receiver. In case the Trustee shall proceed by suit or suits at law or in equity, after a default, it shall be entitled to have the trust estate sold by judicial sale or sales under the orders, judgments or decrees of a court or courts of competent jurisdiction, or under execution or other legal process, for or toward the satisfaction of the principal and interest then due or owing on the Bonds then outstanding and for the enforcement of the rights, liens and benefits of the Trustee and the Bondholders, and shall be entitled, pending any such suit or proceedings, as a matter of right, to the appointment of a receiver of the trust estate and of the rents, earnings, revenues, issues, profits and income thereof, with such powers as the court making such appointment may confer; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash or securities at the time deposited or pledged with, or required by the provisions hereof to be deposited and pledged with, the Trustee.

SECTION 12.04. Sale as Entirety or in Parcels. In the event of any sale under this Article, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the trust estate shall be sold in one parcel and as an entirety, unless such sale as an entirety, in the judgment of the Trustee, shall not be practicable or desirable in the interest of the Bondholders, or unless the holders of not less than a majority in principal amount of the Bonds at the time outstanding shall in writing request the Trustee to cause the trust estate to be sold in parcels, or the court entering the decree of sale shall so direct, in which case the sale shall be made in such parcels and in such order as in the former case the Trustee shall determine and in the latter case as may be specified in such request or decree, but, if not so specified, as the Trustee shall determine. The Company, for itself, its successors and assigns, and for all persons and corporations hereafter claiming through or under it or them or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any foreclosure, sale or other enforcement hereof; and the Trustee or any court in which the foreclosure of this Indenture or the administration of the trusts hereby created is sought shall have the right as aforesaid to sell the entire trust estate as a whole in a single parcel, unless otherwise required by law.

SECTION 12.05. Notice of Sale. Notice of any sale pursuant to any provision of this Article shall state the time and place when and where the same is to be made, shall contain a brief general description of the property to be sold and shall briefly state the terms of the sale, and shall be sufficiently given (unless otherwise required by law) if published in the manner provided in Section 2.07 once each week for four successive calendar weeks prior to such sale in the City of Chicago, State of Illinois, and in the City of Seattle, State of Washington.

SECTION 12.06. Adjournment of Sale. The Trustee may adjourn from time to time any sale to be made by it under the provisions of this Indenture by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, without further notice or publication (unless otherwise required by law), it may make such sale at the time and place to which the same may be adjourned.

SECTION 12.07. Purchaser Not Liable for Application of Purchase Money. The receipt or receipts of the Trustee or of the court officer conducting any such sale for the purchase money paid at or under any such sale shall be a sufficient discharge therefor to any purchaser of the property or any part thereof sold as aforesaid; and no such purchaser, or his representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

SECTION 12.08. Bondholders May Purchase–Application of Bonds to Purchase Price. Upon any sale, as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased shall be entitled to use and apply any Bonds then outstanding, and any matured and unpaid interest coupons appertaining thereto or claims for interest thereon, by presenting the same so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holder of such Bonds and coupons or claims as his ratable share of such net proceeds after allowing for the proportion of the total purchase price required to be paid in cash for the cost and expenses of the sale, compensation and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by him with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds and coupons and claims so presented; and at any such sale any Bondholder or Bondholders may bid for and purchase such property, and make payment on account thereof as aforesaid, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. The provisions of this Section are subject to the provisions of Section 12.28.

SECTION 12.09. Conveyance to Purchaser by Trustee. Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustee shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring the property sold. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary conveyance, assignments and transfers of property thus sold; and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company, if so requested by the Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary or in the judgment of the Trustee proper for the purpose and as may be designated in such request.

SECTION 12.10. Sale a Bar Against Company. Any such sale or sales, whether made under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company in and to the premises sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against all and any persons now or hereafter claiming the premises sold or any part thereof from, through or under the Company or its successors or assigns.

SECTION 12.11. Application of Sale Proceeds. The purchase money, proceeds and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee under any provision of this Indenture as part of the trust estate or the proceeds thereof, shall be applied, in the following order:

FIRST: To the payment of the costs and expenses of such sale and reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any power or trust hereunder, and to the payment of all taxes, assessments or liens superior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made;

SECOND: To the payment of the whole amount then owing and unpaid upon the Bonds then outstanding for principal, premium, if any, and interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal, premium and interest, without preference or priority of one over the other, or of any installment of interest over any other installment of interest, or of the Bonds of any series over the Bonds of any other series, ratably to the aggregate of such principal, premium, if any, and unpaid interest, subject, however, to the provisions of Section 12.28. Such payments shall be made on the date fixed therefor by the Trustee upon presentation of the several Bonds and coupons and stamping such payment thereof, if partly paid, and upon surrender and cancellation thereof, if fully paid; and

THIRD: To the payment of the surplus, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 12.12. Acceleration of Maturity of Bonds on Sale. In case of any sale of the trust estate or any part thereof under this Article, whether made under the power of sale herein granted or pursuant to judicial proceedings, the principal of all the Bonds, if not previously due, together with all accrued and unpaid interest thereon, immediately thereupon shall become due and payable, anything in the Bonds or in this Indenture contained to the contrary notwithstanding.

SECTION 12.13. Recovery of Judgment by Trustee–Application of Proceeds. The Company covenants that in case it shall fail to -pay the interest on any Bond or Bonds at any time outstanding, and/or to pay the principal of or premium, if any, on any such Bonds when the same shall have become payable, whether at the maturity of said Bonds or otherwise as herein provided, then the Company will pay to the Trustee at its principal corporate trust office for the benefit of the holders of the Bonds and coupons then outstanding, the whole amount then due and payable on all such Bonds and coupons then outstanding, for interest, principal and premium, if any; and, in case the Company shall fail to pay the same forthwith, the Trustee shall be entitled in its own name and as trustee of an express trust to recover judgment against the Company or any other obligor upon the Bonds for the whole amount so due and unpaid.

The Trustee shall be entitled in its own name and as trustee of an express trust, or as attorney in fact for the bearers or registered owners of the Bonds and coupons, to file such proofs of debt, amendments to proofs of debt, petitions or other documents as may be necessary in order to have the claims of the bearers or registered owners of the Bonds and/or coupons allowed in any equity receivership, insolvency, liquidation, readjustment, reorganization, bankruptcy or other similar proceedings involving the Company or any other obligor upon the Bonds or the property or the creditors of the Company or of any such obligor. The Trustee is hereby appointed, and the successive respective bearer or registered owners of the Bonds and/or coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee the true and lawful attorney in fact of the respective bearers and registered owners of the Bonds and coupons issued hereunder, with authority to make and file, in any such proceeding, either in the respective names of the bearers and registered owners of the Bonds and/or coupons or in behalf of all bearers and registered owners of the Bonds and/or coupons as a class (subject to deduction from any such claim of the amounts of any claims filed by any holders of the Bonds and/or coupons themselves), any proof of debt, amendment to proof of debt, petition or other document, to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and to do and perform any and all such acts and things as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the bearers and registered owners of the Bonds and/or coupons against the Company or any obligor upon the Bonds allowed in any such proceeding. The Trustee shall have full power of substitution and delegation in respect of any such powers.

Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the holders of the Bonds or coupons in any such proceeding, or to accept or consent to or reject any plan of reorganization, readjustment, arrangement, or composition or other like plan, or by other action of any character in any such proceeding to waive or change any right of any holder of the Bonds or coupons.

The Trustee shall be entitled to recover judgment or make or file proof of debt as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture and the right of the Trustee to recover such judgment or make such proof of debt shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof. In the case of a sale of the trust estate, and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Bonds and coupons then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment or make or file proof of debt for any portion of the indebtedness remaining unpaid, with interest, as aforesaid. No recovery of any such judgment by the Trustee, nor any attachment or levy of execution under any such judgment upon the trust estate or any part thereof, or upon any other property, nor any such proof of debt, shall in any manner or to any extent affect the lien of this Indenture upon the trust estate or any part thereof, or any lien, rights, powers, or remedies of the Trustee, or of the holders of the Bonds, but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys collected by the Trustee under this Section shall be applied in the following order:

FIRST. To the payment of the costs and expenses of the proceedings resulting in the collection of such moneys, the reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred by the Trustee, without negligence or bad faith, under this Indenture or in executing any trust or power hereunder; and

SECOND. To the payment of the amounts then due and unpaid upon the Bonds and for interest in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind (subject to the provisions of Section 12.28), according to the amounts due and payable upon such Bonds and for interest, respectively, to the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons, if any, and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

SECTION 12.14. Proceedings by Trustee to Protect Security. The Trustee, when requested by the holders of not less than a majority in principal amount of the Bonds then outstanding, shall have power to institute and to maintain such suits and proceedings as it may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, which are unlawful, or as it may be advised by counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders in respect of the trust estate, and in respect of the income, earnings, issues and profits arising therefrom, including the power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative, municipal or other governmental enactment, rule, or order that may be or may appear to the Trustee to be unconstitutional or otherwise invalid, if such enforcement, compliance or observance would impair the security hereunder or be prejudicial to the interests of the Bondholders or of the Trustee.

SECTION 12.15. Payment by Receiver or Bondholders of Amounts Payable by Company. Upon failure of the Company so to do, either any receiver appointed hereunder, or the holders of not less than 25% in principal amount of the Bonds then outstanding, may make any payment (other than of the principal, premium, if any, interest and/or any sinking, improvement or purchase fund installment in respect of the Bonds) which the Company by any provision of this Indenture agrees to make or cause to be made, and the Company covenants and agrees that it will forthwith repay to such receiver or Bondholders all moneys which such receiver or Bondholders shall so pay, and will pay interest thereon from the date of such payment by such receiver or Bondholders until the repayment thereof at the rate of 6% per annum; and until so paid such advances shall be secured by a lien under this Indenture upon the trust estate, in preference to the Bonds and coupons. No such payment by any such receiver or by Bondholders shall be deemed to relieve the Company from the consequences of any default hereunder.

SECTION 12.16. Waiver of Stay or Extension Laws and Right of Redemption. In case one or more of the defaults enumerated in Section 12.01 shall exist, the Company agrees, to the extent it may lawfully do so, that it will not at any time insist upon, plead, or in any manner whatever claim, take or insist upon the benefit or advantage of any stay or extension law now or at any time hereafter in force, nor will it claim, take or insist upon any benefit or advantage of any law now or at any time hereafter in force, providing for the valuation or appraisement of the trust estate or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained or to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right under or conferred by any law now or at any time hereafter in force to redeem the property sold or any part thereof; and it hereby expressly waives, renounces and relinquishes all benefit and advantage of any and all such stay, extension, valuation, appraisement and redemption law or laws; and it hereby covenants that it will not hinder, delay or impede the execution of any power herein granted or delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

SECTION 12.17. Waiver of Service of Process and Consent to Certain Relief. In case one or more of the defaults enumerated in Section 12.01 shall exist, the Company, for itself, its successors and assigns, hereby expressly covenants to and with the Trustee that, at and immediately upon the commencement of any action, suit or other legal proceeding by the Trustee, pursuant to the provisions hereof, (1) to obtain possession of the trust estate, or any part thereof, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding, and consent to the entry of a judgment for the recovery and possession of the trust estate and every part thereof; (2) for the foreclosure of the lien of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the appointment of a receiver of the trust estate and the tolls, income and revenues thereof; and (3) to obtain judgment for the principal of, or interest on any of the Bonds or for both, or to obtain a judgment or decree of any other nature in aid of the enforcement of the Bonds or coupons or any of them, or of this Indenture, the Company, its successors and assigns, shall and will, severally, waiving the issuance and service of process, enter its or their voluntary appearance in such action, suit or proceeding and consent to the entry of a judgment for such principal and/or interest, and for the lawful costs and expenses and compensation of the Trustee and its agents and attorneys, as may be determined by the court wherein such judgment is sought, and for such other relief as the Trustee may be entitled to under the provisions hereof; provided, that nothing herein shall preclude the Company from making any bona fide defense to any such action or, in good faith, contesting the existence of a default or the amount claimed to be due.

SECTION 12.18. Personal Property Deemed Real Estate. The personal property and chattels hereby mortgaged, pledged and transferred, or intended so to be, whether now held or hereafter acquired, shall be deemed real estate for all the purposes of this Article Twelve and shall be held and taken to be fixtures and appurtenances of the Company’s real estate and, in case of a foreclosure sale of the property hereunder whether by legal process, judicial sale or under the powers hereof or otherwise, the same may be sold therewith and in the same manner and not separate therefrom, except as herein otherwise provided.

SECTION 12.19. Appointment of Receiver by Consent of Company When Not in Default. Upon application of the Trustee and with the consent of the Company, if none of the defaults enumerated in Section 12.01 shall exist, and without such consent if one or more of such defaults shall exist, a receiver may be appointed to take possession of, and to operate, maintain and manage the trust estate or any part thereof, and the Company shall transfer and deliver to such receiver, possession of the trust estate, wheresoever the same may be situated; but, notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to the possession and control of any cash and/or securities at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee. In every case, when a receiver of the whole or any part of the trust estate shall be appointed under this Section or otherwise, the net income and profits of the trust estate shall be paid over to, and shall be received by, the Trustee for the benefit of the holders of the Bonds.

SECTION 12.20. Rights of Bondholders to Require Action by Trustee. The holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall, if they so elect and manifest such election by an instrument or concurrent instruments in writing executed and delivered to the Trustee, have the right (1) in the event of default, to require the Trustee to proceed to enforce the lien of this Indenture, either by suit or suits at law or in equity for the enforcement of the payment of the Bonds then outstanding hereunder and for the foreclosure of this Indenture and for the sale of the trust estate under the judgment or decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) to direct and control the time, method and place of conducting any and all proceedings for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that nothing in this Indenture shall require the Trustee without its consent to enter into or take possession of any tangible part of the trust estate, or to transfer into its name any securities pledged hereunder, and that any such direction shall not be otherwise than in accordance with the provisions of law and this Indenture, and the Trustee shall not be responsible to anyone for any action taken or omitted by it in good faith pursuant to any such direction; and, provided further, that subject to the provisions of Section 15.02 and 15.03, the Trustee shall have the right to decline to follow any such direction if it shall be advised by counsel that the action or proceeding so directed may not be lawfully taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve it in personal liability or be unjustifiably prejudicial to the non-assenting Bondholders, or that it will not be sufficiently indemnified for any expenditures in such action or proceeding.

SECTION 12.21. Limitations on Bondholders’ Right to Sue. No holder of any Bond or coupon issued hereunder shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless

(1) such holder shall have previously given to the Trustee written notice of some existing default, as hereinbefore provided;

(2) the holders of not less than 25% in principal amount of the Bonds at the time outstanding shall, after the right to exercise such powers, or right of action, as the case may be, -hall have accrued, have requested the Trustee in writing to act;

(3) such holder or holders shall have offered to the Trustee security and indemnity satisfactory to it against- the costs, expenses and liabilities to be incurred therein or thereby, without negligence or bad faith; and

(4) the Trustee shall have refused or neglected to comply with such request for a period of 60 days.

Nothing in this Indenture shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on each of the Bonds to the respective holders thereof at the time and place in said Bonds and the appurtenant coupons expressed, or without the consent of any Bondholder shall impair the right of such holder, which is also absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Bond on or after the respective due dates thereof as therein expressed, or to institute suit for the enforcement of any such payment on or after such respective dates, except that no such holder shall have any right to institute such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture upon any property subject to such lien, and no Bondholder may, by virtue of this paragraph, institute any action for the foreclosure of this Indenture or to enforce any other right given by this Indenture to the Trustee for the protection of the holders of the Bonds and the Trustee.

SECTION 12.22. Waiver of Grace by Company. The Company, by a resolution of the Board filed with the Trustee, may waive any period of grace provided for in this Article.

SECTION 12.23. Waiver of Default by Bondholders. The holders of 66 2/3% or more in principal amount of the Bonds then outstanding (including, if more than one series of Bonds be at the time outstanding, not less than 66 2/3% in principal amount of the Bonds at the time outstanding of each such series) may, by written instrument or instruments, delivered to the Trustee and to the Company, waive any past default hereunder and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds and upon such waiver such default or event of default shall be deemed not to exist for any purpose of this Indenture; provided, however, that no such waiver shall (1) extend the maturity of any of the Bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, or alter the equal and proportionate security afforded by the lien of this Indenture for the Bonds issued hereunder, without the consent of the holders of all Bonds then outstanding.

SECTION 12.24. Delay or Omission in Exercise of Remedy Not Waiver of Default. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed as a waiver of such default or an acquiescence therein, nor shall any waiver of any default affect or impair the rights of the Trustee or of such holders in respect of any subsequent default on the part of the Company or impair any right resulting therefrom; and every right, power and remedy given by this Article to the Trustee or to the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders, respectively.

SECTION 12.25. Prior Status Restored on Abandonment of Action or Decision Adverse to Trustee. In case the Trustee shall have proceeded to enforce any right, power or remedy under this Indenture, by foreclosure or otherwise, and such proceedings shall have been discontinued or abandoned because of any waiver as in this Article provided or for any other reason, or shall have been determined adversely to the Trustee, then and in each and every such case the Company and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as though no such proceedings have been taken.

SECTION 12.26. Remedies Cumulative and Concurrent. Unless herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or the holders of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder or otherwise shall not prevent the concurrent employment of any other appropriate remedy or remedies.

SECTION 12.27. Trustee May Enforce Indenture Without Possession of Bonds. All rights of action under this Indenture may be enforced by the Trustee, to the extent permitted by the provisions hereof, without the possession of any of the Bonds or any of the coupons appertaining thereto or the production thereof on the trial or other proceedings relative thereto.

SECTION 12.28. Subordination of Coupons and Interest Claims After Extension, Separate Transfer, etc. No coupon appertaining to any Bond which in any way before, at or after maturity shall have been transferred or pledged separate and apart from the Bond to which it relates shall, unless accompanied by such Bond, be entitled in case of a default hereunder to any benefit of or from this Indenture, except after the prior payment in full of the principal of all Bonds issued hereunder and of all coupons not so transferred or pledged. No purchase or sale of coupons nor any advance or loan thereon by or on behalf of or at the request of or with the privity of the Company, and no redemption of coupons or any of them by any guarantor of the payment of same, shall be taken or shall operate as keeping such coupons alive or in force as a lien upon the trust estate or under this Indenture as against the holders of the Bonds or of the remaining coupons. In case the time for the payment of any coupon issued hereunder shall be extended or in case any such coupons shall be funded, whether or not such extension be by or with the consent of the Company, such coupons so extended or funded shall not be entitled in case of default hereunder to the lien, benefit or security of this Indenture, except after the prior payment in full of the principal of all Bonds then outstanding and of all coupons which shall not have been funded, or the time for the payment of which shall not have been extended; provided, however, that this Section shall not apply in any case where an extension shell be pursuant to a plan proposed by the Company to the holders of all of the Bonds then outstanding. The provisions of this Section shall apply with like force and effect to interest and claims for interest on registered Bonds without coupons.

SECTION 12.29. Provisions of Article Subject to All Applicable Laws. All of the rights, remedies and powers provided for in this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law in the premises, and all of the provisions of this Article are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary in order that they will not render this Indenture invalid or unenforceable in whole or in part or prevent the recording or filing thereof under the provisions of any applicable law.

SECTION 12.30 Venue of Action Against Company. The venue of any action, suit or proceeding against the Company by the Trustee or any Bondholder to enforce any right or remedy afforded by the Indenture or any of the Bonds or provided by any statute or rule of law in respect of the Indenture or Bonds shall be laid in a Superior Court of the State of Washington or, if such action or proceeding is one within the exclusive jurisdiction of a Federal court, in the United States District Court for the Western District of Washington.

ARTICLE THIRTEEN.

Evidence of Rights of Bondholders and Ownership of Bonds.

SECTION 13.01. Proof of Execution of Requests and Ownership of Bonds. Any request or other instrument which this Indenture may require or permit to be signed and executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by attorney appointed in writing. The signature to any such instrument and to the instrument appointing any such attorney shall be guaranteed by a bank or trust company located or having a correspondent in the City of Chicago, State of Illinois, or in the Borough of Manhattan, City and State of New York, or, if acceptable to the Trustee, by a firm having a membership upon the New York or American Stock Exchange, or the execution of such writing shall be acknowledged before a notary public or other officer in any jurisdiction who by the laws thereof has power to take acknowledgements or proof of deeds within such jurisdiction, or shall be supported by an affidavit of a witness to such execution.

In order to establish the fact of the holding by any person of Bonds not registered as to principal and the amounts and numbers of such Bonds and the date of his holding the same, such person shall exhibit such Bonds to the Trustee or shall deliver to the Trustee a certificate executed by any trust company, bank or banker satisfactory to the Trustee showing that at the date therein mentioned such person had on deposit with such trust company, bank or banker the Bonds described in such certificate and claimed to be the owner thereof or shall furnish such other evidence of the holding, amounts and numbers thereof as shall be satisfactory to the Trustee.

The ownership of registered Bonds and of coupon Bonds which shall at the time be registered as to principal shall be proved by the registry books as hereinbefore provided.

SECTION 13.02. Action of a Bondholder Binding on Successors. Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in pursuance of such request, consent or vote.

ARTICLE FOURTEEN.

Effect of Merger, Consolidation, etc.

SECTION 14.01. Merger, Consolidation, etc., Permitted – Assumption of Bonds and Indenture by Successor. Nothing in this Indenture or any of the Bonds contained shall prevent any merger or consolidation of the Company (either singly or with one or more other corporations) into or with, or any sale, conveyance, transfer or lease, subject to the lien of this Indenture, of all the trust estate as, or substantially as, an entirety to, any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees (1) that such consolidation, merger, sale, conveyance, transfer or lease shall be on such terms as in no respect to impair the lien and security of this Indenture on the trust estate or any of the rights or powers of the Trustee or of the Bondholders hereunder; (2) that any such lease shall contain a provision that, if any default described in Section 12.01 shall exist when such lease is made, or shall occur while it is in effect, such lease may be terminated at any time while such default exists, by the Trustee or by the purchaser at any sale hereunder of the property so leased, whether under the power of sale hereby conferred or under judicial proceedings; (3) that if the property of the corporation with which the Company is to be merged or consolidated, or to which it is to sell, or convey or transfer the trust estate, is subject to a lien or liens which after such consolidation, merger, sale, or conveyance or transfer would be prior to the lien of this Indenture upon such property, upon being subjected to the lien of this Indenture, such lien shall be deemed to be a prior lien within the meaning hereof, and such consolidation, merger, sale, or conveyance or transfer shall be deemed to be an acquisition of property subject to a prior lien; and (4) that in case the Company shall be merged or consolidated as aforesaid (either singly or with one or more other corporations) into or with any other corporation, or shall sell, convey or transfer as aforesaid to another corporation all the trust estate as, or substantially as, an entirety (but not in case of any lease) the corporation resulting from such merger or consolidation or into or with which the Company shall have been merged or consolidated or which shall have received a sale, conveyance or transfer as aforesaid (such corporation being sometimes herein called the “successor corporation”) shall, prior to or contemporaneously with such merger, consolidation, sale, conveyance or transfer, execute, and promptly cause to be recorded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the successor corporation shall assume and agree to pay duly and punctually the principal of and interest on the Bonds issued hereunder in accordance with the provisions of said Bonds and any coupons thereto appertaining and this Indenture, and, subject to the provisions of

Section 14.04, shall agree to perform and fulfill all the terms, covenants and conditions of this Indenture binding the Company in respect of the trust estate and shall represent and warrant that, when said terms, covenants and conditions so become binding upon it, there will not exist hereunder any default or any condition or event which, with the passage of time or notice or both, could become a default.

Notwithstanding the foregoing provisions of this Section 14.01 no such merger, consolidation or sale as aforesaid shall be effected unless (i) after giving effect thereto any prior lien indebtedness secured by such prior liens shall not exceed 60% of the cost of the property to the corporation subject to such prior lien subjected to the lien of the Indenture and (ii) the net earnings of the Company plus the net earnings from the property of such other corporation obligated for such prior lien indebtedness, subjected to the lien of the Indenture for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the effective date of such merger, consolidation or sale (computed as to net earnings available for interest from such property of such other corporation as nearly as may be in the manner set forth in Section 1.41 for a computation of net earnings available for interest of the Company but after deduction of actual charges or provision for depreciation) shall have been at least twice the aggregate of the annual interest charges upon all bonded debt, plus the prior lien indebtedness of the other corporation to be secured by such prior lien or liens to be outstanding immediately after the effective date of such merger, consolidation or sale as aforesaid. The Company will not permit any increase in the aggregate principal amount of the outstanding indebtedness secured by any prior lien.

SECTION 14.02. Substitution of Successor for Company. Upon the execution by any successor corporation of the supplemental indenture provided for in Section 14.01, such successor corporation shall thereupon succeed to the Company with the same effect as if it had been named herein as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and such supplemental indenture shall be construed as and shall constitute a novation releasing the Company, unless its identity is merged into or consolidated with that of the successor corporation, from all liabilities upon or with respect to any of the covenants or agreements in this Indenture contained, but not, however, from its liabilities otherwise on the Bonds and the coupons appertaining thereto at the time outstanding. Upon and after the execution of such supplemental indenture, the successor corporation may thereupon cause to be signed, issued and delivered in its own name any or all such Bonds; and upon the application of the successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed with respect to the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any of such Bonds which the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of said Bonds had been issued at the date of the execution hereof.

SECTION 14.03. Rights of Successor to Property of Company. In respect of property (including pledged securities) owned by the Company at the time of any consolidation, merger, sale, conveyance or transfer as provided in Section 14.01, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the successor corporation hereunder shall be the same as the rights and duties of the Company would have been had such consolidation, merger, sale, conveyance or transfer not taken place.

SECTION 14.04. Property of Successor or Other Merging Corporations at Time of Merger Not Subject to Indenture. In respect of property at the time of such consolidation, merger, sale, conveyance or transfer owned by the successor corporation, and/or owned by any other corporation or corporations merged or consolidated into or with, or the property of other corporations which is sold, conveyed or transferred to, such successor corporation, and/or of property thereafter acquired by the successor corporation except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Company, referred to in Section 14.03, neither this Indenture nor the supplemental indenture to be recorded as above provided in Section 14.01 shall become or be a lien upon any of such property except so much thereof as shall be subjected to the lien hereof by supplemental indenture, duly executed, subject, however, to the provisions of Section 14.01. Such supplemental indenture may, but need not necessarily, form one and the same instrument with the supplemental indenture provided for in said Section 14.01. Subject to the provisions of Section 14.01, nothing herein shall be construed to prevent such supplemental indenture, at the option of the Company or the successor corporation, from subjecting to the lien hereof all or any part of the property of such successor corporation then owned or thereafter acquired.

SECTION 14.05. Rights and Duties of Company Respecting. Property of Others Merged into Company. In case any other corporation or corporations shall be merged or consolidated into or with the Company under such circumstances that the corporate identity of the Company is not changed, the rights and duties of the Company, with respect to the property owned by such other corporation or corporations at the time of such merger or consolidation which is acquired by the Company by virtue of the merger or consolidation and charged to its fixed property accounts, shall be the same as if such property had been acquired by the Company by purchase and charged to-its fixed property accounts as of the date of such merger or consolidation.

SECTION 14.06. Exchange of Bonds for Bonds in New Name. The Company covenants that if Bonds at any time be issued in any new name the Company will provide for the stamping or for the exchange of any Bonds previously issued for Bonds of the same tenor and amounts issued in any such new name, at the option of the holders and without expense to them, and the Trustee shall also do such acts as may be necessary on its part to that end, including authentication of the Bonds so to be issued in exchange.

SECTION 14.07. Certificate and Opinion As to Compliance With this Article. In case of any such consolidation, merger, sale, conveyance, transfer or lease the Trustee shall be furnished with an officers’ certificate and an opinion of counsel that the applicable provisions of Sections 14.01 to 14.04, inclusive, or any of them, have been complied with and that any supplemental indenture made under any of said Sections of this Article complies with the conditions and provisions thereof.

SECTION 14.08. Segregation of Earnings of Trust Estate After Merger. In case of any merger, consolidation or sale pursuant to the provisions of this Article Fourteen, the Company or any successor corporation shall keep its accounts so that earnings of the trust estate may at all times be distinguished and all covenants contained herein affecting the trust estate shall be fully performed and to that end there shall be made appropriate allocations of earnings and expenses as between those applicable to the trust estate and those applicable to properties acquired which have not become part of the trust estate. The Trustee may accept statements of earnings to be furnished pursuant to the provisions of the Indenture so allocated and approved by an independent accountant of the Company or successor corporation.

SECTION 14.09. Authentication of Bonds or Other Action under Other Indenture Continuing after Merger. Notwithstanding anything to the contrary contained in this Article Fourteen, the Company or any successor corporation may cause bonds to be authenticated and delivered or other action to be taken (not inconsistent with the pro visions of this Indenture) under and subject to the provisions of any indenture securing bonds of any corporation which is a party to a merger, consolidation or sale as contemplated in this Article which shall remain in force and effect after such merger, consolidation or sale, so long as such bonds shall not constitute prior lien debt as defined in the Indenture.

SECTION 14.10. Surrender of Powers Under this Article. At any time prior to the exercise of any power by this Article reserved to the Company or to a successor corporation, the Company or such successor corporation may surrender any such reserved power by delivering to the Trustee an officers’ certificate setting forth the power surrendered and stating that the execution of such instrument was authorized by the vote of at least two-thirds of its entire Board of Directors passed at a meeting duly held; and thereupon the power so surrendered shall cease. Until so surrendered, the provisions of this Article shall continue to apply to any number of successive mergers, consolidations, sales, conveyances or transfers, the terms “the Company” referring in each such case to the corporation which immediately before such merger, consolidation, sale, conveyance or transfer was the owner of the trust estate.

ARTICLE FIFTEEN

Concerning the Trustee

SECTION 15.01. Qualifications of Trustee. The Trustee shall at all times be a bank or trust company having its principal office and place of business in the City of Chicago, Illinois, or in the Borough of Manhattan, City and State of New York, or in the City of Seattle, Washington, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and shall at all times be a corporation organized and doing business under the laws of the United States, or of the State in which it has its principal office and place of business, with a combined capital and surplus of at least $2,500,000 and authorized under such laws to exercise corporate trust power and subject to supervision or examination by Federal or State authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examing authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Company covenants that whenever necessary to avoid or fill a vacancy in the office of trustee, it will, in the manner provided in Section 15.17, appoint a trustee so that there shall at all times be a trustee eligible under this Section.

SECTION 15.02. Acceptance of Trust and Duties of Trustee. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of a default, and after the curing of all defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of the occurrence of a default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The provisions of this Section shall be applicable to any separate trustee or co-trustee which may hereafter be appointed pursuant to the provisions of Section 15.18 hereof.

SECTION 15.03. Extent of Liability of Trustee. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, or its own negligent failure to act, or its own willful misconduct, except that

(a) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee prior to default and after the curing of all defaults which may have occurred shall be determined solely by the express provisions of this Indenture;

(b) prior to the occurrence of a default hereunder and after the curing of all defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture;

(c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers thereof unless, it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time outstanding or their attorneys-in-fact duly authorized, determined as provided in Section 1.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

The provisions of this Section shall be applicable to any separate trustee or co-trustee which may hereafter be appointed pursuant to the provisions of Section 15.18 hereof.

SECTION 15.04. Trustee Makes No Representations. The recitals of fact contained herein and in the Bonds (other than the Trustee’s authentication certificate) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the trust estate or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds or coupon issued hereunder.

SECTION 15.05. Trustee Not Liable in Case of Entry Upon Trust Estate. Subject to the provisions of Sections 15.02 and 15.03, the Trustee shall not be personally liable in case of entry by it upon the trust estate for debts contracted or liability or damage incurred in the management or operation thereof.

SECTION 15.06. Trustee May Rely on Certificates, Opinions, etc. To the extent permitted by Sections 15.02 and 15.03, the Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, direction, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee shall not be required to give any notice of the occurrence of a default by the Company under Section 12.01 or to take any other action with respect to such default unless the Trustee knows of the occurrence thereof or in the exercise of reasonable care should know thereof.

The Trustee may consult with counsel and, subject to the provisions of Sections 15.02 and 15.03, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

SECTION 15.07. Trustee Not Responsible for Approval of Experts When Reasonable Care Exercised. The Trustee shall not be under any responsibility for the approval of any engineer, accountant, appraiser or other expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligations to exercise reasonable care with respect to the approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after default (which has not been cured) the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 15.02.

SECTION 15.08. Trustee May Own and Deal in Bonds and Transact with Company. The Trustee in its individual or any capacity other than as Trustee may buy, own, hold and sell any of the Bonds or coupons secured hereby or any other evidences of indebtedness or other securities whether heretofore or hereafter created or issued of the Company or any subsidiary or affiliate of the Company; and subject to the provisions of Sections 15.13 and 15.14 may engage or be interested in any financial or other transaction with the Company or any subsidiary or affiliate, including without limitation secured and unsecured loans to the Company or any subsidiary or affiliate; and may maintain any and all other general banking and business relations with the Company and any subsidiary or affiliate with like effect and in the same manner as if the Trustee were not a party to this Indenture; and no implied covenant shall be read into this Indenture against the Trustee in respect of any such matters.

SECTION 15.09. Trustee to Give Notice of Default to Bondholders. The Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in Subsection C of Section 11.04, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section being hereby defined to be any of the events specified in Clauses (a) to- (g), inclusive, of Section 12.01, not including any period of grace provided for in said Clauses and irrespective of the giving of the notice provided for in clauses (d) and (g) of said Section), but in the case of any default of the character specified in Clause (d) of Section 12.01 no such notice shall be given until at least 90 days after the occurrence thereof; provided, however, that except in the case of default in the payment of the principal of or interest on any of the Bonds, or in the payment of any sinking, improvement or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

Nothing herein contained shall require the Trustee to give any notice of any default which shall have been cured.

SECTION 15.10. Compensation of Trustee and Security Therefor. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest at the then current legal rate for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including all costs, charges and expenses of every kind incidental to any action at law or proceedings in equity to enforce the provisions of this Indenture or to foreclose the same, including attorneys and counsel fees, if placed in the hands of attorneys and counsel for collection, and further including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall be secured by a lien prior to that of the Bonds upon the trust estate, including all property or funds held or collected by the Trustee, as such, except funds held in trust for the benefit of the holders of particular Bonds and coupons.

The Trustee may file from time to time in any foreclosure, receivership, bankruptcy, insolvency, liquidation, reorganization, readjustment or other proceeding involving the Company, or any other obligor on the Bonds, its creditors or its property, one or more claims as a creditor for its reasonable compensation, expenses, liabilities and advances (including the reasonable compensation and expenses of its counsel and of all persons not regularly in its employ) made or incurred by it in the execution of the trusts created by this Indenture and in the exercise and performance of any of the powers and duties of the Trustee under this Indenture and for which the Company is liable under the provisions of this Indenture. Each holder of any Bond shall be deemed to have agreed that to the extent that an allowance out of the estate in any such proceedings with respect to such reasonable compensation, expenses, liabilities and advances may be denied to the Trustee or to its counsel or other agents for any reason, the court may nevertheless allow such claim in any such proceeding, and for the purposes of any plan of reorganization, readjustment, arrangement or composition or other like plan, may classify the Trustee as a secured creditor having priority over the class in which the holders of the Bonds are placed, and that the Trustee, also for the purposes of such claim, in priority to the holders of the Bonds,

(a) shall be entitled to receive and collect such claim out of all distributions of securities, dividends, cash or other disbursements which would otherwise be made to the holders of the Bonds in any such proceeding, and

(b) shall have a lien upon all securities, cash and other considerations to which the holders of the Bonds may become entitled pursuant to any such plan in any such proceeding;

and the court may determine the method and conditions under which any such distributions may be made and lien enforced.

SECTION 15.11. Officers’ Certificate as Evidence Prior to Default. Whenever in the administration of the trusts of this Indenture, prior to a default hereunder and after the curing of all defaults which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers’ certificate, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

SECTION 15.12. Trustee May Give Notices of Action to Be Taken. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

SECTION 15.13. Provisions Under Trust Indenture Act – Conflicting Interest, etc. None of the provisions of this Section 15.13 shall be or become operative for any purpose unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Section 15.13 shall become operative for all purposes.

A. If the Trustee has or acquires any conflicting interest, as defined by Subsection D of this Section, the Trustee shall within 90 days after ascertaining that it has such conflicting interest either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner herein provided in Section 15.17. Upon giving such notice of resignation, the resigning trustee shall give notice thereof in the manner provided in Section 2.07 by publication in each city in which the principal of any of the Bonds shall be payable. If the resigning trustee fails to first publish such notice within 10 days after giving written notice of resignation to the Company, the Company shall publish such notice.

B. In the event that the Trustee shall fail to comply with the provisions of the preceding Subsection A of this Section, the Trustee shall within 10 days after the expiration of such 90 days period transmit notice of such failure to the Bondholders, in the manner and to the extent provided in Subsection C of Section 11.04 with respect to reports pursuant to Subsection A of Section 11.04.

C. Subject to the provisions of Section 19.03, any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such Bondholder, to comply with the provisions of Subsection A of this Section.

D. The Trustee shall be deemed to have a conflicting interest if–

(1) such trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of an obligor upon the Bonds are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture; provided that there shall be excluded from the operation of this Clause any other indenture or indentures under which other securities, or certificates of interest, or participation in other securities of such an obligor are outstanding if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify such trustee from acting as such under one of such indentures;

(2) such trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for such an obligor;

(3) such trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an obligor upon the Bonds or an underwriter for such an obligor;

(4) such trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of an obligor upon the Bonds, or of an underwriter (other than such trustee itself) for such an obligor who is currently engaged in the business of underwriting except that (a) one individual may be a director and/or an executive officer of such trustee and a director and/or an executive officer of such obligor, but may not be at the same time an executive officer of both such trustee and such obligor; (b) if and so long as the number of directors of such trustee in office is more than nine, one additional individual may be a director and/or an executive officer of such trustee and a director of such obligor; and (c) such trustee may be designated by any such obligor or by any underwriter for any such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow or depositary or in any other similar capacity or, subject to the provisions of Clause (1) of this Subsection D, to act as trustee whether under an indenture or otherwise;

(5) 10% or more of the voting securities of such trustee is beneficially owned either by an obligor upon the Bonds or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of such trustee is beneficially owned either by an underwriter for any such obligor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) such trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (a) 5% or more of the voting securities or 10% or more of any other class of security of an obligor upon the Bonds, not including the Bonds issued under this Indenture and securities issued under any other indenture under which such trustee is also trustee, or (b) 10% or more of any class of security of an underwriter for an obligor upon the Bonds;

(7) such trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of such trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, an obligor upon the Bonds;

(8) such trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of such trustee, owns 50% or more of the voting securities of an obligor upon the Bonds; or

(9) such trustee owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities or of any class of security of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under Clause (6), (7) or (8) of this Subsection. As to any such securities of which such trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, such trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company or any other obligor upon the Bonds fails to make payment in full of principal or interest in respect of the Bonds when and as the same becomes due and payable, and such failure continues for 30 days thereafter, such trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30 day period and after such date, notwithstanding the foregoing provisions of this Clause, all such securities so held by such trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by such trustee for the purposes of Clauses (6) , (7) and (8) of this Subsection.

The specifications of percentages in Clauses (5) to (9) , inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of Clause (3) or (7) of this Subsection.

For the purposes of Clauses (6), (7), (8) and (9) of this Subsection only, (a) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (b) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

For the purposes of this Subsection

(1) the term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

(2) the term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated;

(3) the term “executive officer” shall mean the President, every Vice President, every Trust Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors; and

(4) the term “underwriter” when used with reference to an obligor upon the Bonds shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered for sale or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such terms shall not include a person whose interest was limited to a commission from an underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributor’s or seller’s commission.

E. The percentages of voting securities and other securities specified in Subsection D of this Section shall be calculated in accordance with the following provisions:

(1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this Subsection) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(3) The term “amount,” when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(4) The term “outstanding,” for the purpose of this Section, means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(a) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(b) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(c) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

(d) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an-issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided further, that in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

F. The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate trustee or co-trustee is appointed pursuant to Section 15.18, to any separate trustee or co-trustee, except that in case of the resignation of a separate trustee or co-trustee such resignation and the appointment of a successor shall (subject to the provisions of Subsection C of this Section) be governed by the provisions of Section 15.18.

SECTION 15.14. Provisions under Trust Indenture Act–Preferential Collections by Trustee as Creditor of Company. None of the provisions of this Section 15.14 shall be or become operative for any purpose unless and until this Indenture shall be qualified under the Trust Indenture Act of 1939. Upon such qualification, however, all provisions of this Section 15.14 shall become operative for all purposes.

A. Subject to the provision of Subsection B of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor upon the Bonds within four months prior to a default (as defined in the last paragraph of this Subsection), or subsequent to such a default, then, unless and until such default shall be cured, such trustee shall set apart and hold in a special account for the benefit of such trustee individually, the holders of the Bonds, and the holders of other indenture securities (as defined in the last paragraph of this Subsection)

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months’ period and valid as against such obligor and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Clause (2) of this Subsection or from the exercise of any right of set-off which such trustee could have exercised if a petition in bankruptcy had been filed by or against such obligor upon the date of such default; and

(2) all property received by such trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of such obligor and its other creditors in such property or such proceeds. Nothing herein contained, however, shall affect the right of the Trustee,

(a) to retain for its own account (i) payments made on account of any such claim by any person (other than such obligor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by such trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(b) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(c) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if such trustee shall sustain the burden of proving that at the time such property was so received such trustee had no reasonable cause to believe that a default as defined in the last paragraph of this Subsection would occur within four months; or

(d) to receive payment on any claim referred to in the foregoing subparagraph (b) or (c) against the release of any property held as security for such claim as provided in said subparagraph (b) or (c), as the case may be, to the extent of the fair value of such property.

For the purposes of subparagraphs (b), (c) and (d), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released and, to the extent that any claim referred to in any of such subparagraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of such trustee as such creditor, such claim shall have the same status as such preexisting claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between such trustee, the Bondholders and the holders of other indenture securities in such manner that such trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims:, figured before crediting to the claim of such trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of such trustee, the Bondholders and the holders of other indenture securities dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between such trustee, the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distribution to be made to such trustee, the Bondholders and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such trustee had continued as trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

As used in this Section, the term “default” shall mean any failure to make payment in full of the principal of or interest on the Bonds or the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” shall mean securities upon which an obligor upon the Bonds, of whom the Trustee is directly or indirectly a creditor, is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) which has been qualified under the provisions of the Trust Indenture Act of 1939, (b) under which such trustee is also trustee, (c) which contains provisions substantially similar to the provisions of this Subsection, and (d) under which a default exists at the time of the apportionment of the funds and property held in said special account.

B. There shall be excluded from the operation of Subsection A of this Section a creditor relationship arising from–

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; and for the purposes of this Clause the term “security” shall mean any note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, investment contract, certificate of deposit for a security or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, or guaranty of, any of the foregoing;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other liens or encumbrances, prior to the lien of this Indenture, on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the Bondholders as provided in Subsections A, B and C of Section 11.04 with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this Subsection;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of an obligor upon the Bonds; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this Subsection.

As used in this Section, the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by an obligor upon the Bonds for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with an obligor upon the Bonds arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include the Trustee, and any other separate trustee or co-trustee appointed pursuant to Section 15.18.

SECTION 15.15. Resignation of Trustee. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company, specifying the date upon which such resignation shill’ take effect, and thereafter publishing notice thereof in each city in which the principal of any of the Bonds shall be payable, such publication to be in the manner provided in Section 2.07, copies of which notice shall forthwith be mailed by it to registered holders of the Bonds. Such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner hereinafter provided in Section 15.17, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 15.13.

SECTION 15.16. Removal of Trustee. The Trustee may be removed at any time by the holders of a majority in principal amount of the Bonds then outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and to the Trustee.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 15.15 and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith (a) by the Company evidenced by an instrument signed in the name of the Company by its President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer and filed with the Trustee or (b) by the holders of a majority in principal amount of the Bonds then outstanding or by their attorneys-in-fact duly authorized, notification thereof being given to the Company and to the Trustee.

SECTION 15.17. Appointment of Successor Trustee. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in Subsection C of Section 15.13 in which event the vacancy shall be filled as provided in said Subsection (C) or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of trustee, and a successor may be appointed by the holders of a majority in principal amount of the Bonds then outstanding, or by their attorney-in-fact duly authorized, notification thereof being given to the Company and the retiring trustee as well as the new trustee; provided, nevertheless, that until a new trustee shall be appointed by the Bondholders as aforesaid, the Company, by instrument executed by order of its Board and duly signed by its President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the Bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 15.15 hereof. Any new Trustee appointed by the Company shall immediately and without further act, be superseded by a trustee appointed by the Bondholders as above provided, if such appointment by the Bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of trustee, the holder of any Bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

If the Trustee resigns because of a conflict of interest as provided in Subsection A of Section 15.13 and a successor has not been appointed by the Company or the Bondholders, or, if appointed, has not accepted the appointment within 30 days after the date of such resignation, the resigning trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

Any trustee appointed under the provision of this Section in succession to the Trustee shall be eligible under Section 15.01 hereof and qualified under Section 15.13 if said Section 15.13 be then in effect.

Any trustee which has resigned or been removed shall nevertheless retain the lien upon the trust estate, including all property or funds held or collected by the trustee as such, except funds held in trust for the benefit of particular Bonds or coupons, to secure the amounts due to such trustee as compensation, reimbursement, expenses and indemnity afforded to it by Section 15.10 and shall retain the further rights afforded to it by said Section.

SECTION 15.18. Appointment of Separate or Co-trustee. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the trust estate then subject, or to become subject, to this Indenture may be located, the Company and the Trustee shall have power to appoint and, upon request of the Trustee the Company shall for such purposes join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustee either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Harris Trust and Savings Bank, shall to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(1) The rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or trustees or co-trustee or co-trustees;

(2) The Bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all Bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by Harris Trust and Savings Bank or its successor in the trust hereunder;

(3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section; and

(4) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing by or on behalf of the holders of the Bonds delivered to Harris Trust and Savings Bank, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then separate trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to Harris Trust and Savings Bank shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such separate trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with Harris Trust and Savings Bank or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with Harris Trust and

Savings Bank or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute Harris Trust and Savings Bank, or its successor in the trust hereunder, his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law to do any and all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them shall die, become incapable of acting, resign or be removed, all the estate, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall he vested in and be exercised by Harris Trust and Savings Bank, or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

SECTION 15.19. Acceptance by Successor Trustee and Conveyance to it. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10% in principal amount of the Bonds then outstanding hereunder, execute and, upon receipt by it of all amounts owing to it hereunder, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the trust estate and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request and payment, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

SECTION 15.20. Effect of Merger, Consolidation, etc., of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 15.01 and qualified under Section 15.13, if said Section 15.13 be then in effect, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other party hereto, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as Trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee and in all such cases such certificates shall have the full force which it is anywhere in said Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

ARTICLE SIXTEEN

Defeasance and Payment.

SECTION 16.01. Discharge of Indenture. If the Company shall pay and discharge or provide for the payment and discharge of the entire indebtedness on all Bonds outstanding hereunder in any one or more of the following ways, to wit:

A. By paying or causing to be paid the principal of (and premium, if any) and interest on Bonds outstanding hereunder, as and when the same become due and payable;

B. By irrevocably depositing with the Trustee, in trust, at or at any time not more than two years prior to maturity thereof, cash sufficient to pay the principal of and interest to maturity on Bonds outstanding hereunder, together with a written irrevocable order of the Company, directing the Trustee forthwith (a) to give notice to the holders of all Bonds in the manner provided in Section 10.02 stating in substance (1) that such cash has been deposited with the Trustee and is available for immediate payment of principal and interest to maturity of the Bonds and (ii) the effect of such deposit under the provisions of this Section and Section 16.03, and (b) to pay such cash to the holders of the Bonds;

C. By irrevocably depositing with the Trustee, in trust, at any time not more than two years prior to the date fixed for- redemption, cash sufficient to redeem Bonds outstanding hereunder together with (i) proof satisfactory to the Trustee that notice of redemption of such Bonds has been duly given or waived, or (ii) a written irrevocable order of the Company, directing the Trustee to give such notice for and on behalf of the Company, or (iii) evidence satisfactory to the Trustee that such notice will be given or waived, and (iv) if the cash is deposited more than 90 days before the redemption date a written irrevocable order of the Company, directing the Trustee (a) to give a notice in the manner provided in Section 10.02, stating in substance that specified Bonds have been called for redemption, that cash has been deposited and is available for the immediate payment of principal, premium, if any, and interest to the redemption date, and the effect of such deposit under the provisions of this Section and Section 16.03, and (b) to pay such cash to the holders of such Bonds;

D. By delivering to the Trustee, for cancellation by it, Bonds outstanding hereunder, together with all unpaid coupons thereunto appertaining;

and shall also pay all other sums due and payable hereunder by the Company (except in respect of reimbursement, if any, of taxes, for which the holders of Bonds shall look only to the Company), then and in that case, upon the written request of the Company, all the trust estate shall revert to the Company and the entire estate, right, title and interest of the Trustee and of the holders of the Bonds and coupons in respect thereof other than the right to receive such sums so deposited in trust shall thereupon cease, determine and become void; and the Trustee in such case, upon the cancellation of all Bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon receipt of a written request of the Company, and an officers’ certificate and an opinion of counsel as to compliance with conditions precedent, and at the cost and expense of the Company, execute to the Company, or its order, proper instruments acknowledging satisfaction and discharge of this Indenture and surrender to the Company, or its order, all cash and deposited securities, if any, other than cash for the payment of the Bonds and coupons which shall then be held hereunder as a part of the trust estate.

In the absence of a request by the Company to have the trust estate revert to it or to have the lien of this Indenture cancelled and discharged, the fact that all indebtedness secured by this Indenture shall have been fully paid and satisfied shall not render this Indenture inoperative or prevent the Company from again and from time to time issuing Bonds hereunder pursuant to the terms and conditions hereof.

SECTION 16.02. Payment to Bearer or Registered Owner–Surrender of Bonds by Company. All sums which may become due and payable for principal of and premium, if any, on any Bond issued hereunder shall be paid to the bearer of such Bond, unless registered, and if registered, to the registered owner thereof or his assigns, but only upon surrender of such Bond, accompanied by all unmatured coupons, if any, thereunto belonging. The interest on registered Bonds, without coupons, shall be paid only to the registered owners thereof or registered assigns. The interest on coupon Bonds shall be paid only upon the surrender of the several coupons for such interest as they respectively mature.

SECTION 16.03. Termination of Lien and Interest by Deposit of Funds. When the Company shall have deposited at any time with the Trustee or any paying agent, as the case may be, irrevocably in trust for the purpose, or left with it if previously so deposited, funds sufficient to pay the principal of and premium, if any, on all or any part of the Bonds when the same become due, either at maturity or otherwise, or at the date fixed for the redemption thereof, together with all interest due thereon to the date of the maturity of such Bonds or to the date fixed for the redemption thereof, or to pay any coupons at the due date thereof, as the case may be, for the use and benefit of the holders thereof, (a) in the case of the deposit of funds to provide for the redemption of Bonds together with either (i) proof satisfactory to the Trustee that notice of redemption of such Bonds has been duly given or waived or (ii) a written instrument executed by the Company and irrevocably directing the Trustee to give such notice for and on behalf of the Company or (iii) evidence satisfactory to the Trustee that such notice will be given or waived, and (iv) in any event if the cash is deposited more than 90 days before the redemption date, an order of the Company as required by clause (iv) of Section 16.01C; (b) in the case of deposit of funds to pay the principal and interest of all Bonds at maturity, upon compliance with the provisions of Subsection 16.01B; then upon such deposit all such Bonds and appurtenant coupons shall cease to be entitled to any lien, benefit or security of this Indenture except the right to receive the funds so deposited, and such Bonds and/or coupons shall be deemed not to be outstanding hereunder; and from and after such due date, redemption date or maturity, interest on such Bonds shall cease to accrue.

SECTION 16.04. Repayment to Company of Unclaimed Moneys. Notwithstanding any provision of this Indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal of, or interest or premium (if any) on, any Bonds and remaining unclaimed for six years after the maturity of the Bonds or the coupons in respect of which such moneys were deposited (whether at their stated maturity or upon call for redemption or by declaration as provided in this Indenture) shall then be repaid to the Company upon its written request, and the holders of such Bonds and coupons shell thereafter be entitled to look only to the Company as unsecured creditors for payment thereof, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or paying agent, as the case may be, may first publish in each city in which the principal of any of the Bonds shall be payable notice of its intention to make such repayment, in such form as may be deemed appropriate by the Trustee or such paying agent, such publication to be in the manner provided in Section 2.07, except that only one such publication shall be required.

SECTION 16.05. Transfer of Funds by Paying Agent to Trustee or Company. For the purpose of obtaining the satisfaction and discharge of this Indenture the Company may require any paying agent to pay to the Trustee all moneys held by it and upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent for any series of Bonds shall, upon demand of the Company, be repaid to it. Upon any such payment such paying agent shall be released from all further liability with respect to such moneys.

ARTICLE SEVENTEEN.

Limitations of Liability.

SECTION 17.01. Non-liability of Stockholders, Officers, Directors, etc. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Bond or coupon issued hereunder or under or upon any indebtedness hereby secured or arising out of this Indenture shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever. It is expressly agreed and understood that this Indenture and the Bonds and coupons are solely corporate obligations and that no personal liability whatever does or shall attach to or be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the indebtedness represented by the Bonds or coupons, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or coupons, or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by statute or constitution, of every such incorporator, stockholder, officer or director, as such, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Bonds and coupons; provided, however, that nothing herein contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

ARTICLE EIGHTEEN.

Supplemental Indentures and Modifications of Indenture.

SECTION 18.01. Supplemental Indentures without Bondholders’ Consent. The Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in this Indenture contained, may, and when so required by this Indenture, shall, enter into such indentures supplemental hereto as may or shall by them be deemed necessary or desirable, which shall thereafter form a part hereof, for one or more of the following purposes:

(a) to mortgage, pledge, convey, transfer or assign to the Trustee, and to subject to the lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties hereafter acquired by the Company, whether through consolidation or merger or by purchase or otherwise, and to correct or amplify the description of any properties at any time subject to the lien of this Indenture;

(b) to add to the conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds or of any series of Bonds, as herein set forth, any other conditions, limitations and restrictions thereafter to be observed;

(c) to add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed by the Company although the freedom of action of the Company may be materially restricted thereby, or to add to the defaults specified in Section 12.01 other defaults or to surrender any right or power herein reserved to or conferred upon the Company;

(d) to provide for the creation of any Series of Bonds (other than Bonds of the 1977 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as hereinbefore provided or permitted;

(e) to provide the terms and conditions of the exchange at the option of the holders of Bonds of one series for Bonds of another or other series, or of the exchange at the option of the holders of Bonds of one denomination or kind for Bonds of another denomination or kind, of the same series;

(f) to provide that the principal of the Bonds of any series may be converted at the option of the holders into capital stock, bonds and/or other securities, and the terms and conditions of such conversion;

(g) to change, alter, modify, vary or eliminate any of the terms, provisions, restrictions or conditions of this Indenture; provided, however, that any such changes, alterations, modifications, variations or eliminations made in a supplemental indenture pursuant to this Clause which would adversely affect or diminish the rights of the holders of any Bonds then outstanding against the Company or its property shall be expressly stated in such supplemental indenture to become effective only when all the Bonds of any series established prior to the execution of any such supplemental indenture shall cease to be outstanding; provided, further, that such supplemental indenture shall be specifically referred to in the text of all Bonds of any series established after the execution of such supplemental indenture; provided, further, that the Trustee may, in its uncontrolled discretion, decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when the same shall become operative;

(h) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company in the Bonds and in this Indenture contained or to subject to the lien of this Indenture any properties owned by it; and

(i) to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Board of Directors of the Company and the Trustee may deem necessary or desirable and not inconsistent with this Indenture and which shall not adversely affect the interest of the holders of the Bonds and is acceptable to the Trustee.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 18.02.

SECTION 18.02. Modification of Indenture with Consent of Bondholders. With the consent of the holders of not less than sixty-six and two- thirds percentum (66 2/3%) in principal amount of the Bonds at the time outstanding or their attorney-in-fact duly authorized, including the consent of the holders of not less than sixty-six and two-thirds percentum (66 2/3%) in principal amount of the Bonds at the time outstanding of each series the rights of the holders of which are affected the Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the Bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the Bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, or alter the equal and proportionate security afforded by the lien of this Indenture for the Bonds issued hereunder, without the consent of the holders of all Bonds then outstanding, or (3) reduce the number or percentage of the principal amount of the Bonds the consent of the holders of which is required to approve any such supplemental indenture or to effectuate a waiver under Section 12.23, without the consent of the holders of all the Bonds then outstanding. The Trustee may in its discretion determine whether or not Bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to the provisions of Sections 15.02 and 15.03, the Trustee shall not be liable for any determination made in good faith in connection herewith.

Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 18.02, the Company shall comply with the provisions of Section 9.06 and shall publish a notice, setting forth in general terms the substance of such supplemental indenture, in each city in which the principal of any of the Bonds shall be payable, such publication to be in the manner provided in Section 2.07, except that only one such publication shall be required. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 18.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all holders of Bonds outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 18.04. Opinion of Counsel re Compliance with this Article. Subject to the provisions of Sections 15.02 and 15.03, the Trustee may receive an opinion of counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article complies with the requirements of this Article.

SECTION 18.05. Notation on Bonds Subsequent to Supplemental Indenture. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Company, authenticated by the Trustee and delivered without cost to the holders of Bonds then outstanding, upon surrender of such Bonds with all unmatured coupons and all matured coupons not fully paid, in equal aggregate principal amounts.

SECTION 18.06. Supplemental Indentures to Comply with Trust Indenture Act. Any supplemental indenture executed pursuant to the provisions of this Article shall contain provisions conforming to the Trust Indenture Act of 1939, as then in force; provided, however, that any such provisions may be stated to become operative only if and when this Indenture shall have been qualified under the Trust Indenture Act of 1939 and prior to such time to be of no force and effect.

ARTICLE NINETEEN.

Sundry Provisions.

SECTION 19.01. Successors and Assigns of Company and Trustee. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Company or the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 19.02. Parties in Interest. Nothing in his Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee and the holders of the Bonds and coupons issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds and coupons issued hereunder.

SECTION 19.03. Security for Costs-Allowance of Attorneys’ Fees. All parties to this Indenture agree, and each holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more-than 10% in principal amount of the Bonds outstanding, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective dates when the same shall have become due by redemption or otherwise.

SECTION 19.04. Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which would be required to be included herein by the Trust Indenture Act of 1939 if this Indenture were being qualified thereunder, such provision of this Indenture which would be required so to be included shall control; provided, however, that the foregoing provisions of this Section 19.04 shall become operative only if and when this Indenture shall have been qualified under the Trust Indenture Act of 1939 and prior to such time shall be of no force or effect.

SECTION 19.05. Reference to Trust Indenture Act–Applicable Date. Unless inconsistent with the context, whenever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as it was in force on the date of execution of this Indenture.

SECTION 19.06. Severability Clause. In case any one or more of the provisions contained in this Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

SECTION 19.07. Titles, etc., not Part of Indenture. The titles of Articles and Sections, the Table of Contents, Index of Defined Terms, and any wording on the cover of this Indenture are inserted for convenience only and are not a part hereof.

SECTION 19.08. Actual Dates of Execution of Indenture. Although this Indenture is dated for convenience and for the purpose of reference as of April 1, 1957, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

SECTION 19.09. Execution in Counterparts. In order to facilitate the recording or filing of this Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterpart shall together constitute but one and the same instrument.

ARTICLE TWENTY

Schedule of Mortgaged Properties

IN KING COUNTY, WASHINGTON

Lots One (1) and Two (2), Block (1), of Burke’s First Addition to the City of Seattle.

All of Blocks Five (5), Ten (10) and Eleven (11) and all of Block Three (3), Supplemental. Plat (excepting therefrom a strip across the north end taken by the City for the widening of Northlake Avenue), and all of Block Four (4) (excepting therefrom the right-of-way of Seattle Lake Shore and Eastern Railway, now known as the Northern Pacific Railway, and a strip across the north end taken by the City for the widening of Northlake Avenue), in Burke’s First Addition to the City of Seattle.

That portion of Block Two (2), Burke’s First Addition to the City of Seattle, lying northerly of Seattle Lake Shore and Eastern Railway, now known as the Northern Pacific Railway, right-of-way (excepting therefrom a strip across the north end taken by the City for the widening of Northlake Avenue) ; also that portion of Block Two (2) lying southerly of the said Northern Pacific Railway right-of-way and northerly from the following described line, to-wit: Beginning at a point on the southwesterly line of said Block Two (2), said point being twenty-five (25) feet from the intersection of the southwesterly line and the west line of said Block Two (2); thence easterly along the arc of a curve to the left having a uniform radius, to a point on the east line of Block Two (2), said point being sixty (60) feet north of the southeast corner of said Block Two (2), said curve also passing through a point on the west line of Lot Six (6), said point being distant fifty (50) feet north from the intersection of the southwesterly line and the west line of said Lot Six (6); also that portion of Blocks Six (6) and Nine (9), Burke’s First Addition to the City of Seattle lying easterly of a line one hundred and sixty (160) feet west of and parallel to the east line of said blocks; also that portion of Wallingford Avenue lying between the north line of the said Northern Pacific Railway right-of-way and the south line of Northlake Avenue; also that portion of Burke Avenue lying between the south line of Northlake Avenue and the south line of Blocks Nine (9) and Ten (10); also that portion of (old) Northlake Avenue lying between the south line of the said Northern Pacific Railway right-of-way and a line one hundred and sixty (160) feet west and parallel to the east line of Blocks Six (6) and Nine (9) and adjoining Blocks Four (4), Five (5), Six (6), Nine (9), Ten (10) and Eleven (11) ; also that portion of North 29th Street lying between the east line of Wallingford Avenue and the east line of Blocks Ten (10) and Eleven (11) ; all of said portions of said streets having been heretofore vacated by the City of Seattle.

All of Blocks Forty-two (42) and Forty-three (43) as shown on the official maps of Lake Union Shore Lands filed in the office of the Commissioner of Public Lands at Olympia, Washington, July 1, 1907; also that portion of Block Forty-four (44), Lake Union Shore Lands lying easterly of a line one hundred and sixty (160) feet westerly and parallel to the easterly line of said Block Forty-four (44) ; also that portion of Burke Avenue adjoining Blocks Forty-three (43) and Forty-four (44) ; also that portion of North 29th Street adjoining Blocks Forty-two (42) and Forty-three (43) ; all said portions of said streets having been heretofore vacated by the City of Seattle, subject to reservations of oils, gases and minerals in deeds of shorelands from the State of Washington.

Lots Three (3), Four (4), Five (5), Six (6), Nine (9) and Ten (10), in Block Seventy-five (75) ; and Lots Two (2); Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8), Nine (9), Ten (10) and Eleven (11), in Block Seventy-seven (77) ; of Lake Union Addition to the City of Seattle.

All Lot Six (6) and that portion of Lot Five (5), Block Six (6), Burke’s First Addition to the City of Seattle, according to plat recorded in Volume 1 of Plats, page 236, records of King County, lying west of the west line, produced south, of Lot Ten (10), Block Three

(3), in the Supplementary Plat of Block 3, in said Burke’s First Addition; also

That portion of Block Nine (9) in said Burke’s First Addition; and

That portion of Block Forty-four (44) in the Plat of the Lake Union Shore Lands described as follows, to-wit:

Beginning at a point on the northeasterly line of Lot Three (3), said Block 9, said point being distant 31.13 feet northwesterly from the northeast corner of said lot; thence northwesterly along the Northeasterly line of said block a distance of 118.87 feet to the northwest corner of said block; thence southwesterly along the northwesterly line of said Blocks 9 and 44 to the southwest corner of Lot One (1), said Block 44; thence southeasterly along the southwesterly line of Lots 1 and Two (2) said Block 44, to the southeast corner of said Lot 2; thence east along the south line of said Block 44, a distance of 110 feet; thence north a distance of 231.34 feet to the point of beginning; also

That portion of Northlake Place lying east of the ‘east line of Wallingford Avenue and west of the west line, produced south, of Lot Ten (10), Block Three (3), Supplementary Plat of Block Three (3), Burke’s First Addition to the City of Seattle.

All of Block Eighty-four (84) in D. T. Denny’s Home Addition to the City of Seattle, including the alley running through said block, heretofore vacated by the City of Seattle.

Lots Nine (9), Ten (10), Eleven (11) and Twelve (12), Block Ninety-two (92), of D. T. Denny’s First Addition to the City of Seattle.

A tract of land in the Northwest Quarter of the Northwest Quarter (NW  1/4 of NW  1/4) of Section Twenty-eight (28), Township Twenty four (24) North, Range Four (4), East of the Willamette Meridian, described as follows, to-wit: Beginning at the intersection of the east line of L. M. Collins Donation Claim Number Forty-six, (46) in Section

Twenty-eight (28), Township Twenty-four (24) North, Range Four (4), East of the Willamette Meridian and the northwest corner of S. A. Maple Donation Claim; thence north along the east line of L. M. Collins Donation Claim Number Forty-six (46) six hundred twenty-one and thirteen hundredths (621.13) feet; thence west seven hundred fifty-one and twenty-four hundredths (751.24) feet to the Northeasterly margin of the Oregon and Washington Railway right-of-way; thence southeasterly along the said right-of-way six hundred ninety-five and forty-six hundredths (695.46) feet; thence north 51 deg. 10’ east 29 feet; thence south 39 deg. 4’ 30” east one hundred eighty-eight and twenty-four hundredths (188.24) feet; thence north 50 deg. 55’ 30” east one hundred sixty-two and seventy-four hundredths (162.74) feet; thence south 39 deg. 4’ 30” east seventy-two and sixty hundredths (72.60) feet to point of beginning. Said tract (less portion deeded to City for Ridgeway Avenue, now Swift Avenue) containing six and sixty-one hundredths (6.61) acres, more or less.

Westerly one-half ( 1/2) of Lot Three (3), Block Seventy-one (71), Denny and Hoyt’s Addition to the City of Seattle, excepting Canal right-of-way.

Lot 11 of Plat No. 2 of Renton Co-operative Coal Company Acre Tracts, as per plat recorded in Volume 9 of Plats on page 27, records of King County; less a portion of said lot described as follows: Beginning at the southeast corner of said Lot 11; thence north along the east line of said lot a distance of 75 feet; thence west a distance of 144 feet; thence south to the south line of said lot; thence east along said south line to the point of beginning.

Tract 10, Plat No. 2 of Renton Co-operative Coal Company’s Acre Tracts, according to plat recorded in Volume 9 of plats, Page 27, in King County, Washington. Subject to: Exceptions, reservations and conditions contained in deed dated May 16, 1904, executed by The Seattle Electric Company, to Daniel Parks, recorded May 18, 1904, in volume 391 of deeds, page 107, under auditor’s file No. 297925.

Beginning at a point 1210.5 feet east and 15 feet south of the center of Section 21, Township 24 North, Range 6 East Willamette Meridian, said point being on the south right-of-way line of S.E. 56th Street; thence, south a distance of 208 feet; thence, west a distance of 104 feet; thence, north to the said south right-of-way line of S.E. 56th Street; thence, east along said south right-of-way line to the point of beginning.

IN PIERCE COUNTY, WASHINGTON

Beginning at the intersection of the North line of the Northern Pacific Railway Company’s Right-of-Way and the West line of River Street in Lot 4 of Section 3, Township 20 North Range 3 East of the Willamette Meridian running thence Northeasterly 19 degrees 20 minutes 45 seconds East along the West line of said River Street 387.6 feet to a point; thence Northwesterly 50 degrees 22 minutes 15 seconds West 1369.4 feet to a point; thence South 8 degrees 45 minutes 30 seconds East 805.82 feet to a point; thence South 61 degrees 09 minutes 10 seconds East along the Northerly line of said Northern Pacific Railway Company’s right-of-way 917.4 ft. to a point of beginning, being a part of Lots 3 and 4 of Section 3 aforesaid.

Beginning at a point formed by the intersection of the Northerly line of South Tenth Street and the Westerly line of “A” Street, as known and designated on a certain map entitled “Map of New Tacoma, Washington Territory” which map was filed for record in the office of the Auditor of said Pierce County, February 3rd, 1875; and running thence Northerly, along the Westerly line of said “A” Street, 125 feet, more or less, to the Southerly line of Lot 7, in Block 902, as known and designated on said Map; thence Westerly along the Southerly line of said Lot 7, 40.51 feet; thence Southerly and parallel with the Westerly line of said “A” Street, 125 feet, more or less, to the Northerly line of said South Tenth Street, and thence Easterly, along the Northerly line of said South Tenth Street, 40.51 feet, more or less, to the place of beginning; and also, a right-of-way in, over and along the following described land situate in said City of Tacoma, to-wit:

Beginning at a point on the Westerly line of said “A” Street formed by the intersection of said Westerly line of said “A” Street with the Southerly line of Said Lot 7, in said Block 902, thence Westerly, along the Southerly line of said Lot 7, 120 feet, more or less, to the Easterly line of the alley between said “A” Street and Pacific Avenue; thence Southerly, along the Easterly line of said Alley, 10 feet, thence Easterly, and parallel with the Southerly line of said Lot 7, 120 feet, more or less to the Westerly line of said “A” Street, and thence Northerly, along the Westerly line of said “A” Street, 10 feet, more or less, to the place of beginning.

Except the right-of-way over the Northern ten (10) feet thereof.

The Southerly one-half of Lot eight (8) and all of Lots nine (9), ten (10), eleven (11) and twelve (12) in Block twenty-one hundred and one (2101) ; situated in the Nicholas Delin Donation Land Claim in Sections 4 & 9, Township 20 North, Range 3 East of the W. M.

Beginning at the intersection of the Westerly line of Jefferson Avenue, in the City of Tacoma, County of Pierce and State of Washington, with the north line of Caughran’s Addition to Tacoma, W.T., as per map thereof recorded in Volume 1 of Plats, page 104; thence running Northerly along the Westerly line of Jefferson Avenue, 60 feet, more or less, to the north line of Lot 15 in Block 1, in Byrd’s Addition to the City of Tacoma, as per plat thereof recorded in Volume 1 of Plats, at page 21; thence west along the north line of Lots 15 and 18 in said Block 1 to the Easterly line of Fawcett Avenue; thence Southerly along the Easterly line of Fawcett Avenue to the north line of said Caughran’s Addition; thence east along the north line of Caughran’s Addition to the point of beginning.

That portion of Lot 1 of WHITE RIVER GARDEN TRACTS as per map thereof recorded in Book 7 of Plats, at page 100, records of Pierce County Auditor, lying between the east line of the Northern Pacific Railway Company’s right-of-way and of the west line of the Sumner-Dieringer County Road (also known as Primary State Highway No. 5);

Except the west 100 feet thereof as measured at right angles to the east line of said Northern Pacific Railway Company’s right of way; also

Except a portion thereof described as follows:

Beginning at the point of intersection of the north line of said lot with the west right-of-way line of the Sumner-Dieringer County Road; thence west along said north line a distance of 75 feet; thence south to the south line of said lot; thence east along said south line to the said west right-of-way line of the Sumner-Dieringer County Road; thence along said west right-of-way line to the point of beginning.

That portion of the North 357 feet of Government Lot 3 in Section 7, Township 20 North, Range 5 East Willamette-Meridian, lying between the East line of the 100 foot strip of land conveyed to the Pacific Coast Power Company under Auditor’s Fee No. 342029, records of Pierce County, Washington, and West of the Sumner-Dieringer County Road otherwise known as Primary State Highway No. 5.

Except Leadman Crawford County Road.

That portion of lots 1 to 5 inclusive, block 48, lying North of right-of-way for Manitou Custer Road, Flett’s Addition to the City of Tacoma.

IN SNOHOMISH COUNTY, WASHINGTON

The real estate described as Lots 22, 23, 24, 25, 26, 27, 28 and 29 in Block A, and all of Block B in Rucker’s Second Plat to Everett Snohomish County, Washington according to the record of said Plat in the office of the County Auditor of said county, excepting a strip of land 9.7 ft. wide at the west end and 35.9 ft. wide at the east end, 201 ft. long containing 4,560 square feet as shown upon map of located line of the Chicago Milwaukee and Puget Sound Railway Company on file in the office of the Chief Engineer of said Railway Company.

All those portions of Lots 15, 16, 17, 18, 19, 20 and 21 of Block A of Rucker’s Second Addition to the city of Everett, Washington, lying wly of a line drawn parallel to and distant 15 ft. wly measured at right angles from the center line of the main track of the railway of said Chicago Milwaukee and Puget Sound Railway Company as the same is now located surveyed and staked out upon the ground said line so drawn parallel and distant 15 ft. wly from said center line being the wly boundary of right-of-way of the Railway Company, said right-of-way strip being more particularly described as follows, to-wit:

Beginning at the SE corner of Lot 15, Block “A” of Rucker’s Second Addition to Everett; thence N 29° 49’ W a distance of 9.8 ft. to the W line of the Chicago Milwaukee and Puget Sound Railway right-of-way thence N 60° 11’ E along the W line of said right-of-way a distance of 101.5 ft. to the beginning of a Talbot spiral curve to the left, thence following said spiral curve a distance of 74.5 ft. to the N line of Lot 21 at which point the radial point of said spiral bears N 30° 50’ W 1503.2 ft. thence S 29° 49’ E along the N line of said Lot 21 a distance of 9.7 ft. to the NE corner of said lot thence S 60° 11’ along the east line of said Block “A” 175 ft. to the true place of beginning said strip containing .039 acres more or less the remaining acreage in said lots 15 to 21 inclusive being the portion of said lots hereby described containing .569 acres.

Lots 1 and 2 in Block 2, Alderwood Manor, as per plat recorded in Volume 9 of Plats on page 71, records of Snohomish County; less a tract described as follows: Beginning at a point 104 feet Pest of the Northwest corner of said Lot 1, said point being on the North line of said lot; thence South a distance of 208 feet; thence East a distance of 104 feet; thence North to the North line of said lot; thence West along said North lot line to the point of beginning; situate in the County of Snohomish, State of Washington, subject to a contract for a pipe line right of way granted to Pacific Northwest Pipeline Company, dated August 9, 1956.

IN THURSTON COUNTY, WASHINGTON

Lots 1 and 4 in Block 2 all in the town (now city) of Olympia, (Sylvester’s Plat).

The north 346 feet of the west 384.465 feet of the northwest quarter of the northwest quarter of Section 31, Township 18 North, Range 1 West, W. M.; EXCEPTING therefrom the west 30 feet for county road known as Boulevard Road.

IN LEWIS COUNTY, WASHINGTON

That portion of the northwest quarter of the northwest quarter Section 29, Township 14, Range 2, W. W. M., described as follows:

Beginning at the quarter section corner common to Sections 29 and 30 in said township and range; thence north along said section line 1636.3 feet to the intersection with the Easterly line of the Northern Pacific Railway Company right-of-way, thence north 16° east along said Easterly line 533.48 feet to the true point of beginning of this description; thence continuing north 16° east along the said right-of-way line 320 feet; thence east 105 feet; thence south 16° west 120 feet; thence east 30 feet; thence south 90° west 191.4 feet to a point 160 feet east of the true point of beginning; thence east 189.2 feet to a point 349.2 feet, east of the point of beginning; thence south 225.4 feet more or less to the Northerly line of National Avenue; thence southwest along the said Northerly line of National Avenue 14.1 feet to its intersection with a north and south line which north and south line is parallel with and 12 feet distant Westerly from the north and south line measuring 225.4 feet more or less referred to; thence north 221.2 feet more or less to a point 12 feet south and 12 feet west of the point or monument 349.2 feet east of the point of beginning; thence west 163.4 feet more or less to the Westerly line of the 20 foot spur, track right-of-way of the Northern Pacific Railway Company; thence Southwesterly along the said Westerly line 355.9 feet more or less to its intersection with the Northern Pacific Railway right-of-way at a point which is 1871.1 feet north and 67.3 feet east of said quarter section corner common to Sections 29 and 30; thence north 16° east 289.2 feet more or less to the true point of beginning, subject to a reservation of a right of way for a side track across the Southeast corner in the deed from C. L. Brown et ux dated November 15, 1928.

Also beginning at the quarter section corner common to Sections 29 and 30, Township 14, Range 2, West W. M., thence North along said section line, 1636.3 feet to the intersection with the Easterly line of the Northern Pacific Railway Company right-of -way; thence North 16° East along said Easterly line, 533.48 feet; thence East 349.2 feet to the Northeast corner of the Chehalis Brick & Tile property and the true point of beginning of this description; thence South 14° 55’ East, 97.08 feet; thence South 2° 23’ East, 120.6 feet, more or less, to the Northerly line of National Avenue; thence Southwesterly along said Northerly line to a point due South of the true point of beginning; thence North 217.46 feet to the true point of beginning subject to an oil and gas lease to The Texas Company dated May 28, 1946.

A part of the S.E. 1/4 of the N.E. 1/4 of Section 36, Township 14 N., Range 2 W. W.M. described as follows: Beginning at the S.E. corner of the N.E. 1/4 of the N.E. 1/4, said point being in the center line of an east-west black-topped road; thence south a distance of 27 feet to a point in the south right-of-way line of said east-west road; thence along said right-of-way line a distance of 178 feet to the true point of beginning; thence south 207 feet; thence west 104 feet; thence north 207 feet to a point in said south right-of-way line; thence east 104 feet along said right-of-way line to the true point of beginning, containing 0.49 acres more or less, subject to reservations of mineral rights contained in deeds in the chain of title.

IN WITNESS WHEREOF, Washington Natural Gas Company has caused this Indenture to be signed in its corporate name and behalf by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and Harris Trust and Savings Bank has caused this Indenture to be signed in its corporate name and behalf by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary on the dates of their respective acknowledgements, but effective as of the day and year first above written.

WASHINGTON NATURAL GAS COMPANY

By	/s/ CHAS. M. STURKEY
President

Corporate Seal

Attest:

/s/ ALMON RAY SMITH
Secretary
Signed, Sealed and Delivered on behalf of Washington Natural Gas Company, in the presence of:

MARGARET M. LUNDY

ROBERTA R. YASKUS

HARRIS TRUST AND SAVINGS BANK
as Trustee

By	/s/ F. O. MANN
Vice President

Corporate Seal
Attest:
/s/ G. N. ASKEW
Assistant Secretary
Signed, Sealed and Delivered on behalf of Harris Trust and Savings Bank, in the presence of:
J. L. SPRENG
C. T. GIBILTERRA

U. S. Revenue stamps in the sum required by law affixed to counterpart No. 1 and cancelled.

STATE OF WASHINGTON	)	ss:
COUNTY OF KING	)

CHAS. M. STURKEY and ALMON RAY SMITH, each being first duly sworn, on oath dispose and say:

That they are, respectively, the President and Secretary of Washington Natural Gas Company, the mortgagor in the foregoing mortgage, and that said mortgage is made in good faith and without any design to hinder, delay or defraud creditors.

CHAS. M. STURKEY

ALMON RAY SMITH

SUBSCRIBED and SWORN to before me this 8th day of April, 1957.

/s/ M. W. GIBSON
Notarial Seal	Notary Public in and for the
State of Washington:
Residing at Seattle.

STATE OF WASHINGTON	)	ss:
COUNTY OF KING	)

On this 8th day of April, A:D., 1957, before me personally appeared CHAS. M: STURKEY, to me known to be the President, and ALMON RAY SMITH, to me known to be the Secretary, of WASHINGTON NATURAL GAS COMPANY, the corporation that executed the within and foregoing instrument, and severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ M. W. GIBSON
Notarial Seal	Notary Public in and for the
State of Washington:
Residing at Seattle.

STATE OF WASHINGTON	)	ss:
COUNTY OF COOK	)

On this 9th day of April, A.D, 1957, before me personally appeared F. O. MANN, to me known to be the Vice President, and G. N. ASKEW, to me known to be the Assistant Secretary, of HARRIS TRUST and SAVINGS BANK, the corporation that executed the within and foregoing instrument, and severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ J.R. ROY
Notarial Seal	Notary Public, Cook County, Ill.
My commission expires December 13, 1958

RECORDING DATA

Recorded in King County April 10, 1957 under Auditor’s Receiving Number 1789170, and in Volume 3657 of Mortgages, page 517, and filed the same day as a Chattel Mortgage under Auditor’s Receiving Number 3387267.

Recorded in Pierce County April 11, 1957 under Auditor’s Receiving Number 1784375 in Volume 847 of Mortgages, page 1, and filed the same day as a Chattel Mortgage under Auditor’s Receiving Number 673916.

Recorded in Snohomish County April 11, 1957 under Auditor’s File Number 1232246 in Volume 482 of Mortgages, page 55, and filed the same day as a Chattel Mortgage under File Number 1232248.

Recorded in Thurston County April 11, 1957 under Instrument Number 583021 in Volume 173 of Mortgages, page 251, and filed the same day as a Chattel Mortgage under Instrument Number 583020.

Recorded in Lewis County April 11, 1957 under Auditor’s Fee Number 572613 in Volume 299 of Mortgages, page 251, and filed the same day as a Chattel Mortgage under Auditor’s Fee Number 572615.

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